Exhibit 4.1

EXECUTION VERSION

IHOP FRANCHISING, LLC,
as Issuer

and

IHOP IP, LLC,
as Co-Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

BASE INDENTURE

Dated as of March 16, 2007

Asset Backed Notes
(Issuable in Series)

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions
Section 1.2	Rules of Construction

ARTICLE II

THE NOTES

Section 2.1	Forms Generally
Section 2.2	Forms of Notes and Certificate of Authentication
Section 2.3	Authorized Amount; Issuable in Series
Section 2.4	Execution, Authentication, Delivery and Dating
Section 2.5	Registration, Registration of Transfer and Exchange
Section 2.6	Mutilated, Defaced, Destroyed, Lost or Stolen Note
Section 2.7	Payment of Principal and Interest and Other Amounts; Rights Preserved
Section 2.8	Persons Deemed Owners
Section 2.9	Cancellation
Section 2.10	Global Notes; Temporary Notes
Section 2.11	No Gross Up
Section 2.12	Tax Confidentiality Waiver
Section 2.13	Actions under an Insurance Policy
Section 2.14	Subrogation Rights of Insurers; Payment of Reimbursements
Section 2.15	Additional Covenant of the Insurers
Section 2.16	Applicability of Sections 2.13, 2.14 and 2.15
Section 2.17	Escheat

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1	General Provisions
Section 3.2	Security for Notes
Section 3.3	Issuance of New Notes

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1	Satisfaction and Discharge of Indenture

i

Section 4.2	Application of Trust Money
Section 4.3	Reinstatement

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

Section 5.1	Events of Default
Section 5.2	Acceleration of Maturity; Rescission and Annulment
Section 5.3	Enforcement
Section 5.4	Application of Monies Collected by Indenture Trustee
Section 5.5	Waiver of Appraisement, Valuation, Stay and Right to Marshaling
Section 5.6	Remedies Cumulative; Delay or Omission Not a Waiver
Section 5.7	Control of Notes

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1	Certain Duties and Responsibilities
Section 6.2	Notice of Default
Section 6.3	Certain Rights of Indenture Trustee
Section 6.4	May Hold Notes
Section 6.5	Money Held in Trust
Section 6.6	Compensation and Reimbursement
Section 6.7	Corporate Indenture Trustee Required; Eligibility
Section 6.8	Resignation and Removal; Appointment of Successor
Section 6.9	Acceptance of Appointment by Successor
Section 6.10	Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee
Section 6.11	Co-Indenture Trustees and Separate Indenture Trustee
Section 6.12	Fiduciary for Holders Only; Agent for Other Secured Parties
Section 6.13	Withholding
Section 6.14	Authenticating Agents

ARTICLE VII

REPRESENTATIONS AND COVENANTS

Section 7.1	Payment of Principal and Interest
Section 7.2	Maintenance of Office or Agency
Section 7.3	Money for Security Payments to Be Held in Trust
Section 7.4	Existence of the Co-Issuers; Independent Managers; Existence of IHOP Inc
Section 7.5	Protection of Collateral; Performance of Obligations
Section 7.6	Opinions as to Collateral
Section 7.7	Performance of Obligations

Section 7.8	Negative Covenants
Section 7.9	No Other Business
Section 7.10	Calculation Agent
Section 7.11	Indebtedness
Section 7.12	Representations and Warranties
Section 7.13	Affirmative Covenants
Section 7.14	Further Assurances
Section 7.15	Financial Covenants
Section 7.16	Security Interest Representations, Warranties and Covenants of the Co-Issuers

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1	Supplemental Indentures without Consent of Noteholders
Section 8.2	Consents to Supplemental Indentures
Section 8.3	Execution of Supplemental Indentures
Section 8.4	Effect of Supplemental Indentures
Section 8.5	Reference in Notes to Supplemental Indenture

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1	Mandatory Redemption
Section 9.2	Optional Redemption by Co-Issuers; Conditions Precedent to Optional Redemption; Election to Redeem
Section 9.3	Notice to Indenture Trustee and Affected Insurers of Optional Redemption
Section 9.4	Notice of Optional Redemption or Maturity by the Co-Issuers
Section 9.5	Notes Payable on Optional Redemption Date

ARTICLE X

COLLECTIONS AND ALLOCATION OF FUNDS AND MAINTENANCE OF ACCOUNTS

Section 10.1	Segregation of Money; Investments
Section 10.2	Lock-Box Account, Collections Account, Lease and Reimbursement Payment Account, Franchisee Insurance Proceeds Account, Advertising Funds Account and Residual Account
Section 10.3	Principal Payment Accounts
Section 10.4	Expense Payment Accounts
Section 10.5	Interest Payment Accounts
Section 10.6	Fee Payment Accounts
Section 10.7	Interest Reserve Accounts
Section 10.8	Trigger Reserve Accounts
Section 10.9	Disbursement of Funds from Collections Account

Section 10.10	Notices to Insurers and the Rating Agencies

ARTICLE XI

APPLICATION OF FUNDS

Section 11.1	Application of Funds

ARTICLE XII

REPORTS

Section 12.1	Reports and Instructions to Indenture Trustee
Section 12.2	Annual Noteholders’ Tax Statement
Section 12.3	Rule 144A Information
Section 12.4	Reports, Financial Statements and Other Information to Noteholders
Section 12.5	Servicer
Section 12.6	Standard of Conduct
Section 12.7	Right to List of Holders

ARTICLE XIII

HEDGE AGREEMENTS

Section 13.1	Hedge Agreements
Section 13.2	Terms of Hedge Agreements Contained in Series Supplement
Section 13.3	Hedge Counterparties

ARTICLE XIV

RELEASE OF EXCLUDED ASSETS FROM TRUST ESTATE

Section 14.1	Release of Excluded Assets from the Trust Estate
Section 14.2	Delivery of Documents by Indenture Trustee

ARTICLE XV

MISCELLANEOUS

Section 15.1	Form of Documents Delivered to Indenture Trustee
Section 15.2	Acts of Holders
Section 15.3	Notices, etc.
Section 15.4	Notices to Holders; Waiver
Section 15.5	Effect of Headings and Table of Contents
Section 15.6	Successors and Assigns
Section 15.7	No Bankruptcy Petition Against the Securitization Entities
Section 15.8	Confidential Information
Section 15.9	Separability

Section 15.10	Benefits of Indenture
Section 15.11	Legal Holidays
Section 15.12	Governing Law
Section 15.13	Submission to Jurisdiction
Section 15.14	Counterparts

Appendix A	Definitions

Schedule 1	List of Subsidiaries of the Issuer
Schedule 2	List of Eligible Investments
Schedule 3	List of Existing Non-Assignable Third Party Intellectual Property
Schedule 3(a)	[RESERVED]
Schedule 3(b)	[RESERVED]
Schedule 4	[RESERVED]
Schedule 5	List of Proprietary Products
Schedule 7.9	Competitive Business
Schedule 7.12(g)	Liens other than Permitted Liens (Collateral)
Schedule 7.12(u)	Materially Adverse Proceedings
Schedule 7.16	Liens (Issuer/Co-Issuer Assets)
Exhibit A	Form of Regulation S to Rule 144A Global Note Transfer Certificate
Exhibit B	Form of Rule 144A to Regulation S Global Note Transfer Certificate
Exhibit C	Form of Definitive Note to Regulation S Global Note Transfer Certificate
Exhibit D	Form of Transfer Certificate for Transfer of Definitive Notes
Exhibit E	Form of Transfer Certificate of Transfer of Global Notes to Beneficial Holders
Exhibit F	Form of Revocable Standing Instruction
Exhibit G	[RESERVED]
Exhibit H	[RESERVED]
Exhibit I	[RESERVED]
Exhibit J	Form of Weekly Servicer’s Report
Exhibit K	Form of Monthly Servicer’s Certificate
Exhibit L	Form of Monthly Servicer’s Report
Exhibit M	Form of Monthly Noteholders’ Statement
Exhibit N	[RESERVED]
Exhibit O	[RESERVED]
Exhibit P	[RESERVED]
Exhibit Q	Form of Lien Filing Instrument (Intellectual Property)

v

BASE INDENTURE, dated as of March 16, 2007, among IHOP FRANCHISING, LLC, a Delaware limited liability company (the “Issuer”), IHOP IP, LLC, a Delaware limited liability company (“Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (herein, together with its permitted successors in the trusts hereunder, called the “Indenture Trustee”).

PRELIMINARY STATEMENT

Each of the Co-Issuers is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture.  All covenants and agreements made by the Co-Issuers herein are for the benefit of each Holder of the Notes, the Indenture Trustee, each Hedge Counterparty, each Insurer, each Note Owner and each Noteholder, as applicable.  The Indenture Trustee (for the benefit of each Note Owner and each Noteholder), each Hedge Counterparty and each Insurer is referred to herein as a “Secured Party” and collectively are referred to herein as the “Secured Parties”.  Each of the Co-Issuers is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby.

All things necessary to make this Indenture a valid agreement of each of the Co-Issuers in accordance with the terms hereof have been done.

GRANTING CLAUSES

Each of the Co-Issuers hereby Grants to the Indenture Trustee, for its own benefit and security and for the benefit and security of the other Secured Parties, all of the Issuer’s and the Co-Issuer’s assets, respectively, including each of the Co-Issuers’ right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, in all accounts, deposit accounts, chattel paper, documents, equipment, financial assets, general intangibles, goods, instruments, inventory, investment property, letter of credit rights, letters of credit, money, payment intangibles, supporting obligations, insurance, and proceeds thereof (as such terms are defined in the UCC), including but not limited to:

(a)           the Franchise Agreements and all rights to enter into future franchise agreements for Restaurants worldwide;

(b)           the Area License Agreements (other than for Canada) and all rights to enter into future area license agreements worldwide;

(c)           the Development Agreements and all rights to enter into future development agreements worldwide;

(d)           the Product Sourcing Agreement and all rights to enter into future product sourcing agreements worldwide;

(e)           the Franchisee Notes and all rights to enter into future franchise notes and other financing agreements for Restaurants worldwide;

(f)            the Equipment Leases;

(g)           the Asset Transfer Agreements;

(h)           the Servicing Agreement;

(i)            with respect to the Grant by the Issuer, the Issuer’s rights and interests with respect to (A) the Parent Asset Sale Agreement (including the benefit of IHOP Inc.’s representations, warranties, covenants and indemnities thereunder) and the related Guaranty of IHOP Corp., dated the date hereof, (B) the Holdings Asset Sale Agreement, (C) the Type 1 Property Lease Asset Sale Agreement (including the benefit of IHOP Holdings’ representations, warranties, covenants and indemnities thereunder, as pledged to the Issuer as security in respect of the Type 1 Property Lease Credit Agreement), (D) the IP Asset Contribution Agreement (as pledged to the Issuer as security in respect of the IP License Agreement) and (E) the Owned Real Property Asset Sale Agreement (as pledged to the Issuer as security in respect of the Owned Real Property Credit Agreement);

(j)            the IP Assets and the right to bring an action at law or in equity for any infringement, dilution or violation thereof occurring prior to, on or after the Closing Date, and to collect all damages, settlement and proceeds relating thereto (such security interests to be perfected as required under the Indenture in the United States, Mexico and Canada and such other countries as may be required after the Closing Date under the Transaction Documents);

(k)           the IP License Agreement;

(l)            with respect to the Grant by the Issuer, the Issuer’s rights in the Licensed IP granted by the Co-Issuer to the Issuer to secure the Co-Issuer’s obligations under the IP License Agreement;

(m)          with respect to the Grant by the Issuer, the limited liability company membership interests of the Issuer representing 100 percent of the equity ownership of and principal security interests in all of the assets of each of (i) Co-Issuer, (ii) IHOP Property Leasing, (iii) IHOP Properties and (iv) IHOP Real Estate;

(n)           the Type 1 Property Lease Credit Agreement, the IHOP Property Leasing Assignments of Rents and the Leasehold Mortgage; provided, however, that the Leasehold Mortgage with respect to any Property Lease shall be deemed null and void ab initio and of no force or effect in the event that the execution, recording or enforcement of thereof causes a breach under such Property Lease;

(o)           the Owned Real Property Credit Agreement, the Owned Real Property Mortgage and the IHOP Real Estate Assignments of Rents;

(p)           with respect to the Grant by the Issuer, the guarantee of IHOP Corp. in the Servicing Agreement in favor of the Issuer to secure the Servicer’s performance of its obligations under the Servicing Agreement;

(q)           any interest in the equipment subject to the Equipment Leases;

(r)            all IHOP Operated Restaurant Sub-licensing Fees;

(s)           any and all other property of every name and nature, now and hereafter transferred, mortgaged, pledged, or assigned to the Issuer as security for payment or performance of any obligation under the Credit Agreements;

(t)            any and all other property of every name and nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of the Franchisees, Area Licensees or other Persons, as applicable, to the Issuer under the Franchise Agreements, the Area License Agreements, the Product Sourcing Agreements, the Property Leases, the Development Agreements, the Franchisee Leases, the Franchisee Subleases, the Equipment Leases and the Franchisee Notes, and the rights evidenced thereby or reflected therein (the assets, rights and interests described in clauses (a) through (v) of this paragraph, along with all payments, proceeds and accrued and future rights to payment relating thereto, the “Franchise Assets”);

(u)           the Indenture Trust Accounts, the Lock-Box Account, the Lease and Reimbursement Payment Account and the Residual Account;

(v)           the books and records (whether in physical, electronic or other form) of each of the Co-Issuers, including those books and records maintained by the Servicer on behalf of the Issuer relating to the Franchise Assets and on behalf of the Co-Issuer relating to the IP Assets;

(w)          rights, powers, remedies and authorities of Issuer arising under the Transaction Documents (other than this Indenture) and any agreements relating to the Franchise Assets;

(x)            rights, powers, remedies and authorities of the Co-Issuer, if any, under the Transaction Documents (other than this Indenture) and any agreements related to the IP Assets, including, but not limited to, the Foreign/Type 3 IP License Agreement and any other license agreement entered into by the Co-Issuer;

(y)           any and all other property of the Co-Issuers now or hereafter acquired (perfected, in the case of IP Assets, as required under the Indenture in the United States, Mexico and Canada and such other countries as may be required after the Closing Date under the Transaction Documents) other than the Advertising Funds and the Advertising Funds Account (and any funds on deposit therein); and

(z)            all payments, proceeds and accrued and future rights to payment with respect to the foregoing (the assets, rights and interests described in clauses (a) through (z) of these Granting Clauses, subject to the proviso below, collectively referred to herein as the “Collateral”);

provided that the Collateral shall not include (i) with respect to the Issuer, the Advertising Funds and the Advertising Funds Account (and any funds on deposit therein), (ii) with respect to the Issuer and the Co-Issuer, any right to use third party Intellectual Property to the extent such rights are not assignable; provided, further, that at the Closing, the only third-party Intellectual Property which is non-assignable is the licensed Software set forth on Schedule 3 hereto, and other types of Intellectual Property which are not material; provided, further, that any applications for trademarks and service marks filed in the U.S. Patent and Trademark Office (“PTO”) on the basis of the applicant’s intent to use such mark pursuant to 15 U.S.C. Section 1051, shall not be included in the Collateral unless and until evidence of use of such mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. Section 1060(a), whereupon, such application shall be deemed automatically included in the Collateral.

Such Grants are made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure the prompt and complete payment and observance and performance of the Secured Obligations.

The Issuer’s obligations to pay premium and any and all other amounts, including but not limited to, reimbursements indemnities and other costs or liabilities incurred by each Insurer in connection with its obligations as an insurer under or in connection with the Transaction Documents, are secured equally and ratably with the amounts due on the Notes hereunder in accordance with and subject to the allocation priorities and the priorities of payment set forth in Article X and Article XI hereof.

Except to the extent otherwise provided in this Indenture, each of the Co-Issuers does hereby constitute and irrevocably appoint (until this Indenture is terminated) the Indenture Trustee its true and lawful attorney with full power (in the name of the Co-Issuers or otherwise) to exercise the rights of the Co-Issuers with respect to the Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises.  The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Indenture Trustee to exercise any power except as expressly provided herein or in any other Transaction Documents.  This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein.  Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale, in each case, subject to the rights of the Series Controlling

Parties or the Aggregate Controlling Party, as applicable, under the relevant Transaction Documents.

It is expressly agreed that each of the Co-Issuers shall remain liable under any of the applicable agreements included in the Collateral to perform (or to engage the Servicer (or, to the extent permitted under the Franchise Documents, other third parties) to perform on its behalf) all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Indenture Trustee shall not have any obligations or liabilities under such agreements by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of either of the Co-Issuers under or pursuant to such agreements or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein in accordance with, and subject to, the terms hereof in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein shall for all purposes of this Indenture have the respective meanings provided in Appendix A hereto.

Section 1.2             Rules of Construction.  Unless the context otherwise clearly requires:

(i)            the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(ii)           whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(iii)          the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv)          the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(v)           any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(vi)          any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be;

(vii)         all references in this instrument to designated “Articles,” “Sections,” “subsections,” “clauses” and other subdivisions are to the designated Articles, Sections, subsections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, subsection, clause or other subdivision;

(viii)        any reference herein to “knowledge” or “actual knowledge” of any party hereto with respect to an event shall mean the actual knowledge of (i) the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Comptroller, the General Counsel or the Director of Finance of the Servicer, (ii) any manager or director (as applicable) of any Securitization Entity who is also a director or an officer of the Servicer and/or IHOP Corp. or (iii) an Authorized Officer of the Servicer or either Co-Issuer directly responsible for managing the servicing of the relevant asset or for administering the transactions relevant to such event; and

(ix)           any determination made by the Servicer shall be made in accordance with the Servicing Standard as set forth in the Servicing Agreement.

ARTICLE II

THE NOTES

Section 2.1             Forms Generally.  The Notes and the Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers executing such Notes as evidenced by their execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.  The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officer(s) executing such Notes, as evidenced by their execution of such Notes.  Each Note shall be issued in registered form and dated the date of its authentication.  The terms of the Notes set forth in the Exhibits hereto are part of the terms of this Indenture.

Section 2.2             Forms of Notes and Certificate of Authentication.  (a)  The form of the Notes, including the Certificate of Authentication, shall be substantially as set forth, respectively, as exhibits to the applicable Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers executing such Notes as evidenced by their execution of such Notes.

(b)           (i)            Notes offered and sold in reliance on Rule 144A to Persons that are QIBs (who are also QPs) shall be issued initially in the form of a Rule 144A Global Note, which shall be deposited with the Indenture Trustee, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the Indenture Trustee as hereinafter provided.  The Aggregate Outstanding Principal Amount of the Rule 144A Global Notes of a Series of Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(ii)           Notes offered and sold in reliance on Regulation S to Persons that are non U.S. Persons shall be issued in the form of Regulation S Global Notes, which shall be deposited with the Indenture Trustee, as custodian for DTC and registered in the name of DTC or the nominee of DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Co-Issuers and authenticated by the Indenture Trustee as hereinafter provided.  The Aggregate Outstanding Principal Amount of the Regulation S Global Notes of a Series of Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)           Definitive Notes.  Subject to Section 2.10, the Global Notes may be issued in the form of one or more certificated notes in definitive, fully registered form without interest coupons with the applicable legends set forth in exhibits to the applicable Series Supplement, respectively added to the form of such securities (each, a “Definitive Note”).

(d)           Book-Entry Provisions.  This Section 2.2(d) shall apply only to securities in global form (the “Global Notes”) deposited with or on behalf of DTC.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Indenture Trustee, as custodian for DTC, or under the Global Note, and DTC may be treated by the Co-Issuers, the Indenture Trustee, and any agent of the Co-Issuers or the Indenture Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Indenture Trustee, or any agent of the Co-Issuers or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(e)           Physical Delivery.  Except as provided in Section 2.2(c) and Section 2.10, owners of beneficial interests in a Series of Global Notes shall not be entitled to receive physical delivery of certificated Notes representing such Series of Global Notes.

Section 2.3             Authorized Amount; Issuable in Series.  (a)  The Aggregate Outstanding Principal Amount of Notes which may be authenticated and delivered under this Indenture is subject to the limitations and conditions imposed by this Indenture, any Series Supplement and any other Transaction Documents.

(b)           The Notes shall be offered and sold by the Co-Issuers without registration under the Securities Act in reliance upon Rule 144A or Regulation S of the Securities Act.

(c)           The Notes may be issued in one or more Series of Notes.  Each Series of Notes shall be created by a Series Supplement substantially in the form of Exhibit G hereto.  Notes of any Series of Notes not issued on the Closing Date may not be issued prior to the fourth Accounting Date following the Closing Date.  Notes of a new Series of Notes may from time to time be executed by the Co-Issuers and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon the receipt by the Indenture Trustee of a Company Order at least three Business Days in advance of the date of issuance of such Series of Notes and upon delivery by the Co-Issuers to the Indenture Trustee and each Insurer of the following:

(i)            a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series of Notes by the Indenture Trustee and specifying the designation of such new series, the Aggregate Outstanding Principal Amount of Notes of such new series to be authenticated and the Series Note Interest Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

(ii)           a Series Supplement substantially in the form of Exhibit G hereto executed by the Co-Issuers and the Indenture Trustee and the Insurer, if any, of any Notes of such Series of Notes and specifying the Principal Terms of such new Series;

(iii)          the related Series Hedge Agreement, if any, executed by each of the Parties thereto;

(iv)          the Insurance Agreement or other credit enhancement agreement, if any, executed by each of the parties thereto;

(v)           if Notes of a different Series will be Outstanding at the proposed Issuance Date of such Notes, written confirmation that the Rating Agency Condition shall have been satisfied as to such other Notes with reference to such issuance;

(vi)          an Officer’s Certificate of each of the Co-Issuers dated as of the Issuance Date to the effect (i) that no Default or Event of Default under this Indenture has occurred and is continuing, or is likely to occur as a result of such proposed issuance; (ii) with respect to Notes proposed for execution and delivery after the fourth Accounting Date following the Closing Date, that the Pro Forma Series Debt Service Coverage Ratio is at least equal to the greatest of the Additional Issuance Series DSCR Thresholds applicable to each respective Outstanding Series of Notes; (iii) no Servicer Termination Event has occurred and is continuing, or will occur with notice or the lapse of time or both, or is likely to occur as a result of such proposed issuance; (iv) no Trigger Reserve Event has occurred and is continuing, or is likely to occur as a result of such proposed issuance; (v) the proposed issuance does not alter or change the terms of any Outstanding Series of Notes or the Series Supplement relating thereto; (vi) no Mandatory Redemption Event has occurred and is continuing or is likely to occur as a result of the proposed issuance;

(vii) giving effect to such proposed issuance, the IHOP Corp. Consolidated Leverage Ratio is equal to or less than the least of the Series IHOP Corp. Consolidated Leverage Ratio Thresholds applicable with respect to any Outstanding Series of Notes; and (viii) the Adjusted IHOP Corp. Consolidated Leverage Condition is met.

(vii)         an Opinion of Counsel, subject to the assumptions and qualifications stated therein, in form and substance reasonably acceptable to the Series Controlling Party, dated the date of issuance of the new Series of Notes, substantially to the effect that:

(A)          The Indenture has been duly authorized, executed and delivered by the Co-Issuers and constitutes a legal, valid and binding agreement of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with its terms;

(B)           the relevant Notes have been duly authorized by the Co-Issuers, and, when such Notes have been duly authenticated and delivered by the Indenture Trustee, such Notes will be legal, valid and binding obligations of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms;

(C)           none of the Securitization Entities is required to be registered under the Investment Company Act;

(D)          the issuance and sale by the Co-Issuers of such Notes (a) does not require any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory bodies pursuant to any laws, rules and regulations, except those that may be required under state securities or blue sky laws, and such other approvals that have been obtained and are in effect, (b) does not result in a violation of any provision of the Issuer Certificate of Formation, the Co-Issuer Certificate of Formation, the Issuer Limited Liability Company Agreement, the Co-Issuer Limited Liability Company Agreement or any laws, rules and regulations applicable to either of the Co-Issuers, (c) does not breach or result in a violation of, or default under, (i) any indenture, mortgage, deed of trust, loan agreement lease or other agreement to which either of the Co-Issuers is a party or by which either of the Co-Issuers or any of their respective properties may be bound or (ii) any judgment, decree or order that is applicable to either of the Co-Issuers issued by any executive, legislative, judicial, administrative or regulatory bodies having jurisdiction over either of the Co-Issuers or any of their respective properties and (d) will not have a material adverse affect on the tax treatment of the Issuer, or on the tax consequences to the holders of any Notes Outstanding at the time of issuance as described in any applicable Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations” or otherwise cause any of the statements under the heading “Certain U.S. Federal Income Tax Considerations” in any applicable Offering Circular to be inaccurate or incorrect to any material extent;

(E)           there is no legal or governmental action, investigation or proceeding pending or threatened against either of the Co-Issuers (a) asserting the invalidity of the Indenture or any Notes, (b) seeking to prevent the issuance of such Notes or the consummation of any of the transactions provided for in the Indenture, (c) that would materially and adversely affect the ability of either of the Co-Issuers to perform its obligations under, or the validity or enforceability (with respect to the Co-Issuers) of, the Indenture or any Notes or (d) seeking to materially affect adversely the tax treatment of the Co-Issuers, or the tax consequences to the holders of any Notes Outstanding as described in any applicable Offering Circular under the heading “Certain Federal Income Tax Consequences” or otherwise cause any of the statements under the heading “Certain U.S. Federal Income Tax Considerations” in any applicable Offering Circular to be inaccurate or incorrect to any material extent; and

(F)           it is not necessary in connection with the offer and sale of such Notes by the Co-Issuers to the Initial Purchaser thereof or by the Initial Purchaser to the initial investors in such Notes to register such Notes under the Securities Act; and

(viii)        a summary of the Principal Terms of the Series of Notes to be issued;

(ix)           such other documents, instruments, certifications, agreements or other items as the Indenture Trustee may reasonably require.

Upon satisfaction of such conditions and the conditions in Article III, the Indenture Trustee shall authenticate and deliver, as provided above, such Notes upon execution thereof by Co-Issuers.

(d)           In conjunction with the issuance of a new Series of Notes, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable:

(i)            its name or designation, and whether such Series of Notes is a Senior Series of Notes, Senior Subordinated Series of Notes or a Subordinated Series of Notes;

(ii)           the Aggregate Outstanding Principal Amount of such Series of Notes at issuance and the maximum permitted Aggregate Outstanding Principal Amount of such Series of Notes that is authorized to be issued;

(iii)          the Series Interest Payment Amount and any Series Fee Payment Amount relating to such Series of Notes (and the method for calculating such Series Interest Payment Amount and Series Fee Payment Amount, and the Rate Determination Date, if applicable) with respect to such Series of Notes;

(iv)          the Series Additional Interest Amount for such Series of Notes;

(v)           the date or dates from which interest shall accrue;

(vi)          the Series Insurance Premium Payable Amount;

(vii)         the names of any accounts to be used in relation to such Series of Notes and the terms governing the operation of any such account;

(viii)        whether the Issuer is required to maintain in place a Series Hedge Agreement to hedge interest rate or any other risk in respect of such Series of Notes and, if so, the principal terms of each such Series Hedge Agreement; provided, however, that if the proposed issuance would cause the Aggregate Outstanding Principal Amount of all Series of Notes (including the undrawn amount of any variable funding Series of Notes) with floating interest rates to be greater than the least of the Unhedged Floating Rate Note Principal Limits applicable with respect to any Outstanding Notes, such Series shall be made subject to a Series Hedge Agreement in accordance with Section 13.2 unless otherwise consented to by the Aggregate Controlling Party;

(ix)           the initial Series Hedge Counterparty, if any;

(x)            the Series Anticipated Repayment Date for such Series of Notes;

(xi)           the extension options for such Series of Notes, and conditions to such extension, if any, that would extend such Series Anticipated Repayment Date;

(xii)          the Series Legal Final Maturity Date;

(xiii)         the identity of each Insurer, if any, relating to such Series of Notes;

(xiv)        if applicable, the Series Optional Redemption Premium for such Series of Notes;

(xv)         the Series Interest Reserve Account Required Amount;

(xvi)        any Series Event of Default;

(xvii)       the Series Minimum Debt Service Coverage Ratio;

(xviii)      the Series DSCR Principal Payment Account Deposit Threshold;

(xix)         the Series Trigger Reserve Proportions and related Series DSCR Trigger Reserve Account Deposit Threshold;

(xx)          the Additional Issuance Series DSCR Threshold;

(xxi)         the Defective Asset Payment Series DSCR Threshold;

(xxii)        the STE Series DSCR Threshold;

(xxiii)       the EoD Series DSCR Threshold;

(xxiv)       the Series Trigger Reserve Release Amount and the Series Trigger Reserve Release Events; and

(xxv)        any other relevant terms of such Series of Notes, provided, however, that such terms do not change the terms of any Outstanding Notes or otherwise materially conflict with the provisions of this Base Indenture or the Series Supplement relating to any other Series of Notes unless consented to in accordance with ARTICLE VIII hereof (all such terms, the “Principal Terms” of such Series of Notes).

Section 2.4             Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of each of the Co-Issuers by an Authorized Officer of each of the Co-Issuers, respectively.  The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of signing Authorized Officers of the Issuer shall bind the Issuer and Notes bearing the manual or facsimile signatures of individuals who were at the time of signing Authorized Officers of the Co-Issuer shall bind the Co-Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Notes executed by the Co-Issuers to the Indenture Trustee or the Authenticating Agent for authentication, and the Indenture Trustee or the Authenticating Agent, upon Company Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Indenture Trustee or the Authenticating Agent to or upon Company Order on the Closing Date shall be dated as of the Closing Date.  All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in the Authorized Minimum Denominations reflecting the original Aggregate Outstanding Principal Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Principal Amount of the Notes so transferred, exchanged or replaced.  In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original Aggregate Outstanding Principal Amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Indenture Trustee or by the Authenticating Agent by the manual or facsimile signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                        Section 2.5    Registration, Registration of Transfer and Exchange.  (a)  The Co-Issuers shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Co-Issuers shall provide for the registration of Notes and the registration of transfers of Notes with respect to each Series.  The Indenture Trustee is hereby appointed the initial “Note Registrar” for the purpose of registering Notes and transfers of such Notes.  Upon any resignation or removal of the Note Registrar, the Co-Issuers shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Co-Issuers as Note Registrar, the Co-Issuers shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the surrendered Notes shall be returned to the Co-Issuers marked “canceled,” or retained by the Indenture Trustee in accordance with its standard retention policy, and the Co-Issuers shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Minimum Denominations and of a like Aggregate Outstanding Principal Amount.

Subject to the provisions of this Section 2.5, at the option of the Holder, Notes may be exchanged for Notes of like terms, in any Authorized Minimum Denominations and of like Aggregate Outstanding Principal Amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Note is surrendered for exchange, the Co-Issuers shall execute and the Indenture Trustee shall authenticate and deliver the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Neither the Note Registrar nor the Co-Issuers shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)           No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Co-Issuers or the pool of Collateral to become subject to the requirement that it register as an investment company under the Investment Company Act.

No Note may be offered, sold or delivered within the United States or to, or for the benefit of, U.S. Persons except to QIBs (who are also QPs) purchasing for their own account or for the accounts of one or more QIBs (who are also QPs), for which the purchaser is acting as fiduciary or agent in accordance with Rule 144A.  The Notes may be sold or resold, as the case may be, in offshore transactions to purchasers each of whom is a QP and is not a U.S. Person in reliance on Regulation S; provided that if such sale or resale occurs prior to the expiration of the Distribution Compliance Period, the transferred interest must be held through Euroclear or Clearstream.  None of the Co-Issuers, the Indenture Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.

(c)           Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Indenture Trustee or at the office of any Paying Agent (outside the United States if then required by applicable law in the case of a Definitive Note issued in exchange for a beneficial interest in a Regulation S Global Note pursuant to Section 2.5 and Section 2.10) on or prior to such Maturity; provided that if there is delivered to the Co-Issuers and the Indenture Trustee such reasonable security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Co-Issuers or the Indenture Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

(d)           Notwithstanding any provision to the contrary herein, so long as any Global Note remains Outstanding and is held by or on behalf of DTC, transfers of such Global Note, in whole or in part, shall only be made in accordance with Section 2.2(d) and this Section 2.5(d).

(i)            Subject to clauses (ii), (iii) and (iv) of this Section 2.5(d), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

(ii)           Regulation S Global Note to Rule 144A Global Note.  If a holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note for such Series of Notes or to transfer its interest in such Regulation S Global Note to a transferee who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear and Clearstream or DTC, as the case may be, cause the exchange or transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note; provided that the remaining beneficial interest in such Regulation S Global Note held by such holder shall either equal zero or meet the Authorized Minimum Denominations.  To the extent that the Indenture Trustee, as Note Registrar, and the Co-Issuers have received (A) instructions from Euroclear, Clearstream or DTC, as the case may be, directing the Indenture Trustee, as Note Registrar, to cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred but not less than the Authorized Minimum Denominations applicable to Notes held through Rule 144A Global Notes, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (B) a certificate in the form of Exhibit A attached hereto given by the holder of such beneficial interest (in the case of an exchange) or the transferee of such beneficial interest (in the case of a transfer) stating that, in the case of a transfer, the holder transferring such interest in the Regulation S Global Note reasonably believes that the transferee acquiring such interest in the Rule 144A Global Note is a QIB (who is also a QP) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other relevant jurisdiction, or that, in the case of an exchange, the holder is a QIB (who is also a QP), then Euroclear or Clearstream or the Indenture Trustee, as Note Registrar, as the case may be, shall instruct DTC to reduce the Regulation S Global Note by the Aggregate Outstanding Principal Amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged, and the Indenture Trustee, as Note Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iii)          Rule 144A Global Note to Regulation S Global Note.  If a holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note for such Series of Notes, or to transfer its interest in such Rule 144A Global Note to a transferee who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer, such transferee, is a QP and is not a U.S. Person may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note; provided that the remaining beneficial interest in such Rule 144A Global Note held by such holder shall either equal zero or meet the Authorized Minimum Denominations.  Upon receipt by the Indenture Trustee, as Note Registrar, and the Co-Issuers of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Indenture Trustee to cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, but not less than the Authorized Minimum Denominations applicable to Notes held through Regulation S Global Notes, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer or exchange pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit B attached hereto, given by the holder of such beneficial interest (in the case of an exchange) or the transferee of such beneficial interest (in the case of a transfer) stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including in accordance with Rule 903 or 904 of Regulation S, and that such transferee is a QP, the Indenture Trustee, as Note Registrar, shall instruct DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.  A U.S. Person may not hold an interest in a Regulation S Global Note at any time.

(iv)          Other Exchanges.  In the event that a Global Note is exchanged for one or more Definitive Notes pursuant to Section 2.10, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers (i) comply with Rule 144A and are made only to QIBs (who are also QPs), or (ii) comply with Regulation S and are made only to Persons who are QPs and who also are not U.S. Persons) and otherwise comply with such procedures as may be from time to time adopted by the Co-Issuers and the Indenture Trustee.

(v)           Transfer of Interests in the Global Notes.  Notwithstanding anything herein to the contrary, transfers of interests in a Global Note may be made (a) by book-entry transfer of beneficial interests within the relevant Clearing Agency or (b)(i) in the case of transfers of interests in a Rule 144A Global Note for interests in a Regulation S Global Note, in accordance with Section 2.5(d)(iii) hereof or (ii) in the case of transfers of interests in a Regulation S Global Note for interests in a Rule 144A Global Note, in accordance with Section 2.5(d)(ii) hereof; provided that, in the case of any such transfer of interests pursuant to clause (a) or (b) above, such transfer is made in accordance with subsection (vi) below.

(vi)          Restrictions on Transfers.

(1)           Transfers of interests in a Regulation S Global Note to a U.S. Person shall be made by delivery of an interest in a Rule 144A Global Note and shall be limited to transfers made pursuant to the provisions of Section 2.5(d).  Beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or, after the Distribution Compliance Period, by DTC, Euroclear or Clearstream.  Any transfer of an interest in a Regulation S Global Note to a U.S. Person or to a Person that is not a QP shall be invalid and shall not be given effect for any purpose hereunder, and the Indenture Trustee shall hold any funds conveyed by the intended transferee of such interest in such Regulation S Global Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Indenture Trustee at its address listed in Section 15.3.

(2)           Any transfer of an interest in a Rule 144A Global Note to a U.S. Person that is not both a QIB and a QP shall be invalid and shall not be given effect for any purpose hereunder, and the Indenture Trustee shall hold any funds conveyed by the intended transferee of such interest in such Rule 144A Global Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Indenture Trustee at its address listed in Section 15.3.

(e)           Transfers of Definitive Notes, in whole or in part, shall only be made in accordance with this Section 2.5(e).

(i)            Definitive Note to Regulation S Global Note.  If a holder of a beneficial interest in one or more Definitive Notes of a Series of Notes for which there exists a Regulation S Global Note wishes at any time to exchange its interest in such Definitive Note for an interest in a Regulation S Global Note of the same Series of Notes, or to transfer its interest in such Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note of the same Series of Notes, such holder, provided such holder or, in the case of a transfer to another Person, such Person is not a U.S. Person, may exchange or cause the exchange of such interest, or may so transfer such interest, as the case may be, for an equivalent beneficial interest in a Regulation S Global Note, pursuant to the terms of this Section 2.5(e)(i).  Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such Definitive Note properly endorsed for such transfer to the transferee and written instructions from the Holder of such Definitive Note directing the Indenture Trustee, as Note Registrar, to cause the Regulation S Global Note to be increased by an amount equal to the beneficial interest in the Definitive Note (but not less than the Authorized Minimum Denomination applicable to the Notes of such Series of Notes), to be exchanged or transferred, (B) a written order containing information regarding the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit C hereto given by the prospective transferee of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Notes, including, in the case of a transfer, that the transferee is a QP and is not a U.S. Person and that the transfer is being made pursuant to Rule 903 or 904 of Regulation S, the Indenture Trustee, as Note Registrar, shall cancel such Definitive Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a), and increase the principal amount of the Regulation S Global Note of the same Series of Notes by the aggregate principal amount of the beneficial interest in the Definitive Note being exchanged or transferred, and instruct DTC to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Note equal to such amount.

(ii)           Transfer of Definitive Notes.  If a holder of a beneficial interest in a Definitive Note wishes at any time to transfer its interest in such Definitive Note, such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more Definitive Notes of the same Series of Notes as provided below.  Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such holder’s Definitive Note properly endorsed for assignment to the transferee and (B) a certificate in the form of Exhibit D hereto given by the prospective transferee of such beneficial interest stating that the transfer of such interest has been made in accordance with the applicable restrictions in this Indenture, including that the transferee, (x) if such Note is being offered, sold or delivered within the United States, or to, or for the benefit of, a U.S. Person, such transferee is a QIB (who is also a QP), or (y) if such Note is being offered and sold in reliance on Regulation S, such transferee is a QP who is not a U.S. Person and is located outside of the United States, then the Indenture Trustee, as Note Registrar, shall cancel such Definitive Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and authenticate and deliver one or more Definitive Notes of the same Series of Notes, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such amounts being equal to the beneficial interest in the Definitive Notes surrendered by the transferor), which shall not be less than the Authorized Minimum Denomination for the related Series of Notes.

(iii)          Exchange of Definitive Notes.  If a holder of a beneficial interest in one or more Definitive Notes wishes at any time to exchange such Definitive Notes for one or more Definitive Notes of different principal amounts of the same Series of Notes (but not less than the Authorized Minimum Denomination applicable thereto) that will be beneficially owned by such holder, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in Definitive Notes of the same Series of Notes as provided below.  Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such holder’s Definitive Notes properly endorsed for such exchange and (B) written instructions from the Holder (or such beneficial holder, as identified by the Holder) of such Definitive Note designating the number and principal amounts of the Definitive Notes to be exchanged (the aggregate of such principal amounts being equal to the Aggregate Outstanding Principal Amount of the Definitive Notes surrendered for exchange) and certifying that such exchange does not represent a change in beneficial ownership, then the Indenture Trustee, as Note Registrar, shall cancel such Definitive Note in accordance with Section 2.9, record the exchange in the Note Register in accordance with Section 2.5(a) and authenticate and deliver one or more Definitive Notes of the same Series of Notes, registered in the same names as the Definitive Notes surrendered by such holder or such different names as are specified in the endorsement described in clause (A) above, in principal amounts designated by such Holder (the aggregate of such amounts being equal to the beneficial interest in the Definitive Notes surrendered by such holder).

(f)            If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in exhibits to the applicable Series Supplement, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Co-Issuers such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York (and addressed to the Co-Issuers and the Indenture Trustee), as may be reasonably required by the Co-Issuers to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code, as applicable.  Upon provision of such satisfactory evidence, as confirmed in writing by the Co-Issuers to the Indenture Trustee, the Indenture Trustee, at the direction of the Co-Issuers, shall authenticate and deliver Notes that do not bear such applicable legend.

(g)           Each purchaser who becomes a beneficial owner of the Notes represented by an interest in a Rule 144A Global Note shall be deemed to represent, certify and agree with the Co-Issuers and the Initial Purchaser as follows (terms used in this paragraph that are defined in Rule 144A are used herein as defined therein):

(i)            The purchaser understands that the Notes have not been recommended by any United States federal or state securities commission or regulatory authority.  The foregoing authorities have not confirmed the accuracy or determined the adequacy of any Offering Circular.  Any representation to the contrary is a criminal offense.

(ii)           The purchaser (a) is a QIB (who is also a QP), (b) is aware that the sale to it is being made in reliance on Rule 144A, (c) is acquiring such Notes for its own account or for the account of a QIB (who is also a QP) over which it exercises sole investment discretion, (d) is not (and any such account is not) a pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (e) is not a broker dealer that owns and invests on a discretionary basis less than $25,000,000 in securities of issuers that are not affiliated persons of the broker-dealer and (f) agrees that it and each such account shall not hold such Notes for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Notes.

(iii)          The purchaser understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act and that if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to QIBs (who are also QPs) pursuant to Rule 144A or (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, and in accordance with the legends set forth in the applicable Series Supplement.

(iv)          The purchaser acknowledges that neither of the Co-Issuers has been registered under the Investment Company Act.

(v)           The purchaser acknowledges that none of the Co-Issuers, the Initial Purchaser, the Insurer, the Indenture Trustee, the Servicer or any Person representing the

Co-Issuers, the Initial Purchaser, the Insurer, the Indenture Trustee or the Servicer has made any representation to it with respect to the Co-Issuers, any Affiliates thereof or the offering or sale of the Notes, other than the information contained in the Offering Circular and any representations expressly set forth in a written agreement with such parties.  None of the Co-Issuers, the Initial Purchaser, the Insurer, the Indenture Trustee  or the Servicer or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it and it is not relying (for purposes of making an investment decision) on any written or oral advice or counsel of the Co-Issuers, the Initial Purchaser, the Insurer, the Indenture Trustee or the Servicer or any of their respective Affiliates other than the information contained in the Offering Circular and any representations expressly set forth in a written agreement with such parties.  It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transactions pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Initial Purchaser, the Insurer, the Indenture Trustee, the Servicer or any of their respective Affiliates.  The purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and the purchaser, and any accounts for which it is acting, are each able to bear the economic risk of the purchaser’s or its investment.  It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account be at all times within its or their control and subject to its or their ability to resell such Notes pursuant to Rule 144A.  It understands that an investment in the Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances.  It has had access to such financial and other information concerning the Co-Issuers and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of, and request information from, the Co-Issuers.  None of the Co-Issuers, the Initial Purchaser, the Insurer, the Indenture Trustee or the Servicer have given to the purchaser (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Indenture, the Notes or the other documentation for the Notes.  The purchaser has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions and the purchaser is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof (economic or otherwise) and it is capable of assuming and willing to assume (financially and otherwise) those risks.  The purchaser is a sophisticated investor.

(vi)          The purchaser understands that the Notes will, unless otherwise agreed by the Co-Issuers and the holder thereof in compliance with applicable law, bear one or more legends substantially as set forth in the applicable Series Supplement.

(vii)         The purchaser understands that the Notes offered in reliance on Rule 144A will be represented by one or more Rule 144A Global Notes.  Before any interest in a Rule 144A Global Note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Regulation S Global Note, the transferor will be required to provide the Indenture Trustee with a written certification as to compliance with transfer restrictions as set forth in this Indenture.

(viii)        The purchaser will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(ix)           The purchaser understands that the Co-Issuers, the Indenture Trustee, the Insurer, the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

(x)            The purchaser understands that the Co-Issuers shall require certification acceptable to the Co-Issuers (i) as a condition to the payment of principal of and interest on any Note without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (ii) to enable it to determine its duties and liabilities with respect to any taxes or other charges that it, the Indenture Trustee or any paying agent may be required to pay, deduct or withhold from payments in respect of such Notes made to the holder of such Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.  Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms).  Each purchaser agrees to provide any certification requested pursuant to this paragraph within a reasonable time period after such request is initially made and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

(xi)           The purchaser understands that the Notes represent the obligation of the Co-Issuers only and other than payments that may arise under certain representations and warranties made by certain of its Affiliates, payments on the Notes are not the obligations of any of its Affiliates.

(h)           Each purchaser who becomes a beneficial owner of the Notes represented by an interest in a Regulation S Global Note shall be deemed to represent, certify and agree with the Co-Issuers and the Initial Purchaser as to all of the matters set forth above under Sections 2.5(g)(i), (iii), (iv), (v), (x) and (xi) and to have further represented as follows (terms used in this paragraph are defined in Regulation S and are used as defined):

(i)            In connection with the purchase of the Notes:  (A) the beneficial owner is not a “U.S. Person” (as defined in Regulation S under the Securities Act) and is acquiring the Notes in reliance on the exemption from registration provided by Regulation S thereunder, (B) such beneficial owner is a QP and (C) such beneficial owner is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income taxes owed, owing or potentially owed or owing.

(ii)           The purchaser or beneficial owner is aware that the sale of such Notes to it is being made in reliance on the exemption from registration provided by Regulation S and are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act.  Such Person further understands that the Notes offered in reliance on Regulation S will bear the legend set forth in the applicable Series Supplement and will be represented by one or more Regulation S Global Notes.  The purchaser and each beneficial owner of the Notes, is a QP and is not and will not be, a U.S. Person as defined in Regulation S under the Securities Act, and its purchase of the Notes will comply with all applicable laws in any jurisdiction in which it resides or is located.  Before any interest in a Regulation S Global Note may be offered, resold, pledged or otherwise transferred, the transferor will be required to provide the Indenture Trustee with a written certification as to compliance with the transfer restrictions as set forth in this Indenture.  Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state or foreign securities laws for resale of the Notes.

(iii)          The purchaser is aware that, except as otherwise provided in this Indenture, the Notes being sold to it will be represented (A) initially by one or more Temporary Regulation S Global Notes and (B) on or after the last day of the period ending 40 days after the later of the commencement of the offering of the Notes and the Closing Date (the “Distribution Compliance Period”), by one or more Regulation S Global Notes, and that in each case beneficial interests therein may be held only through Euroclear or Clearstream.

(iv)          The purchaser understands that, prior to the first Business Day following the Distribution Compliance Period, any resale or other transfer of beneficial interests in a Temporary Regulation S Global Note in the United States or to U.S. Persons shall not be permitted.

(v)           The purchaser will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(vi)          The purchaser understands that the Co-Issuers, the Indenture Trustee, the Insurer, the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

(i)            Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder and shall not be registered.

(j)            Notwithstanding anything contained in this Indenture to the contrary, neither the Indenture Trustee nor the Note Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S), the Investment Company Act, ERISA or the Code (or any applicable regulations thereunder); provided that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Indenture Trustee or Note Registrar prior to registration of transfer of a Note, the Indenture Trustee and/or Note Registrar, as applicable, shall be under a duty to receive such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Indenture Trustee or Note Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

(k)           If the Indenture Trustee determines or is notified by the Co-Issuers or the Initial Purchaser that (i) a transfer or attempted or purported transfer of any interest in any Note was not consummated in compliance with the provisions of this Section 2.5 on the basis of an incorrect form or certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Indenture Trustee any form or certificate required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such holder, the Indenture Trustee shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

(l)            With respect to each Series of Notes, the Co-Issuers shall:

(i)            request DTC to include the “3c7” marker in the DTC 20 character security descriptor and the 48 character additional descriptor for the Notes in order to indicate that sales to U.S. persons are limited to QPs;

(ii)           request DTC to cause each physical DTC delivery order ticket delivered by DTC to purchasers to contain the 20 character security descriptor and shall request DTC to cause each DTC delivery order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” indicator and the related user manual for participants;

(iii)          request DTC, on the Closing Date or any Issuance Date (as applicable), to send an “Important Notice” to all DTC participants in connection with the offering of the Notes.  The “Important Notice” shall notify DTC’s participants that the Notes are Section 3(c)(7) securities;

(iv)          request that DTC include the Notes in DTC’s “Reference Directory” of Section 3(c)(7) offerings;

(v)           cause each “CUSIP” number obtained for a Note to have an attached “fixed field” that contains “3c7” and “144A” indicators;

(vi)          from time to time request all third party vendors (including Bloomberg) to include on screens maintained by such vendors appropriate legends regarding the Rule 144A and Section 3(c)(7) restrictions on the Notes; and

(vii)         from time to time (upon the request of the Indenture Trustee) request DTC to deliver to the Co-Issuers a list of all DTC participants holding an interest in the Notes.

                Section 2.6             Mutilated, Defaced, Destroyed, Lost or Stolen Note.  If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Co-Issuers, the Indenture Trustee and the relevant Transfer Agent (each, a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Person such reasonable security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a Protected Purchaser, the Co-Issuers shall execute and, upon Company Request, the Indenture Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking there from, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Co-Issuers in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Co-Issuers may require the payment by the registered holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

                                Section 2.7             Payment of Principal and Interest and Other Amounts; Rights Preserved.  (a)  Interest on each Series of Notes shall accrue during each Interest Accrual Period at the applicable Note Interest Rate and as provided in the applicable Series Supplement and shall be due and payable in arrears on the Payment Date related to such Interest Accrual Period in accordance with Article XI.  Except as expressly provided herein, no payment of interest on the Notes shall be made by the Co-Issuers hereunder other than on a Payment Date.

(b)           Principal of each Series of Notes shall be paid on each Payment Date to the extent such payment is then due and funds are available therefor in accordance with Article XI.  Any principal amounts thereof remaining unpaid on the applicable Series Legal Final Maturity Date shall be due and payable on the applicable Series Legal Final Maturity Date or earlier upon the occurrence of an acceleration, call for redemption or otherwise.

(c)           As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Co-Issuers, the Indenture Trustee or any Paying Agent shall require, and Noteholder shall provide, certification acceptable to it to enable the Co-Issuers, the Indenture Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder of such Note under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.  Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms).  In addition, the Co-Issuers, the Indenture Trustee or any Paying Agent may require certification acceptable to it to enable the Co-Issuers to qualify for a reduced rate of withholding in any jurisdiction from or through which the Co-Issuers receive payments on their assets.  Each Holder of any Note agrees to provide any certification requested pursuant to this paragraph within a reasonable time period after such request is initially made and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

The Indenture Trustee hereby provides notice to each Noteholder that the failure of such Noteholder to provide the Indenture Trustee with appropriate tax certifications will result in amounts being withheld from payments to such Noteholders under the Indenture (provided that amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co-Issuers).

(d)           Payments in respect of interest on and principal of the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Indenture Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States of America, or by a Dollar check mailed to the Holder at its address in the Note Register.  It is herein acknowledged that transfer of funds by the Indenture Trustee from the appropriate Indenture Trust Account to, or for further credit to, a U.S. Dollar account of a Paying Agent outside the United States shall be permitted under the preceding sentence (and it is acknowledged that any payment by wire transfer of U.S. Dollars outside the United States is subject to applicable banking procedures and limitations applicable to wire transfer of U.S. Dollars).  The Co-Issuers expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note held by DTC or its nominee, will immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Note as shown on the records of DTC or its nominee.  The Co-Issuers also expect that payments by Agent Members to owners of beneficial interests in such Global Note held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers.  Such payments shall be the responsibility of the Agent Members.  Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Indenture Trustee or at the office of any Paying Agent (outside of the United States if then required by applicable law in the case of a Definitive Note issued in exchange for a beneficial interest in the Regulation S Global Note) on or prior to such Maturity; provided that if there is delivered to the Co-Issuers and the Indenture Trustee such reasonable security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Co-Issuers or the Indenture Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.  None of the Co-Issuers, the Indenture Trustee or any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Rule 144A Global Note or a Regulation S Global Note.  None of the Co-Issuers, the Indenture Trustee or the Paying Agent shall have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.  In the case where any final payment of principal and interest is to be made on any Note (other than on the Legal Final Maturity Date thereof), the Co-Issuers or, upon Company Request, the Indenture Trustee, in the name and at the expense of the Co-Issuers, shall, not more than thirty (30) nor fewer than ten (10) days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Note Register a notice which shall state the date on which such payment will be made and the amount of such payment per $100,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

(e)           Interest on any Note which is payable and is punctually paid or duly provided for on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(f)            Payments of principal to Holders of the Notes of each Series of Notes shall be made in the proportion that the Aggregate Outstanding Principal Amount of the Notes of such Series of Notes registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Principal Amount of all Notes of such Series of Notes on such Record Date.

(g)           All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date (including any Redemption Date) shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(h)           Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(i)            Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled and the provisions of Section 2.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.2.

                                Section 2.8             Persons Deemed Owners.  The Co-Issuers, the Indenture Trustee, the Note Registrar and any agent of the Co-Issuers, the Indenture Trustee or the Note Registrar may treat as the owner of a Note the Person in whose name such Note is registered on the Note Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Co-Issuers nor the Indenture Trustee nor any agent of the Co-Issuers or the Indenture Trustee shall be affected by notice to the contrary; provided that DTC, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes shall not be considered the owners of any Notes for the purpose of receiving notices.

                                Section 2.9             Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, and shall be promptly canceled by the Indenture Trustee and may not be reissued or resold.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture.  All canceled Notes held by the Indenture Trustee shall be destroyed or held by the Indenture Trustee in accordance with its standard retention policy unless the Co-Issuers shall direct by a Company Order that they be returned to it.

                                Section 2.10           Global Notes; Temporary Notes.  (a)  A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if (i) such transfer complies with Section 2.5 and (ii) either (x) DTC notifies the Co-Issuers that it is unwilling or unable to continue as depositary for such Global Note or if at any time DTC ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depositary that is so registered is not appointed by the Co-Issuers within ninety (90) days of such notice, (y) in the case of a Global Note held for the account of Euroclear or Clearstream, Euroclear or Clearstream, as the case may be, is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or announces an intention permanently to cease business or does in fact do so.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to Section 2.10(a) shall be surrendered by DTC to the Indenture Trustee’s Corporate Trust Office together with (i) necessary instruction for the registration and delivery of Definitive Notes to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Note, and (ii) a transfer certificate substantially in the form of Exhibit E hereto from such beneficial owner.  Any such transfer shall be made, without charge, and the Indenture Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal Aggregate Outstanding Principal Amount of Notes of the same Series of Notes and Authorized Minimum Denominations.  Any Definitive Note delivered in exchange for an interest in a Global Note shall bear, except as otherwise provided by Section 2.5(f), the applicable legend set forth in exhibits to the applicable Series Supplement and shall be subject to the transfer restrictions referred to in such applicable legends.  The holder of such a registered individual Note may transfer such Note by surrendering it at the office or agency maintained by the Co-Issuers for this purpose in The City of New York, or at the Corporate Trust Office of the Indenture Trustee, or at the office of any Paying Agent.

(c)           Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.10, the Co-Issuers shall promptly make available to the Indenture Trustee a reasonable supply of Notes in definitive, fully registered form without interest coupons.

Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Co-Issuers may execute, and upon Company Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any Authorized Minimum Denominations, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Co-Issuers shall cause Definitive Notes to be prepared without unreasonable delay.  The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such Definitive Notes.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Notes at the office or agency maintained by the Co-Issuers for such purpose, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Co-Issuers shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange therefor the same Aggregate Outstanding Principal Amount of Definitive Notes of Authorized Minimum Denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                                Section 2.11           No Gross Up.  If either of the Co-Issuers becomes subject to deduction, withholding, or other charge or assessment from, or with respect to, payments to any Holder of the Notes for any present or future tax, duty, assessment, or governmental charge, then (i) the Issuer shall give prompt written notice of the requirement to the Indenture Trustee and the Noteholders (which shall include certification of the amount so deducted, withheld, charged, or assessed) and (ii) the Indenture Trustee or other Paying Agent, as applicable, shall, except as provided under any Series Supplement, reduce the amount payable in respect of the Notes by the amount required to be deducted, withheld, charged, or assessed from payments on the Notes on any Payment Date.  Except as otherwise provided under any Series Supplement, neither the Issuer nor the Insurers shall be obligated to pay any additional amounts to the Noteholders as a result of any such deduction, withholding, charge, or assessment.

                                Section 2.12           Tax Confidentiality Waiver.

Notwithstanding anything to the contrary contained in this Indenture, all Persons may disclose to any and all Persons, without limitations of any kind, the U.S. federal, state and local tax treatment of the Notes, the Co-Issuers or any of the transactions referred to in any Offering Circular, this Indenture or any other transaction document described herein, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Notes, the Co-Issuers or any of the transactions referred to in any Offering Circular, this Indenture or any other transaction document described herein, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment, other than the name of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons.

                                Section 2.13           Actions under an Insurance Policy.  (a)  Any payment made by an Insurer to the Indenture Trustee for the benefit of the Holders of any Series Notes (whether under the applicable Insurance Policy or otherwise) shall not be deemed to be a payment made by or on behalf of the Co-Issuers and shall not discharge the obligations of the Co-Issuers with respect thereto or constitute a cure of a Default or Event of Default and such amounts shall continue to be due and owing under such Notes until paid by or on behalf of the Co-Issuers.  All such payments shall be repayable by the Co-Issuers pursuant to Section 11.1.

(b)           If payment by an Insurer is made in respect of interest on any Series Notes, such payment shall be applied solely to the payment of such interest subject to the terms of the applicable Insurance Policy and such Insurer shall be deemed to the extent of such payment to have purchased from the Holder of such Series Notes the right to receive such interest on such Series Notes to the extent the same is subsequently paid by the Co-Issuers.  If payment by an Insurer is made in respect of principal on any Series Notes, such payment shall be applied solely to the payment of such principal subject to the terms of the applicable Insurance Policy and such Insurer shall be deemed to have purchased such Series Notes in an Aggregate Outstanding

Principal Amount equal to the amount so paid by such Insurer.  Such Insurer shall be deemed to be a Holder of such Series Notes during any period in which such Insurer may exercise subrogation rights pursuant to Section 2.14.

(c)           With respect to any Series Notes, if, by 3:00 p.m. in the city in which the Corporate Trust Office is located on the day preceding the Accounting Date in respect of any Payment Date, the amount then on deposit in the Collections Account, the Expense Payment Accounts, the Series Interest Reserve Account, and the Series Trigger Reserve Account, after giving effect to transfers of funds pursuant to Section 11.1 hereof is insufficient to pay the Insured Obligations relating to the applicable Series of Notes due on such Payment Date, then, on or before 12:00 p.m. (New York time) on the Business Day following such Accounting Date, the Indenture Trustee shall give written notice to the Insurer relating to such Series Notes of the amount of such deficiency, and thereupon submit a Notice of Payment (as defined in the applicable Insurance Policy) in respect of such amount, all in accordance with the terms of this Indenture and in strict compliance with the terms of the applicable Insurance Policy.

(d)           In the event that the Indenture Trustee has received a certified copy of an order of an appropriate court that any Insured Obligation of principal of or interest on any Series Notes has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer relating to such Series Notes, shall comply with the provisions of the applicable Insurance Policy to obtain payment by the Insurer relating to such Series Notes of such avoided payment, and shall, at the time it provides notice to the Insurer relating to such Series of Notes, notify Holders of such Series Notes by mail that, in the event that any such Noteholder’s Insured Obligation is so recovered, such Noteholder will be entitled to payment pursuant to the terms of the applicable Insurance Policy.  The Indenture Trustee shall furnish to the Insurer relating to such Series Notes the Indenture Trustee’s records evidencing the payments of principal of and interest on such Series Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from the Noteholders, and the dates on which such payments were made.  Pursuant to but subject to the terms of the applicable Insurance Policy, an Insurer relating to such Series Notes will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order (as defined in the applicable Insurance Policy) and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer relating to such Series Notes will make such payment to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to such Insurer).

(e)           The Indenture Trustee shall promptly notify the Insurer relating to any Series Notes of any proceeding or the institution of any action (of which the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a “Preference Claim”) of any distribution made with respect to such Series Notes.  With respect to any Series Notes, each Noteholder, by its purchase of Series Notes, and the Indenture Trustee hereby agree to the provisions of the related Insurance Agreement and Insurance Policy and agree that the Insurer relating to such Series Notes may at any time during the continuation of any proceeding relating to a Preference Claim involving such Notes direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any

Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer relating to such Series Notes, but subject to reimbursement as provided in the Insurance Agreement applicable to such Series Notes.  In addition, and without limitation of the foregoing, as set forth in Section 2.14 hereof, an Insurer shall be subrogated to, and each Noteholder relating to a Series of Notes and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each such Noteholder and the Notes relating to such Series of Notes in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding with respect to any court order issued in connection with any such Preference Claim.

(f)            By acceptance of a Series Note with respect to which an Insurance Policy has been issued, each Series Noteholder agrees to be bound by the terms of such Insurance Policy.  Nothing in this Indenture referring to or describing any obligation of an Insurer under its Insurance Policy shall or is intended to modify any of the terms, provisions or conditions of such Insurance Policy.

                                Section 2.8             Subrogation Rights of Insurers; Payment of Reimbursements.

(a)           Upon the payment by any Insurer relating to Series Notes to the Indenture Trustee (or otherwise in accordance with the applicable Insurance Policy) for the benefit of the Holders of such Series Notes, such Insurer, without the need for further action on the part of such Insurer, the Co-Issuers, the Indenture Trustee or any other Person, shall be fully subrogated to the rights, as applicable, of each such Noteholder to receive payments of principal of and/or interest on the Series Notes from the Co-Issuers in accordance with Article XI, to the extent (i) of the amounts paid by such Insurer under the applicable Insurance Policy, and (ii) that such payment by the Co-Issuers is being made in respect of the specific principal and/or interest payment as to which such Insurer made its payment.  In addition, until such Insurer is fully reimbursed in accordance with this Indenture and the applicable Insurance Agreement for any amounts paid by such Insurer to such Noteholders, such Insurer may exercise any option, vote, right, power or the like with respect to such Series Notes to the extent that it has made payment of principal or interest for the benefit of such Series Notes pursuant to the applicable Insurance Policy.  In furtherance of the foregoing, the Indenture Trustee shall give effect to such subrogation by distributing to such Insurer (as subrogee of Noteholders and the Series Notes) the amounts that otherwise would have been distributed by the Indenture Trustee to such Holders in respect of principal and interest on the Series Notes to the extent (i) of any payments by the Insurer relating to such Series Notes under the applicable Insurance Policy, and (ii) that such payment by the Co-Issuers is being made in respect of the specific principal and/or interest payment as to which such Insurer made its payment.  To evidence such subrogation to the rights of such Noteholders, the Note Registrar shall note such Insurer’s rights as such subrogee in the Note Register upon receipt from such Insurer of proof of payment by such Insurer in respect of interest on or principal of such Series Notes.  In addition, and without limiting the foregoing, (a) if an Insurer relating to any Series Notes makes any payment under the applicable Insurance Policy in respect of interest on such Series Notes, such Insurer shall be fully subrogated to the rights of Noteholders and the Series Notes relating to such Series Notes to receive the relevant interest payment, together with interest thereon under Article XI; and (b) if such Insurer makes any payment under the applicable Insurance Policy in respect of principal of such Series Notes and such Insurer shall be fully subrogated to the rights of such Noteholders to receive the relevant principal payment, together with interest thereon under Article XI.

(b)           Any Insurer may, at its option, direct the allocation of any payment of Reimbursements as provided in Section 11.1 as being the repayment of principal and/or interest as to Reimbursements then owing as of such reimbursement or payment date.

(c)           Anything hereunder notwithstanding, it is understood and agreed that each Insurer shall be entitled to payment of Reimbursement only at the times and as provided in this Indenture and in the applicable Insurance Agreement and Insurance Policy.  All payments received by an Insurer pursuant to the exercise of its rights under the Notes as subrogee as described in subsection (a) above shall cause a corresponding reduction (on a dollar-for-dollar basis) in the Reimbursement obligations owing to such Insurer, and all payments received by such Insurer in respect of Reimbursement obligations as provided in subsection (b) above shall cause a corresponding reduction (on a dollar-for-dollar basis) in the amounts which may be owing to such Insurer pursuant to such subrogation rights.

(d)           Each Insurer by its execution of the applicable Series Supplement acknowledges and agrees that, notwithstanding any of the provisions of this Indenture, the applicable Insurance Agreement, the applicable Series Supplement or otherwise, it shall have recourse only to the Collateral.  The Collateral having been fully applied in accordance with the terms hereof, such Insurer shall not be entitled to take any further actions against either of the Co-Issuers to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished as against the Co-Issuers.  In particular, each Insurer by its execution of the applicable Series Supplement agrees not to take any action or institute or join in instituting any proceeding against either of the Co-Issuers (whether pursuant to its rights to be reimbursed for Reimbursements or pursuant to its subrogation rights or otherwise), until at least one year and one day, or if longer, the applicable preference period then in effect, after the payment in full of all Notes issued hereunder (including any Series Supplement), which action or proceeding arises under any Insolvency Law applicable to either of the Co-Issuers, respectively or which would be likely to cause either of the Co-Issuers to be subject to, or to seek the protection of, any Insolvency Law applicable to either of the Co-Issuers, respectively; provided, that each Insurer may become a party to and participate in any Proceeding or action under any Insolvency Law applicable to either of the Co-Issuers, respectively, that is initiated by any Person that is not an Affiliate of such Insurer.  For avoidance of doubt, this Section 2.14(d) shall not include any actions taken against the Servicer or any other Affiliate of the Servicer in respect of matters unrelated to Reimbursement by the Co-Issuers.

                                Section 2.15           Additional Covenant of the Insurers.  Each Insurer by its execution of the applicable Series Supplement agrees to promptly notify in writing, promptly upon such Insurer’s knowledge of such event, the Indenture Trustee of the actual or prospective occurrence of any event which constitutes or would constitute an Insurer Event of Default relating to such Insurer.  The Indenture Trustee and the Co-Issuers shall not be deemed to have knowledge of any such event until receipt of written notice of such event from such Insurer, or until any other Authorized Officer of the Indenture Trustee or the Co-Issuers, as the case may be, responsible for administering the transactions herein described has actual knowledge of such event.

                                Section 2.16           Applicability of Sections 2.13, 2.14 and 2.15.  The provisions of Sections 2.13, 2.14 and 2.15 shall apply to a Series of Notes only if and for so long as such Series Notes are insured pursuant to an Insurance Policy or any amount is owing to the Insurer relating to such Series of Notes.

                                Section 2.17           Escheat.  Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due to any Noteholder with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers upon delivery of a Servicer Order.  The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers (and not to the applicable Insurer) for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Indenture Trustee or the Paying Agent (as applicable) with respect to such trust money paid to the Co-Issuers shall thereupon cease; provided, however, that the Indenture Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Co-Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers. The Indenture Trustee may also adopt and employ, at the expense of the Co-Issuers any other commercially reasonable means of notification of such repayment.

ARTICLE III

CONDITIONS PRECEDENT

                                Section 3.1             General Provisions.  Any Notes issued by the Co-Issuers on the Closing Date or any Issuance Date shall be executed by the Co-Issuers upon compliance with the conditions of Sections 2.3, 3.2 and Section 3.3 and shall be delivered to the Indenture Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Company Order and upon receipt by the Indenture Trustee and each Insurer relating to the Series Notes to be issued (and, in the case of items (c), (d) and (e) below, also by the Co-Issuers, and in the case of items (a), (b), (c), (g) and (h), each other Insurer) on such Closing Date or Issuance Date (as applicable) of the following items:

(a)           an Officer’s Certificate of each of the Co-Issuers (A) with respect to (1) the due authorization, execution and delivery of each of the Transaction Documents and any other related transaction documents to which either is a party and (2) the execution, authentication and delivery of the relevant Notes and related Series Supplement and (B) certifying that (1) the attached copy of the resolutions of the Board of Managers of each of the Co-Issuers authorizing the Transaction Documents and the issuance of such Notes is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of such Issuance Date, (3) the attached copy of each of the Co-Issuers’ limited liability company agreement is a true and complete copy thereof, (4) such limited liability company agreement has not been rescinded and is in full force and effect on and as of such Issuance Date, (5) the Authorized Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (6) if the Issuance Date is not the Closing Date, the continued accuracy on such Issuance Date (as if made with reference to such Issuance Date) of each representation made by the Co-Issuers on the Closing Date herein, in the applicable Series Supplement and in any other Transaction Document.

(b)           an Opinion of Counsel of the Co-Issuers reasonably satisfactory in form and substance to the Indenture Trustee and (if such Insurer is then the Series Controlling Party relating to the Notes to be issued) each Insurer relating to the Series Notes to be issued, if any, to the effect that no authorization, approval or consent of any governmental body is required for the valid issuance of the relevant Notes except such as may have been given and covering such other matters as the Indenture Trustee or the Insurer may reasonably request; provided that such Opinion of Counsel shall state, among other things, the necessary events upon the occurrence of which the security interest of the Indenture Trustee in the Collateral shall be a perfected security interest with respect to Collateral in which a Lien can be perfected under the laws of the United States (or the applicable states), and confirm, with respect to IP Lien Filings, that the IP Security Agreements have been executed by the Issuer or the Co-Issuer (as appropriate) and delivered to the Indenture Trustee for filing with the appropriate Intellectual Property registry office, and unencumbered; and provided, further, that Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Co-Issuers, shall be deemed to be satisfactory counsel for purposes of this subclause (b);

(c)           an Opinion of Counsel to the Indenture Trustee, dated such Closing Date or Issuance Date (as applicable), in form and substance reasonably satisfactory to each of the Co-Issuers and (if such Insurer is the Series Controlling Party relating to the Notes to be issued) each Insurer relating to the Series Notes to be issued, if any;

(d)           an Opinion of Counsel to the relevant Hedge Counterparty, if any, dated such Issuance Date, in form and substance reasonably satisfactory to each of the Co-Issuers and (if such Insurer is then the Series Controlling Party relating to the notes to be issued) each Insurer relating to the Series Notes to be issued, if any;

(e)           an opinion of counsel to each Insurer relating to the Notes to be issued, dated as of the Issuance Date, in form and substance satisfactory to the Co-Issuers;

(f)            an Opinion of Counsel to each Initial Purchaser or their representative, in form and substance satisfactory to each Initial Purchaser or their representative, as applicable, to the effect that the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular summarizes the material U.S. federal income tax consequences of the purchase and beneficial ownership of the Notes, and is materially accurate;

(g)           an Officer’s Certificate of each of the Co-Issuers to the effect that (i) no Default or Event of Default under this Indenture has occurred and is continuing, or is likely to occur as a result of such proposed issuance; (ii) with respect to Notes proposed for execution and delivery after the fourth Accounting Date following the Closing Date, that the Pro Forma Series Debt Service Coverage Ratio is at least the greatest of the Additional Issuance Series DSCR Thresholds applicable to each respective Outstanding Series of Notes; (iii) no Servicer

Termination Event has occurred and is continuing, or will occur with notice or the lapse of time or both, or is likely to occur as a result of such proposed issuance; (iv) no Trigger Reserve Event has occurred and is continuing, or is likely to occur as a result of such proposed issuance; (v) the proposed issuance does not alter or change the terms of any Series Notes of any Series of Notes Outstanding or the Series Supplement relating thereto; (vi) no Mandatory Redemption Event has occurred and is continuing or is likely to occur as a result of the proposed issuance; (vii) giving effect to such proposed issuance, the IHOP Corp. Consolidated Leverage Ratio is equal to or less than the least of the Series IHOP Corp. Consolidated Leverage Ratio Thresholds applicable with respect to any Outstanding Notes; (viii) that the Adjusted IHOP Corp. Consolidated Leverage Condition is met; (ix) all conditions precedent provided in this Indenture relating to the authentication and delivery of Notes have been complied with; (x) all representations and warranties are true and correct in all material respects; and (xi) all expenses due or accrued with respect to the offering or relating to actions taken in connections therewith have been paid.

(h)           an Accountant’s Certificate (i) confirming the calculation of the Series Debt Service Coverage Ratio for each Outstanding Series of Notes (as specified in this Base Indenture or the related Series Supplement), the Cumulative Debt Service Coverage Ratio for the most recent Accounting Date and the Pro Forma Series Debt Service Coverage Ratio, (ii)  after giving effect to such proposed issuance, confirming compliance with all Series IHOP Corp. Consolidated Leverage Ratio Thresholds and the Adjusted IHOP Corp. Consolidated Leverage Condition, as applicable and (iii) specifying the procedures undertaken by them in connection with the data and computations in clause (i) and (ii); provided, that, in the case of the initial issuance of the Notes on the Closing Date, the Report of Independent Accountants on Applying Agreed Upon Procedures dated the Closing  Date shall be deemed to satisfy this Section 3.1(h); and

(i)            an executed counterpart of each of the Transaction Documents (to the extent not previously provided).

                                Section 3.2             Security for Notes.  Prior to the issuance of any Notes on the Closing Date or any Issuance Date (as applicable), the Co-Issuers shall cause the following conditions to be satisfied:

(a)           Grant of the Franchise Assets.  The Grant pursuant to the Granting Clauses of this Indenture of each of the Co-Issuers right, title and interest in and to the Collateral on the Closing Date (such Grant to be evidenced by the Co-Issuers’ execution and delivery of this Indenture).

(b)           Certificate of the Issuer.  A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date or any Issuance Date (as applicable), delivered to the Indenture Trustee and each Insurer, if any, relating to the Notes to be issued, to the effect that, in the case of the Franchise Assets on the Closing Date, and immediately prior to the delivery on the Issuance Date of any Notes:

(i)            the Issuer Assets are free and clear of any Liens except for (A) those which are being released on the Closing Date, (B) those Granted pursuant to this Indenture or (C) Permitted Liens;

(ii)           the Issuer has acquired its ownership in the Issuer Assets in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii)          the Franchise Documents with respect to each Franchise do not prohibit the Issuer from Granting a security interest in and pledging such Franchise Assets to the Indenture Trustee; and

(iv)          the Grant pursuant to the Granting Clauses of this Indenture, upon filing of the Financing Statement and the Owned Real Property Mortgage, timely filing of IP Lien Filings in the appropriate Intellectual Property registry office and the taking of any actions or filings required under laws outside of the United States for perfection of Licensed IP created under such laws, shall result in a first priority perfected security interest in favor of the Indenture Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Issuer Assets.

The Issuer, on and as of the Closing Date, and on and as of any subsequent Issuance Date to the extent contemplated by Section 3.1(a)(B)(6), hereby represents and warrants as set forth above in clauses (i) through (iv).

(c)           Certificate of the Co-Issuer.  A certificate of an Authorized Officer of the Co-Issuer, dated as of the Closing Date or any Issuance Date (as applicable), delivered to the Indenture Trustee and each Insurer relating to the Notes to be issued, to the effect that, in the case of the Franchise IP and all other Franchise Assets owned by the Co-Issuer on the Closing Date, and immediately prior to the delivery on the Issuance Date of any Notes:

(i)            the Co-Issuer is the owner of the IP Assets in existence as of such date free and clear of any Liens, claims or encumbrances of any nature whatsoever that are effective or could become effective, in each case except for (A) those which are being released on the Closing Date, (B) those Granted pursuant to this Indenture or (C) Permitted Liens;

(ii)           the Co-Issuer has acquired its ownership in the IP Assets and the right to receive the After-Acquired IP Assets in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii)          the Grant pursuant to the Granting Clauses of this Indenture, upon filing of the Financing Statement, timely filing of IP Lien Filings and the taking of any actions or filings required under laws outside the United States for perfection of IP Assets included in the Collateral created under such laws, shall result in a first priority perfected security interest in favor of the Indenture Trustee for the benefit of the Secured Parties in all of the Co-Issuer’s right, title and interest in the IP Assets included in the collateral.

The Co-Issuer, on and as of the Closing Date, and on and as of any subsequent Issuance Date to the extent contemplated by Section 3.1(a)(B)(6), hereby represents and warrants as set forth above in clauses (i) through (iii).

(d)           Rating Letters.  The delivery to the Indenture Trustee and each Insurer, if any, relating to the Notes to be issued of (i) a true and correct copy of a letter signed by Moody’s confirming that the Notes to be issued on the Closing Date or Issuance Date (as applicable) have been assigned a rating specified in the applicable Series Supplement and have received a shadow rating (exclusive of the effect of any Insurance Policy) specified in the applicable Series Supplement by Moody’s, and that such ratings are in full force and effect on the Closing Date or Issuance Date (as applicable), (ii) a true and correct copy of a letter signed by S&P confirming that the Notes to be issued on the Closing Date or Issuance Date (as applicable) have been assigned a rating specified in the applicable Series Supplement and have received a shadow rating (exclusive of the effect of any Insurance Policy) specified in the applicable Series Supplement by S&P, and that such ratings are in full force and effect on the Closing Date or Issuance Date (as applicable) and (as required in the applicable Series Supplement) (iii) a true and correct copy of a letter signed by any other rating agency confirming that the Notes to be issued on the Closing Date or Issuance Date (as applicable) have been assigned a rating specified in the applicable Series Supplement and have received a shadow rating (exclusive of the effect of any Insurance Policy) specified in the applicable Series Supplement by such Rating Agency, and that such ratings are in full force and effect on the Closing Date or Issuance Date (as applicable); provided, however, that in lieu of receiving a copy of a letter regarding any shadow rating referred to in this Section 3.2(d), confirmation by electronic mail prior to the issuance of such Notes on the Closing Date or such Issuance Date, as the case may be, by the applicable Insurer to the Indenture Trustee that such Insurer has received such a letter conforming to the requirements of this Section 3.2(d) (or that such Insurer has waived receipt thereof by the Insurer) shall satisfy such condition in respect of the Indenture Trustee with respect to such shadow rating.

(e)           Rating Agency Condition.  With respect to any Notes that will be Outstanding at the proposed Issuance Date, delivery of written confirmation to each Insurer applicable to such Notes that the Rating Agency Condition shall have been satisfied as to such Notes; provided that such Insurer shall promptly notify the Indenture Trustee of such confirmation.

(f)            Accounts.  The Indenture Trustee shall provide on the Closing Date or such Issuance Date (as applicable) prior to the issuance of any Notes on such date evidence of the establishment or continued maintenance (as applicable) of the Collections Account, the Franchisee Insurance Proceeds Account, the Expense Payment Accounts, and with respect to each Series of Notes, the Series Principal Payment Account, the Series Interest Payment Account, the Series Fee Payment Account, the Series Interest Reserve Account, and the Series Trigger Reserve Account.  The Issuer shall provide on the Closing Date or such Issuance Date (as applicable) prior to the issuance of any Notes on such date evidence of the establishment or continued maintenance (as applicable) of the Lock-Box Account, the Advertising Funds Account, the Lease and Reimbursement Payment Account and the Residual Account.

(g)           Financing Statement.  The delivery by each of the Co-Issuers of an unfiled copy of the Financing Statement describing the Collateral and naming each of the Co-Issuers respectively as debtor and the Indenture Trustee as secured party (or amendments of such Financing Statement or continuation statements, as applicable) to be filed by or on behalf of each of the Co-Issuers with the Secretary of State of Delaware not later than the 10th day following the Closing Date or the Issuance Date, as applicable.  The parties hereto acknowledge that the Indenture Trustee shall not be obligated to have verified the validity, accuracy or other substantive matters relating such Financing Statement.

                                Section 3.3             Issuance of New Notes.  No new Notes or Series of Notes shall be issued unless the following conditions are satisfied:

(a)           no Default or Event of Default under this Indenture has occurred and is continuing or will occur as a result of such proposed issuance, and all representations and warranties are true and correct and will continue to be true and correct after giving effect to such issuance in all material respects;

(b)           with respect to Notes proposed for execution and delivery after the fourth Accounting Date following the Closing Date, the Pro-Forma Series Debt Service Coverage Ratio is at least equal to the greatest of the Additional Issuance Series DSCR Thresholds applicable to each respective Outstanding Series of Notes;

(c)           no Servicer Termination Event has occurred and is continuing, or will occur with notice or the lapse of time or both or will occur as a result of such proposed issuance;

(d)           no Trigger Reserve Event has occurred and is continuing, or will occur as a result of such proposed issuance;

(e)           the proposed issuance does not alter or change the terms of any Series Notes or any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under ARTICLE VIII;

(f)            no Mandatory Redemption Event has occurred and is continuing, or will occur as a result of such proposed issuance;

(g)           giving effect to such proposed issuance, the IHOP Corp. Consolidated Leverage Ratio is equal to or less than the least of the Series IHOP Corp. Consolidated Leverage Ratio Thresholds applicable with respect to any Outstanding Notes;

(h)           the Adjusted IHOP Corp. Consolidated Leverage Condition is met;

(i)            in the case of Additional Notes of any existing Series to be issued, either (i) each Insurer, if any, insuring such Series has consented thereto in writing or (ii) without the consent of each Insurer insuring such Series, the aggregate principal amount to be issued is not greater than the excess, if any, of the maximum authorized principal amount of such Series as set forth in the applicable Series Supplement, over the aggregate principal amount of Notes of such Series that have previously been issued (whether or not still Outstanding);

(j)            all expenses due or accrued with respect to the offering of such Notes or Series of Notes or relating to actions taken in connection therewith have been paid or will be paid from the proceeds thereof; and

(k)           all applicable conditions under this Indenture and the other Transaction Documents have been satisfied.

ARTICLE IV

SATISFACTION AND DISCHARGE

                                Section 4.1             Satisfaction and Discharge of Indenture.  (a)  This Indenture shall cease to be of further effect with respect to the Notes except as to (1) rights of registration of transfer and exchange, (2) substitution of mutilated, destroyed, defaced, lost or stolen Notes, (3) rights of Noteholders to receive payments of principal thereof and interest thereon and each Insurer relating to any Series of Notes to receive any Reimbursement or other amounts due or to become due hereunder or under the applicable Insurance Agreement and/or Insurance Policy that have not been previously paid, (4) the rights, obligations and immunities of the Indenture Trustee hereunder including, without limitation, the rights to compensation, reimbursement and indemnification, (5) rights of the Co-Issuers to optional redemption pursuant to Section 9.2 and (6) the rights of Noteholders and the other Secured Parties as beneficiaries hereof with respect to the property deposited with the Indenture Trustee and payable to all or any of them, and all Collateral, rights and interest hereby conveyed or assigned or pledged and not disposed of previously pursuant to Section 5.3 then remaining, if any, shall revert to the Co-Issuers, and the estate, right, title and interest of the Indenture Trustee and the Secured Parties therein shall thereupon cease, terminate and become void, and the Indenture Trustee, on demand of and at the expense of the Co-Issuers, shall execute instruments in form and substance reasonably satisfactory to the Co-Issuers and the Indenture Trustee acknowledging satisfaction and discharge of this Indenture and releasing the Collateral from the Lien of this Indenture, and execute and deliver such other instruments or documents as may be reasonably requested by the Co-Issuers to give effect to such release, and shall convey, assign and transfer, or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered to the Co-Issuers, all such remaining Collateral, including money, then held by the Indenture Trustee or any co trustee, other than moneys deposited with the Indenture Trustee pursuant to clause (ii) below, when:

(i)            either:

(A)          all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been paid or replaced as provided in Section 2.6 hereof and (y) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Co-Issuers or discharged from such trust, as provided in Section 2.7 hereof) have been delivered to the Indenture Trustee for cancellation; or

(B)           the Co-Issuers irrevocably deposit in trust with the Indenture Trustee or, at the option of the Indenture Trustee, with a trustee reasonably satisfactory to the Aggregate Controlling Party, the Indenture Trustee and the Co-Issuers under the terms of a irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee, money or Eligible Investments in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay, when due, principal, premium, if any, and interest on the Notes to maturity, redemption or prepayment, as the case may be, and to pay all other sums payable by them hereunder and under each other Transaction

Document and under any Insurance Agreement; provided, however, that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such Eligible Investments to the Indenture Trustee and (B) the Indenture Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Eligible Investments to the payment of said principal and interest with respect to the Notes and such other sums, including, but not limited to, with respect to any exercise of the Co-Issuers of redemption rights under Section 9.2;

(ii)           the Co-Issuers have paid or caused to be paid all other sums payable hereunder by the Co-Issuers and no other amounts will become due and payable by the Co-Issuers and each of the Servicer and each other Securitization Entity has paid all amounts payable by it under the Transaction Documents;

(iii)          the Co-Issuers have delivered to the Indenture Trustee and, if an Insurer is then the Series Controlling Party relating to any Series of Notes, such Insurer, an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with; and

(iv)          the Insurance Policy relating to each Series of Notes, if any, has expired or been terminated or canceled by the Indenture Trustee in accordance with its terms and the Indenture Trustee has returned each such Insurance Policy to the applicable Insurer and all amounts payable to such Insurer having been paid; provided, however, the Indenture Trustee shall be required to cancel such Insurance Policy and return it to the Insurer if all amounts under the Notes and the applicable Insurance Agreement have been paid and the Co-Issuers shall have provided to each applicable Insurer an Opinion of Counsel, or such other adequate assurances as may be required by such Insurer in its sole judgment, to such Insurer that the discharge of the Indenture will not subject such Insurer to a risk of preference or recapture on amounts previously paid by the Co-Issuers to discharge the Notes, and such Insurer shall have confirmed in writing that such condition has been satisfied.

The foregoing provisions notwithstanding, amounts owing in respect of Notes which shall have been paid, or for which provision shall have been made, by a payment from the Insurer pursuant to the applicable Insurance Policy, if any, shall continue to be Outstanding under this Indenture, and the conditions set forth in this Section 4.1 shall not be satisfied, and such Insurer shall become the Holder of such Notes for all purposes of this Indenture; provided, that if the Co-Issuers shall make payment to such Insurer of all Reimbursements and all Insurer Expenses due hereunder and under the applicable Insurance Agreement in respect of any payments by such Insurer of principal of and interest on such Notes and Insurer Expenses under the applicable Insurance Agreement, together with any interest due under the applicable Insurance Agreement thereon, the obligation of the Co-Issuers with respect to payment of such Notes shall cease to the extent of such Reimbursement, and if such Reimbursement shall be sufficient to pay all of the principal of and interest due on such Notes, such Notes shall no longer be deemed Outstanding for purposes of this Indenture.

(b)           Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Noteholders and the Secured Parties under Section 2.7, Section 2.13, Section 2.14, Section 2.15, Section 2.16, Section 4.2, Section 6.5, Section 6.6, Section 7.1, Section 7.3, Section 7.13(o) and Section 11.1 hereof shall survive such satisfaction and discharge.

                                Section 4.2             Application of Trust Money.  All monies, Cash or Eligible Investments deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be irrevocably held in trust by the Indenture Trustee and applied by it, in accordance with the provisions of the Notes and this Indenture and in Article XI to the payment to the Person or Persons entitled thereto of the principal and interest for whose payment such monies, Cash and Eligible Investments have been deposited with the Indenture Trustee, and such monies, Cash and Eligible Investments shall be held in a segregated trust account identified as being held in trust for the benefit of the Noteholders and the other Secured Parties.

                                Section 4.3             Reinstatement.  If the Indenture Trustee is unable to apply any cash or Eligible Investments in accordance with Section 4.1 hereof by reason of any Proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 hereof until such time as the Indenture Trustee is permitted to apply all such cash or Eligible Investments in accordance with Section 4.1 hereof; provided, however, that if the Co-Issuers have made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Co-Issuers shall be subrogated to the rights of the holders who received such cash or Eligible Investments to receive such payment from the funds held by the Indenture Trustee.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

                                Section 5.1             Events of Default.  (a)  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            a default shall occur in the payment of principal on any Note when due (without giving effect to payments made on the Notes with the proceeds of a drawing under any Insurance Policy);

(ii)           a default shall occur in the payment of any interest due in respect of any Note and such default shall continue for two (2)Business Days (without giving effect to payments made on the Notes with the proceeds of a drawing under any Insurance Policy);

(iii)          either the Issuer, the Co-Issuer or any other Securitization Entity fails to perform or comply with any of the covenants or representations or warranties contained in Section 7.12 and Section 7.16 hereof or any of the representations or warranties contained herein or in any other Transaction Document to which a Securitization Entity is party shall prove to be incorrect in any material respect as of the date made or deemed to be made or as of any other date specified herein (in each case, computed without giving effect to any grace periods contained herein that might otherwise be applicable), and in the case of any Securitization Entity other than the Co-Issuer, such failure is reasonably likely to cause a Material Adverse Effect on the Collateral taken as a whole or the ability of the either of the Co-Issuers to satisfy its obligations under the Transaction Documents;

(iv)          the occurrence of a Series Event of Default;

(v)           a failure by the Back-Up Servicer to perform in accordance with Section 3(a) of the Back-Up Servicing Agreement within 15 days after receipt of written notification from the Issuer, Indenture Trustee or any Insurer that a Servicer Termination Event has occurred, or a failure by the Back-Up Servicer to present a Back-Up Servicer Proposal (in accordance with the Servicing Agreement) to each Series Controlling Parties within 90 days from the occurrence of the relevant Servicer Termination Event unless such failure was the result of delay caused by the Aggregate Controlling Party;

(vi)          either the Issuer, the Co-Issuer or any other Securitization Entity fails to perform or observe any of its obligations under this Indenture not covered in (iii) above or under any other Transaction Document and such failure continues for a period ending on the earlier to occur of 30 consecutive days after the Issuer, the Co-Issuer or any other Securitization Entity (as applicable) shall have become aware of such failure or after the Issuer, the Co-Issuer or any other Securitization Entity (as applicable) shall have received notice of such failure, and in the case of any Securitization Entity other than the Co-Issuers, such failure is reasonably likely to cause a Material Adverse Effect on the Collateral, taken as a whole, or the ability of either of the Co-Issuers to satisfy its obligations under the Transaction Documents; provided, however, that to the extent it is curable  and as long as the Issuer, the Co-Issuer or any other Securitization Entity (as applicable) is diligently attempting to cure such failure, such cure period shall be extended by an additional period as may be required to cure such default but in no event by more than an additional 30 days;

(vii)         an effective resolution is passed by any the Issuer, the Co-Issuer or any other Securitization Entity (excluding IHOP Properties) for the winding up or liquidation of the Issuer, the Co-Issuer or any other Securitization Entity, respectively, except a winding up for the purpose of a merger, reconstruction or amalgamation, in accordance with the terms of the Indenture, the terms of which have previously been approved in writing by the Series Controlling Party of each Series of Notes;

(viii)        any petition is filed, or any case or proceeding is commenced, against the Issuer, the Co-Issuer or any other Securitization Entity (excluding IHOP Properties) under the Bankruptcy Code, or any other similar applicable federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, and such filing, case or proceeding has not been dismissed within 60 days after such filing or commencement;

(ix)           the institution by the Issuer, the Co-Issuer or any other Securitization Entity of proceedings to be adjudicated as bankrupt or insolvent, or the consent by any Securitization Entity to the institution of bankruptcy or insolvency proceedings against it, or the filing by any Securitization Entity of a petition or answer or consent seeking reorganization relief under the Bankruptcy Code or any other similar applicable federal or state law, or the consent by either to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of either or of any substantial part of its property, or the making by the Issuer, the Co-Issuer or any other Securitization Entity of an assignment for the benefit of creditors, or the admission by any Securitization Entity in writing of its inability to pay its debts generally as they become due, or the taking of action by any Securitization Entity in furtherance of any such action;

(x)            either of the Co-Issuers or any other Securitization Entity registers, or is required to register, as an “investment company” under the Investment Company Act, or any body with jurisdiction makes a final determination that either Co-Issuer or other Securitization Entity is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act;

(xi)           any of the Issuer, the Co-Issuer, IHOP Holdings or IHOP, Inc. shall fail to perform or comply with certain of their respective covenants under any of the Asset Transfer Agreements to which it is a party relating to the corporate separateness of the Issuer, the Co-Issuer, any other of the Securitization Entities, IHOP Holdings or IHOP Inc. and such failure or noncompliance shall have continued for more than 30 days;

(xii)          (A) any representation or warranty not covered in (iii) above made by the Issuer, the Co-Issuer or the Servicer in any Transaction Document to which it is a party shall prove to be false or incorrect in any material respect as of the date made or deemed to be made or as of any other date specified in the applicable Transaction Document, or (B) the Issuer, the Co-Issuer, the Servicer or any other Securitization Entity materially breaches any covenant in any Transaction Document with respect to the use of the IP Assets in a manner that constitutes an infringement of such IP Assets (in the case of (A) and/or (B), (a “Breach”); provided that if any such Breach is capable of being remedied within 30 days of the Issuer’s, the Co-Issuer’s, the Servicer’s or any other Securitization Entity’s knowledge of such Breach or receipt of notice thereof, as applicable, then an Event of Default shall occur under this clause (xii) as a result of such Breach if it is not cured in all material respects by the end of such 30 day period; provided, further, that, to the extent that it is curable and so long as the Issuer, the Co-Issuer or the Servicer is diligently attempting to cure such failure, such cure period shall be extended by an additional period as may be required but in no event by more than an additional 30 days;

(xiii)         any Insurance Policy relating to a Series of Notes shall cease to be in full force and effect or any Insurer relating to a Series of Notes shall assert such in writing with respect to such Series of Notes;

(xiv)        any Securitization Entity, the Servicer, IHOP Holdings or IHOP Inc. shall fail to comply with or observe any applicable law, rule or regulation if such failure is reasonably likely to have a Material Adverse Effect;

(xv)         the Indenture Trustee shall cease to have a valid and perfected security interest in the Collateral (other than any immaterial Collateral and any Collateral which has been disposed of, to the extent permitted hereunder) in which perfection can be achieved under the UCC or other applicable law free and clear of any Lien except Permitted Liens;

(xvi)        any Transaction Document shall cease to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof), or any of IHOP Inc., IHOP Holdings, the Servicer or any Securitization Entity asserts as such in writing;

(xvii)       the Servicer (as applicable) shall fail to pay any Defective Asset Damages Amount Payment as required under the Servicing Agreement or Asset Transfer Agreements (as applicable) when due;

(xviii)      (A)The Co-Issuers or any Affiliate thereof shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of either Co-Issuer or any Affiliate thereof, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Aggregate Controlling Party, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (E) the Co-Issuers or any Affiliate thereof incur, or in the reasonable opinion of the Aggregate Controlling Party are likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(xix)         any Securitization Entity other than IHOP Properties shall cease to be a disregarded entity for purposes of the Code;

(xx)          a final non appealable judgment, when aggregated with the amount of other final non appealable judgments, exceeding (a) $5,000,000 shall be rendered against the Issuer or (b) $1,000,000 shall be rendered against any other Securitization Entity, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(xxi)         the Cumulative Debt Service Coverage Ratio with respect to any Payment Date is less than the greatest of the EoD Series DSCR Thresholds applicable to each respective Outstanding Series of Notes;

(xxii)        any Series of Notes insured by an Insurer is not repaid in full on or before the date that is twenty-four (24) months prior to the Series Legal Final Maturity Date with respect to such Series of Notes;

(xxiii)       a valid claim is made under an Insurance Policy;

(xxiv)       the failure to pay any amount due under a Transaction Document and such failure shall continue for two (2)Business Days; and

(xxv)        the IP Company fails to have good title to any IP Assets (other than any immaterial IP Assets and, any IP Assets which have been disposed of, to the extent permitted under Section 7.8(a)(xvi)).

If either of the Co-Issuers shall obtain knowledge that events that might reasonably be expected to constitute a Default shall have occurred and be continuing, the Co-Issuers shall promptly notify the Indenture Trustee, each Insurer and the Noteholders in writing of such events (but such notice, except as otherwise stated therein, shall not constitute an admission that such events constitute a Default).

                                Section 5.2             Acceleration of Maturity; Rescission and Annulment.  (a)  At any time after an Event of Default has occurred and is continuing, other than an Event of Default specified in Section 5.1(a)(vii), (viii) or (ix), the Indenture Trustee, if so directed by the Aggregate Controlling Party, shall declare, on written notice to the Co-Issuers (unless no written notice is required under the Indenture), the Aggregate Outstanding Principal Amount of all Outstanding Notes to be immediately due and payable, and upon any such declaration, such Aggregate Outstanding Principal Amount, together with all accrued and unpaid interest thereon, and other amounts payable under the Indenture, shall automatically become immediately due and payable in accordance with Section 11.1.  If an Event of Default specified in Section 5.1(a)(vii), (viii) or (ix) shall have occurred and be continuing, the Aggregate Outstanding Principal Amount, together with all accrued and unpaid interest thereon, of all of the Notes, and other amounts payable hereunder, shall automatically become due and payable.  Notwithstanding the foregoing, no such acceleration (whether occurring automatically or by the declaration of the Indenture Trustee) shall result in an acceleration of payments under any Insurance Policy.

(b)           At any time after an Event of Default has occurred and is continuing and the Notes have been accelerated, the Indenture Trustee shall at the direction of the Aggregate Controlling Party invest or dispose of any or all of the Collateral.  The Indenture Trustee shall not be bound to institute any proceedings or take any other action (excluding the actions expressly set forth herein) unless (i) with respect to an acceleration of Notes pursuant to the terms of the Indenture, it shall have been so requested by the Aggregate Controlling Party, and (ii) it shall have been provided security or indemnity to its reasonable satisfaction.

(c)           At any time after such a declaration of acceleration of maturity has been made relating to the Notes and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Aggregate Controlling Party (except in respect of an Event of Default specified in Section 5.1(a)(vii), (viii)or (ix), in which case rescission shall be subject to the consent of each Series Controlling Party), by written notice to the Co-Issuers and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Co-Issuers have paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)          all overdue installments of interest and principal on the Notes,

(B)           all unpaid taxes, administrative expenses and other sums paid or advanced by the Indenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any due and unpaid Servicing Fees, and

(C)           all outstanding Reimbursements, Insurer Expenses and Series Insurance Premium Payable Amounts owed to each Insurer; and

(ii)           the Indenture Trustee has determined, after consultation with counsel, that all Events of Default, other than the non payment of interest on or principal of the Notes that have become due solely by such acceleration, have been cured and, if any Event of Default (not including any Event of Default occurring for a Series solely as a result of cross default to a Series Event of Default for another Series) was a Series Event of Default only for some but not all of the Series of Notes, the Series Controlling Party for such Series of Notes, by written notice to the Indenture Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or has waived such Series Event of Default pursuant to the applicable Series Supplement.

No such rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

                                Section 5.3             Enforcement.  (a)  At any time after an Event of Default has occurred and is continuing and the Notes have been accelerated, the Indenture Trustee shall, pursuant to an Aggregate Controlling Party Order, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also shall, pursuant to an Aggregate Controlling Party Order, (i) require the Co-Issuers to, and each of the Co-Issuers hereby agrees that it will at its expense and upon request of the Indenture Trustee forthwith, assemble all or part of the Collateral as directed by the Indenture Trustee and make it available to the Indenture Trustee at a place and time to be designated by the Indenture Trustee that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Indenture Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Indenture Trustee may deem commercially reasonable; (iii) occupy any premises owned or leased by the Issuer and the Co-Issuer where the

Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Issuer and the Co-Issuer in respect of such occupation; and (iv) exercise any and all rights and remedies of the Issuer and the Co-Issuer under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of the Issuer and the Co-Issuer to demand or otherwise require payment of any amount under, or performance of any provision of, the Franchise Agreements, the Franchise Payments, and the other Franchise Assets included in the Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Indenture Trust Accounts, and (C) exercise all other rights and remedies of the Issuer and Co-Issuer, to the extent transferable to the Indenture Trustee or exercisable by the Indenture Trustee, as agent on behalf of the Issuer or Co-Issuer, with respect to the Franchise Agreements, the Franchise Payments, the IP Assets and the other Franchise Assets included in the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  The Co-Issuers agree that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Co-Issuers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Indenture Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Indenture Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Upon the acceleration of the Notes under Section 5.2 hereof, the Indenture Trustee (i) shall (if and as directed pursuant to an Aggregate Controlling Party Order relating to the Notes), institute Proceedings to enforce the rights of the Indenture Trustee with respect to the Collateral, including, without limitation, to foreclose upon the Collateral or sell the Collateral under a decree of a court or courts of competent jurisdiction, and (ii) may at its discretion take any other action of a secured party as permitted by the laws of the State of New York.

(c)           In the case of an Insurer Event of Default relating to any Series of Notes, the Indenture Trustee shall institute such Proceedings or take such other action to enforce the obligations of the Insurer relating to such Series of Notes under the applicable Insurance Policy as the Holders of a Majority of the Series Outstanding Principal Amount shall direct in writing.

(d)           No Noteholder relating to a Series of Notes shall be entitled to institute Proceedings or take such other action directly against any of the Issuer, Co-Issuer, any other Securitization Entity, the Servicer, the Insurer relating to such Series of Notes or the Collateral with respect to any Notes, whether to enforce the Co-Issuers’ obligations hereunder or under such Notes, or against any Collateral securing the Notes, unless (i) the Indenture Trustee, having become bound so to act, fails to institute Proceedings against the Co-Issuers or with respect to any such Collateral within a reasonable time and such failure is continuing, (ii) with respect to such Series of Notes, an Insurer Event of Default has occurred and is continuing and (iii) 25% of the aggregate Outstanding principal for such Series of Notes agree in writing.

(e)           Upon any sale of any or all of the Collateral securing the Notes as provided in this Indenture, the following shall be applicable:

(i)            The Indenture Trustee is hereby irrevocably appointed the true and lawful attorney of the Issuer and the Co-Issuer to the extent permitted by law, in their name and stead, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus sold; and for that purpose may make instruments and instructions and may substitute one or more Persons with like power; and the Issuer and the Co-Issuer hereby ratify and confirm all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof.

(ii)           If so requested by the Indenture Trustee or by any purchaser, the Issuer and the Co-Issuer shall ratify and confirm any such sale, or transfer by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

(iii)          To the extent permitted by applicable law, any Noteholder, the Indenture Trustee or any Insurer relating to the Notes may bid for and purchase any of the Collateral, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such.

(iv)          The receipt of the purchase price by the Indenture Trustee or of the officer making such sale under a judicial proceeding shall be sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representatives or assigns shall not be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof.

(v)           Any such sale, to the maximum extent permitted by law, shall operate to divest the Issuer or the Co-Issuer, as applicable, of all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, in and to the Collateral so sold and shall be a perpetual bar both at law and at equity or otherwise against the Issuer or the Co-Issuer, as applicable, and their successors and assigns, and any and all Persons claiming or who may claim the Collateral sold or any part thereof from, through or under the Issuer or the Co-Issuer, as applicable, or their successors and assigns.

(vi)          Any moneys collected by the Indenture Trustee upon any sale of, collection from, or other realization upon all or any of the Collateral or otherwise upon the enforcement of this Indenture, shall be applied as provided in Section 5.4 hereof.

(f)            In accordance with the terms of this Indenture, at any time when the Indenture Trustee institutes with consent of the Aggregate Controlling Party (or is directed to institute by the Aggregate Controlling Party) Proceedings to enforce the Notes or this Indenture or any Collateral, the following shall be applicable:

(i)            The Indenture Trustee in its own name, or as Indenture Trustee of an express trust, or as attorney-in-fact for Holders of Notes, any Insurer or any other Secured Party, as the case may be, or in any one or more of such capacities shall be entitled and empowered to institute any suits, actions or other Proceedings at law, in equity or otherwise, to recover judgment against the Co-Issuers for the whole amount due and unpaid on the Secured Obligations, and against any Insurer for any amounts owing under any Insurance Policy and may prosecute any such claims or Proceedings to judgment or final decree against the Co-Issuers or any Insurer and collect the monies adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any Proceedings for the enforcement of the Lien of this Indenture, or of any of the Indenture Trustee’s rights or the rights of any Secured Party under this Indenture or the Indenture Trustee’s rights under any Insurance Policy, and such power of the Indenture Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the Lien hereof.

(ii)           In case of a sale of, collection from, or other realization upon all or any of the Collateral and of the application of the proceeds of such sale to the payment of the principal of and interest on the Notes and other amounts owing hereunder in accordance with Article X and XI (as applicable), the Indenture Trustee in its own name, and as trustee of an express trust, subject to Section 2.14(d) and Section 5.3(g), shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid to the Secured Parties, for the benefit of the Secured Parties, with, as applicable, interest at the rate borne by such Notes or such other rate as applicable thereto under the Transaction Documents.  Notwithstanding the foregoing, upon the occurrence of an Event of Default and the sale of all or any part of the Collateral, amounts on deposit in the Series Principal Payment Account for each Series of Notes may be applied to amounts owing hereunder in accordance with Article X and XI (as applicable), if any, prior to payment of principal in respect of the immediately succeeding Payment Date.

(iii)          Except as required by applicable law or the terms of such judgment or final decree, no recovery of any judgment or final decree by the Indenture Trustee and no levy of any execution under any such judgment upon any of the Collateral shall in any manner or to any extent affect the Lien of this Indenture upon any of such Collateral, or any rights, powers or remedies of the Indenture Trustee, but all such Liens, rights, powers and remedies shall continue unimpaired as before.

(iv)          The Indenture Trustee in its own name, or as Indenture Trustee of an express trust, or as attorney-in-fact for Holders of Notes or any Insurer, as the case may be, or in any one or more of such capacities (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Co-Issuers for the payment of overdue principal or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of any Insurer and the holders of Notes and/or any other Secured Obligation, as applicable (whether such claims be based upon the provisions of such Notes, any Insurance Agreement, any other Secured Obligation or this Indenture), allowed in any receivership, insolvency, bankruptcy, moratorium, liquidation, readjustment, reorganization or any other judicial or other Proceedings relative to the Co-Issuers or any Insurer, the creditors of either of the Co-

Issuers, any Insurer or the Collateral, and any receiver, assignee, indenture trustee, liquidator, sequestrator (or other similar official) in any such judicial or other Proceeding is hereby authorized to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, any Insurer or any other Secured Party, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.  The Indenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Secured Obligations by taking and holding the Secured Obligations, shall be conclusively deemed to have so appointed the Indenture Trustee) the true and lawful attorney-in-fact of the respective Secured Parties with authority to (x) make and file in the respective names of the Secured Parties (subject to deduction from any such claims of the amounts of any claims filed by any of the Secured Parties themselves to the extent permitted hereby) any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such Proceeding and to receive payment of amounts distributable on account thereof, (y) execute any such other papers and documents and do and perform any and all such acts and things for and on behalf of such Secured Parties as may be necessary or advisable in order to have the respective claims of the Secured Parties against the Co-Issuers or the Collateral reorganized and enforced, and (z) receive payment of or on account of such claims and debt; provided that nothing contained in this Indenture shall be deemed to give to the Indenture Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such Proceeding to waive or change in any way any right of any Secured Party.  Any monies collected by the Indenture Trustee under this subsection (e) shall be applied as provided in Section 5.4.

(v)           All rights of action and of asserting claims under this Indenture, any Insurance Policy, or under any of the Notes enforceable by the Indenture Trustee may be enforced by the Indenture Trustee to the extent permitted by law without possession of any of such Notes or the production thereof at the trial or other Proceedings relative thereto.

(vi)          In case the Indenture Trustee shall have proceeded to enforce any right under this Indenture by suit, foreclosure or otherwise and such Proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then in every such case the Co-Issuers, any Insurer and the Indenture Trustee shall, to the extent permitted by law, be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee shall continue as though no such Proceedings had been taken, except to the extent determined in litigation adversely to the Indenture Trustee.

(g)           Notwithstanding any other provision of this Indenture, the Notes, any Insurance Agreement, the Servicing Agreement or any other Transaction Document or otherwise (but subject, for the avoidance of doubt to the provisions of Sections 5.3(a), 5.3(b), 5.3(c), 5.3(d), 5.3(e), 5.6 and 5.7 hereof), the liability of the Co-Issuers to the Noteholders, any Insurer, the Servicer, the Initial Purchaser, each Series Hedge Counterparty and the Indenture Trustee under or in relation to the Notes, this Indenture, any Insurance Agreement, the Servicing Agreement or

any other Transaction Document or otherwise, is limited in recourse to the Collateral.  The Collateral having been applied in accordance with the terms hereof; none of the Indenture Trustee, the Noteholders, any Insurer, the Initial Purchaser, the Servicer or any Hedge Counterparty shall be entitled to take any further steps against either of the Co-Issuers to recover any sums due but still unpaid hereunder, under the Notes, any Insurance Agreement or any of the other agreements or documents described in this paragraph (g), all claims in respect of which shall be extinguished.  In particular, the Indenture Trustee agrees, and each Noteholder by its acceptance of a Note and each other Secured Party and the Servicer by their acceptance of the benefits of this Indenture and each Insurer by its execution of a Series Supplement will be deemed to have agreed, not to take any action or institute any proceeding against either of the Co-Issuers under any Insolvency Law applicable to either of the Co-Issuers; provided that each of the Indenture Trustee and the Noteholders, each Insurer, any other Secured Party and the Servicer may become parties to and participate in any Proceeding or action under any Insolvency Law applicable to either of the Co-Issuers that is initiated by any other Person that is not an Affiliate of it.

                                Section 5.4             Application of Monies Collected by Indenture Trustee.  Any monies withdrawn, collected or to be applied by the Indenture Trustee with respect to any Secured Obligation pursuant to this Article V shall be deposited in the Collections Account and, together with any other monies that may then be held by the Indenture Trustee under any of the provisions of this Indenture as part of the Collateral with respect to the Notes, shall be applied in accordance with Section 10.9 and Article XI.

                                Section 5.5             Waiver of Appraisement, Valuation, Stay and Right to Marshaling.  To the extent it may lawfully do so, each of the Co-Issuers for itself and for any Person who may claim through or under it hereby:

(a)           agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of this Indenture, (ii) the sale of, collection from, or other realization upon any of the Collateral, or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)           waives all benefit or advantage of any such laws;

(c)           waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Indenture or of any of the Collateral; and

(d)           consents and agrees that, subject to the terms of this Indenture, all the Collateral may at any such sale be sold by the Indenture Trustee as an entirety.

                                Section 5.6             Remedies Cumulative; Delay or Omission Not a Waiver.  To the extent permitted by law, every remedy given hereunder to the Indenture Trustee, any Insurer or to any of the Noteholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every statute, law, equity or otherwise.  Subject to the terms of this Indenture specifically including the rights of any Insurer as Series Controlling Party or Aggregate Controlling Party relating to the Notes or a Series of Notes, respectively (as applicable, so long as such Insurer is the Aggregate Controlling Party relating to the Notes or the Series Controlling Party relating to a Series of Notes), to direct actions of the Indenture Trustee in accordance with the terms of this Indenture, the Indenture Trustee may exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law, equity or otherwise, in its absolute discretion.  No course of dealing between the Co-Issuers, any Insurer and the Indenture Trustee or the Noteholders or any delay or omission of the Indenture Trustee, any Insurer or of the Noteholders to exercise any right, remedy or power accruing upon any Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Event of Default or of any right of the Indenture Trustee, any Insurer or of the Noteholders or acquiescence therein, and every right, remedy and power given by this Article V to the Indenture Trustee, any Insurer or to the Noteholders may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Indenture Trustee, any such Insurer or by the Noteholders.

                                Section 5.7             Control of Notes.  Notwithstanding any other provision of this Indenture (but subject, for the avoidance of any doubt, to the provisions of Section 5.3(f) hereof), the Aggregate Controlling Party shall have the right to cause the institution of, and direct the time, method and place of, exercising any right or remedy in respect of any enforcement of the Collateral or conducting any Proceeding for any remedy available to the Indenture Trustee and to direct the exercise of any trust, right, remedy or power conferred on the Indenture Trustee, in all cases insofar as such trust, right remedy or power is to be exercised with respect to such Series of Notes provided that:

(a)           such direction shall be in writing and shall not conflict with any rule of law or with this Indenture;

(b)           the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction or this Indenture; provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability (unless the Indenture Trustee has received satisfactory indemnity against such liability as set forth below); and

(c)           the Indenture Trustee shall have been provided with indemnity reasonably satisfactory to it, it being understood and agreed by the Indenture Trustee that an indemnity by such Insurer (so long as there is no Insurer Event of Default relating to such Insurer) will be satisfactory to the Indenture Trustee if the form and substance of such indemnity is reasonably satisfactory to the Indenture Trustee.

ARTICLE VI

THE INDENTURE TRUSTEE

                                Section 6.1             Certain Duties and Responsibilities.  (a)  Except during the continuance of an Event of Default:

(i)            the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)           in good faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within one (1) Business Day in the case of an Officer’s Certificate furnished by the Servicer, notify the party delivering the same if such certificate or opinion does not conform.  If a corrected form shall not have been delivered to the Indenture Trustee within two (2) Business Days after such notice from the Indenture Trustee, the Indenture Trustee shall so notify the Holders and such Insurer.

(b)           In case an Event of Default known to a Trust Officer of the Indenture Trustee has occurred and is continuing, the Indenture Trustee shall, except in the case of the receipt of directions with respect to such matter from the Aggregate Controlling Party in accordance with the terms of this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, its own fraud, its own bad faith or its own willful misconduct, except that:

(i)            this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)           the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Series Controlling Party of any Series of Notes or the Aggregate Controlling Party in accordance with this Indenture relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

(iv)          no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Indenture Trustee pursuant to Section 11.1(c)(ii) net of the amounts specified in Section 6.6(a)(i), the Indenture Trustee shall be deemed to be reasonably assured of such repayment); and

(v)           the Indenture Trustee shall not be liable to the Holders for any action taken or omitted by it in good faith at the direction of the Series Controlling Party of any Series of Notes or the Aggregate Controlling Party and/or a Holder under circumstances in which such direction is required or permitted by the terms of this Indenture.

(d)           For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Default (other than any event described in Section 5.1(a)(i) or (ii)) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any such event is received by the Indenture Trustee at the Corporate Trust Office, and such notice references, as applicable, the Notes generally, the Co-Issuers, the Collateral or this Indenture.

(e)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

(f)            The Indenture Trustee shall, upon receipt of reasonable prior notice to the Indenture Trustee, permit any Insurer or any representative of a Holder of a Note, during the Indenture Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Indenture Trustee by such Insurer or such Holder).

(g)           The Indenture Trustee hereby agrees to act as custodian and hold in trust the IHOP Property Leasing Assignments of Rents, until such time as the Aggregate Controlling Party shall instruct release thereof to the Back-Up Servicer upon the occurrence of an Event of Default.

                                Section 6.2             Notice of Default.  Promptly (and in no event later than two (2) Business Days) after the occurrence of any Default known to a Trust Officer of the Indenture Trustee or after any declaration of acceleration has been made or delivered to the Indenture Trustee pursuant to Section 5.2, the Indenture Trustee shall transmit notice of such Default by mail or facsimile to the Servicer, each Insurer, each Rating Agency (so long as any of the Notes are Outstanding and rated by such Rating Agency) and (unless an Insurer is then the Series Controlling Party relating to a Series of Notes) all Holders of Notes of such Series as their names and addresses appear on the Note Register, unless, in any such case, such Default shall have been cured or waived.

                                Section 6.3             Certain Rights of Indenture Trustee.  Except as otherwise provided in Section 6.1:

(a)           the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report,

notice, request, direction, consent, order, note or other paper or document believed in good faith by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Co-Issuers mentioned herein shall be sufficiently evidenced by an Company Request or Company Order, as the case may be;

(c)           whenever in the administration of this Indenture the Indenture Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Indenture Trustee may, in the absence of bad faith on its part, rely on reports of Independent, nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including Independent, nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)           as a condition to the taking or omitting of any action by it hereunder, the Indenture Trustee may consult with external counsel as to matters of law and the advice of such counsel or any Opinion of Counsel delivered by external counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance therein;

(e)           the Indenture Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any Insurer or any of the Holders pursuant to this Indenture, unless such Insurer or such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against all costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction, it being understood and agreed by the Indenture Trustee that an indemnity by such Insurer (so long as there is no Insurer Event of Default relating to such Insurer) will be satisfactory to the Indenture Trustee if the form and substance of such indemnity is reasonably satisfactory to the Indenture Trustee;

(f)            the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Indenture Trustee, in its discretion, may and, upon the written direction of the Series Controlling Party of any Series of Notes, the Aggregate Controlling Party or any Rating Agency shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Indenture Trustee shall be entitled, on reasonable prior notice to the Co-Issuers, to examine the books and records relating to the Notes and the Collateral, as applicable, and the premises of either of the Co-Issuers and the Servicer, personally or by agent or attorney during the Co-Issuers’ or the Servicer’s normal business hours; provided that the Indenture Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) except to the extent that the Indenture Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)           the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

(h)           the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuation of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within its rights or powers hereunder;

(i)            the Indenture Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any Transfer Agent (other than the Indenture Trustee itself acting in that capacity), Clearstream, Euroclear, any Calculation Agent (other than the Indenture Trustee itself acting in that capacity) or any Paying Agent (other than the Indenture Trustee itself acting in that capacity); and

(j)            the Indenture Trustee shall not be liable for the actions or omissions of the Servicer, and, without limiting the foregoing, the Indenture Trustee shall not (except to the extent, if at all, otherwise expressly stated in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Servicer with the terms hereof or the Servicing Agreement.

                                Section 6.4             May Hold Notes.  The Indenture Trustee, any Paying Agent, Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of its Affiliates with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

                                Section 6.5             Money Held in Trust.  Money held by the Indenture Trustee hereunder shall be held in trust to the extent required herein.  The Indenture Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Co-Issuers and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Indenture Trustee in its commercial capacity and income or other gain actually received by the Indenture Trustee on Eligible Investments.

                                Section 6.6             Compensation and Reimbursement.  (a)  The Co-Issuers agree, subject to Article X and Article XI:

(i)            to pay the fees of the Indenture Trustee on each Payment Date as compensation for all services rendered by it hereunder as set forth in the separate letter agreement between the Co-Issuers and the Indenture Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a Indenture Trustee of an express trust);

(ii)           except as otherwise expressly provided herein, to reimburse the Indenture Trustee (subject to any written agreement between the Co-Issuers and the Indenture Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including securities transaction charges to the extent not waived, and the reasonable compensation, expenses and disbursements of its agents and legal counsel, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct, fraud or bad faith);

(iii)          to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred in good faith without negligence, willful misconduct, fraud or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)          to pay the Indenture Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 5.3.

(b)           The Co-Issuers may remit payment for such fees and expenses to the Indenture Trustee or, in the absence thereof, the Indenture Trustee may from time to time deduct payment of its fees and expenses hereunder from Monies on deposit in the Operating Expense Payment Account in accordance with Article XI.

(c)           The Indenture Trustee hereby agrees not to institute against, or join any other Person in instituting against, any of the Securitization Entities any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership or other similar law of any jurisdiction now or hereafter in effect, for the non payment to the Indenture Trustee of any amounts provided by this Section 6.6 until at least one (1) year and (1) one day after the payment in full of all Notes issued under this Indenture or, if longer, the applicable preference period then in effect.

(d)           The Indenture Trustee agrees that the payment of all amounts to which it is entitled pursuant to subsections 6.6(a)(i), (a)(ii) and (a)(iii) shall be subject to Article XI and shall be payable only to the extent funds are available therefor in accordance with Article XI.

Fees shall be accrued on the actual number of days in the related Interest Accrual Period.  The Indenture Trustee shall receive amounts pursuant to this Section 6.6 and Section 11.1(c)(ii) only to the extent that such payment is made in accordance with Article XI and the failure to pay such amounts to the Indenture Trustee shall not, by itself, constitute an Event of Default.  Subject to Section 6.8, the Indenture Trustee shall continue to serve as Indenture Trustee under this Indenture notwithstanding the fact that the Indenture Trustee shall not have received amounts due it hereunder.  No direction by the Series Controlling Party of any Series of Notes or the Aggregate Controlling Party shall affect the right of the Indenture Trustee to collect amounts owed to it under this Indenture.

If on any Payment Date when any amount shall be payable to the Indenture Trustee pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof in accordance with Article XI, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with Article XI.

Section 6.7   Corporate Indenture Trustee Required; Eligibility.   There shall at all times be a Indenture Trustee hereunder which shall be a bank, corporation or trust company organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or State authority, having a rating of at least “Baa1” by Moody’s and at least “BBB+” by S&P, and having an office within the United States.  If such bank, corporation or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.7, the combined capital and surplus of such bank, corporation or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.8   Resignation and Removal; Appointment of Successor.   (a)   No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.9.  The indemnification in favor of a resigning or removed Indenture Trustee in Section 6.6 hereof shall survive any resignation and removal (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such resignation or removal).

(b)           The Indenture Trustee may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to the Co-Issuers, each Insurer, the Holders and the Rating Agencies.  Upon receiving such notice of resignation, the Co-Issuers, with the consent of the Aggregate Controlling Party, shall promptly appoint a successor Indenture Trustee or Indenture Trustees by written instrument, in duplicate, executed by an Authorized Officer of the each of the Co-Issuers, one copy of which shall be delivered to the Indenture Trustee so resigning and one copy to the successor Indenture Trustee or Indenture Trustees, together with a copy to each Holder, each Insurer and the Servicer.  If no successor Indenture Trustee shall have been appointed and an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, at the direction of the Aggregate Controlling Party the resigning Indenture Trustee, or on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c)           Subject to Section 6.8(a) and 6.8(e), the Indenture Trustee may be removed at any time by the Aggregate Controlling Party by an Aggregate Controlling Party Order to such effect, delivered to the Indenture Trustee and to the Co-Issuers.

(d)           If at any time:

(i)            the Indenture Trustee shall cease to be eligible under Section 6.7 and shall fail to resign after written request therefor by the Co-Issuers or by the Aggregate Controlling Party; or

(ii)           the Indenture Trustee shall become incapable of acting; or

(iii)          a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary Proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property or ordering the winding up or liquidation of the Indenture Trustee’s affairs; provided that any such decree or order shall have continued unstayed and in effect for a period of sixty (60) consecutive days; or

(iv)          the Indenture Trustee commences a voluntary Proceeding under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property or makes any assignment for the benefit of its creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;

then, in any such case (subject to Sections 6.8(a) and 6.8(e)), (A) the Aggregate Controlling Party or the Co-Issuers (with the consent of the Series Controlling Party relating to each Series of Notes for as long as the Series Controlling Party for such Series of Notes is an Insurer) may by the Aggregate Controlling Party Order or Company Order (as applicable) remove the Indenture Trustee, and the Indenture Trustee hereby agrees to resign immediately in the manner and with the effect provided in this Section 6.8, or (B) any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)           If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any reason, the Co-Issuers with the consent of the Aggregate Controlling Party, by Company Order, shall promptly appoint a successor Indenture Trustee as provided herein.  If the Co-Issuers shall fail to appoint a successor Indenture Trustee within thirty (30) days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Indenture Trustee may be appointed by Act of the Aggregate Controlling Party delivered to the Co-Issuers and the retiring Indenture Trustee.  The successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede any successor Indenture Trustee proposed by the Co-Issuers.  If no successor Indenture Trustee shall have been so appointed by the Co-Issuers or the Aggregate Controlling Party and shall have accepted appointment in the manner hereinafter provided, except as otherwise provided in this Indenture, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)            The Co-Issuers shall give prompt notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Rating Agencies, each Insurer and the Holders of the Notes as their names and addresses appear in the Note Register.  Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.  If the Co-Issuers fail to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be given at the expense of the Co-Issuers.

Section 6.9   Acceptance of Appointment by Successor.   Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers, each Insurer (so long as such Insurer is a Series Controlling Party) and the retiring Indenture Trustee an instrument (in form and substance reasonably satisfactory to each Insurer for so long as such Insurer is a Series Controlling Party) accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Indenture Trustee; but, on request of the Co-Issuers or the Series Controlling Party of any Series of Notes or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument (in form and substance satisfactory to each Insurer for so long as such Insurer is a Series Controlling Party) transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and Money held by such retiring Indenture Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 6.6(b).  Upon request of each Insurer (for so long as such Insurer is a Series Controlling Party) or any such successor Indenture Trustee, the Co-Issuers shall execute any and all instruments (in form and substance satisfactory to such Insurer or successor Indenture Trustee) for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

For the avoidance of doubt and notwithstanding anything to the contrary herein, no successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article VI and a Rating Agency Notification has been provided and the Aggregate Controlling Party has consented with respect to such appointment.

Section 6.10   Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.   Any corporation or entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee shall be the successor of the Indenture Trustee hereunder, provided such corporation or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any of the Notes has been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.  The Indenture Trustee shall provide written notice to each Insurer that is the Series Controlling Party relating to a Series of Notes and the Co-Issuers of any such merger, conversion or consolidation.

Section 6.11   Co-Indenture Trustees and Separate Indenture Trustee.   At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Indenture Trustee with the consent of each Insurer that is a Series Controlling Party (such consent not to be unreasonably withheld, conditioned or delayed) shall have power to appoint a Co-Indenture Trustee (a “Co-Indenture Trustee”), jointly with the Indenture Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.11.

The Co-Issuers shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a Co-Indenture Trustee.  If the Co-Issuers do not join in such appointment within fifteen (15) days after the receipt by them of a request to do so, the Indenture Trustee shall have power to make such appointment.

Should any written instrument from the Co-Issuers be required by any Co-Indenture Trustee so appointed, more fully confirming to such Co-Indenture Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers.  The Co-Issuers agree to pay in the case of a Co-Indenture Trustee to the extent that funds are available therefor under Section 11.1(c)(ii), for any reasonable fees and expenses in connection with such appointment.

Every Co-Indenture Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)           the Notes shall be authenticated and delivered solely by the Indenture Trustee and all rights, powers, duties and obligations hereunder in respect of the custody of securities and any Cash or other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee;

(b)           the rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by the appointment of a Co-Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such Co-Indenture Trustee jointly in the case of the appointment of a Co-Indenture Trustee, as shall be provided in the instrument appointing such Co-Indenture Trustee;

(c)           no Co-Indenture Trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee hereunder;

(d)           the Indenture Trustee shall not be liable by reason of any act or omission of a Co-Indenture Trustee; and

(e)           any Act of Holders delivered to the Indenture Trustee shall be deemed to have been delivered to each Co-Indenture Trustee, and the Indenture Trustee shall mail a copy thereof to each Co-Indenture Trustee.

Section 6.12   Fiduciary for Holders Only; Agent for Other Secured Parties.   With respect to the security interests created hereunder, the pledge of any item of Collateral to the Indenture Trustee is to the Indenture Trustee for its own benefit, as representative of the Holders of the Notes and as agent for the other Secured Parties.  In furtherance of the foregoing, the possession by the Indenture Trustee of any item of Collateral are all undertaken by the Indenture Trustee in its capacity as representative of the Holders of the Notes and agent for the other Secured Parties.

Section 6.13   Withholding.   If any amount is required to be deducted or withheld from any payment to any Holder of Notes, such tax shall reduce the amount otherwise distributable to such Holder of Notes and such reduction will not be covered by any Insurer in connection with any withholding.  The Indenture Trustee is hereby authorized to withhold or deduct from amounts otherwise distributable to any Holder of Notes sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate Proceedings and legally withholding payment of such tax, pending the outcome of such Proceedings).  The amount of any withholding tax imposed with respect to any Holder of Notes shall be treated as Cash distributed to such Holder of Notes, as applicable, at the time it is deducted or withheld by the Co-Issuers or the Indenture Trustee and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.13.  If any Holder of Notes wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Holder of Notes in making such claim so long as such Holder of Notes agrees to reimburse the Indenture Trustee for any reasonable out-of-pocket expenses incurred.  Nothing herein shall impose an obligation on the part of the Indenture Trustee to determine the amount of any tax or withholding obligation on the part of the Co-Issuers or in respect of the Notes.

Section 6.14   Authenticating Agents.   Upon the request of the Co-Issuers, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Article II, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Indenture Trustee.

Any corporation or entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or entity succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any documents (except as required by law) or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation or entity.  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Co-Issuers.  The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers.  Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Indenture Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Indenture Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.6 and Article XI.  The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

ARTICLE VII

REPRESENTATIONS AND COVENANTS

Section 7.1   Payment of Principal and Interest.   The Co-Issuers shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of such Notes and this Indenture.  Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Holder of interest and/or principal shall be considered as having been paid by the Co-Issuers to such Holder for all purposes of this Indenture.

Subject to Section 6.13 hereof, the Indenture Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Holder of any such withholding requirement no later than ten (10) days prior to the date of the payment from which amounts are required to be withheld; provided that despite the failure of the Indenture Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co-Issuers as provided above.

Section 7.2   Maintenance of Office or Agency.   The Co-Issuers hereby appoint the Indenture Trustee as a Paying Agent for the payment of principal of and interest on the Notes, and as the Co-Issuers’ agent where notices and demands to or upon the Co-Issuers in respect of the Notes or this Indenture may be served and where Notes may be surrendered for registration of transfer or exchange.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that the Co-Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction outside of the United States which subjects payments on the Notes to withholding tax.  The Co-Issuers shall at all times maintain a duplicate copy of the Note Register with respect to the Notes in the city in which the Corporate Trust Office is located.  The Co-Issuers shall give prompt written notice to the Indenture Trustee, each Insurer (for so long as such Insurer is a Series Controlling Party relating to a Series of Notes), the Rating Agencies and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Indenture Trustee and each Insurer (for so long as it is a Series Controlling Party) with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Co-Issuers hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3   Money for Security Payments to Be Held in Trust.   All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Indenture Trust Accounts pursuant to this Indenture shall be made on behalf of the Co-Issuers by the Indenture Trustee (from and to the extent of available funds in such accounts as specified in this Indenture and subject to Article XI).

Section 7.4   Existence of the Co-Issuers; Independent Managers; Existence of IHOP Inc.

(a)           Each of the Co-Issuers shall maintain in full force and effect its existence and rights as a limited liability company organized under the State of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture or the Notes or to avoid any Material Adverse Effect.  The Issuer shall be owned or controlled, directly or indirectly, by IHOP Corp. or an entity meeting the requirements of Section 7.4(b) below at all times.

Each of the Co-Issuers shall ensure that all limited liability company or other formalities regarding its existence (including holding regular board meetings, or other similar meetings) are followed.  Neither of the Co-Issuers shall take any action or conduct its affairs nor cause any of the other Securitization Entities to take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.

At all times the managers of each of the Securitization Entities shall include at least two (2) Independent managers.

(b)           No Person other than IHOP Corp. shall become the owner of more than fifty percent (50%) of the voting stock in IHOP Inc. IHOP Corp. shall not merge with another entity unaffiliated with IHOP Corp. if IHOP Corp. is not the surviving entity unless (1) such surviving entity has executed an assumption agreement pursuant to which it agrees to assume all of the obligations of IHOP Corp. under the Transaction Documents and (2) the Rating Agency Condition is satisfied with respect to each then Outstanding Series of Notes.

Section 7.5   Protection of Collateral; Performance of Obligations.   (a)   The Co-Issuers shall from time to time authorize and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other reasonable action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)            Grant more effectively all or any portion of the Collateral;

(ii)           maintain or preserve the Lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof and to maintain and preserve the status of the Collateral as being free of Liens except from the Lien created hereby and Permitted Liens;

(iii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)          enforce any of the instruments or property included in the Collateral;

(v)           preserve and defend title to the Collateral and the rights of the Secured Parties in the Collateral against the claims of all Persons; and

(vi)          (x) pay or cause to be paid any and all taxes levied or assessed upon either of the Co-Issuers or in respect of all or any part of the Collateral and timely file all tax returns and information statements as required and to provide each beneficial owner of Notes any information that the beneficial owner reasonably requests in order for the beneficial owner to comply with its federal, state or local tax and information returns and reporting obligations and (y) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States Internal Revenue Service Form W-9 or successor applicable form, to each Co-Issuer, counterparty or paying agent with respect to (as applicable) any item included in the Collateral at the time such item included in the Collateral is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

The Co-Issuers shall file (or cause to be filed) any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5 as are necessary to maintain perfection of the Collateral perfected by the filing of Financing Statements.  The Indenture Trustee agrees that it shall from time to time, at the direction of the Aggregate Controlling Party or the Co-Issuers execute and cause to be filed Financing Statements and continuation statements.

The Co-Issuers hereby agrees to file (or cause to be filed) any Financing Statements or continuation statements, and amendments to Financing Statements, in any jurisdictions and with any filing offices as the Indenture Trustee may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Indenture Trustee in connection herewith.  Such Financing Statements may describe the Collateral in the same manner as described in the Granting Clause of this Indenture or may contain an indication or description of Collateral that describes such property in any other manner as the Indenture Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Indenture Trustee in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property,” “whether now owned or existing, or hereafter acquired or arising.”

(b)           The Indenture Trustee shall not, except for payments, deliveries and distributions otherwise expressly permitted or required under this Indenture, remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(b), if no Opinion of Counsel has yet been delivered pursuant to Section 7.6 hereof) or (B) from the possession of the Person who held it on such date.

(c)           The Co-Issuers shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Co-Issuers of any of the Collateral.

Section 7.6   Opinions as to Collateral.   On or before September 30th of each year, and at such other times, upon request of any Series Controlling Party at such requesting party’s cost (unless an Event of Default has occurred in which case the Co-Issuers shall bear the cost), the Co-Issuers shall cause to be furnished to the Indenture Trustee and each Insurer (for so long as such Insurer is a Series Controlling Party) an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, the Lien and security interest created by this Indenture with respect to the Collateral remains in effect, that no further action (other than any action specified in such Opinion of Counsel) needs to be taken for the continued effectiveness and perfected status of such Lien during such calendar year and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(b), with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the opinion delivered pursuant to Section 3.1(b)).

Section 7.7   Performance of Obligations.   (a)   Neither of the Co-Issuers shall take any action, and each of the Co-Issuers shall use its reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral.

(b)           The Co-Issuers may, with the prior written consent of each Insurer (for so long as such Insurer is a Series Controlling Party) and, where an Insurer is not the Series Controlling Party as to a Series of Notes, if a Rating Agency Notification is provided with respect to such Series (except in the case of the Servicing Agreement as initially executed for which no consent is required), contract with other Persons, including the Servicer, for the performance of actions and obligations to be performed by either of the Co-Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Servicing Agreement by the Servicer.  Notwithstanding any such arrangement, the Co-Issuers shall remain primarily liable with respect thereto.  In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers; and each of the Co-Issuers shall punctually perform, and use its commercially reasonable efforts to cause the Servicer or such other Person to perform, all of their obligations and agreements contained in the Servicing Agreement or such other agreement.

Section 7.8   Negative Covenants.   (a)   Each of the Co-Issuers shall not nor cause any Securitization Entity (or permit any Securitization Entity) to (as applicable):

(i)            sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, Lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except Permitted Liens or except as expressly permitted by this Indenture and the Servicing Agreement;

(ii)           claim any credit on, or make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with the Code or any other applicable laws) or assert any claim against any present or future Holder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii)          (A) incur, assume or guarantee or become directly or indirectly liable with respect to any indebtedness or any contingent obligations (including swap agreements, cap agreements, reimbursement obligations, repurchase obligations or the like) other than pursuant to the Indenture, the Transaction Documents and any other agreements and transactions expressly permitted by this Indenture or the other Transaction Documents, (B) issue any Notes other than any pursuant to Section 2.3, or (C) issue any additional limited liability company interests;

(iv)          except as may be expressly permitted hereby or by the Servicing Agreement, (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, (B) except for the Lien of this Indenture, Permitted Liens or as otherwise permitted under this Indenture, permit any Lien (including, without limitation, any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise (other than the Lien of this Indenture)) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would permit the Lien of this Indenture not to constitute a valid, first-priority perfected security interest in the Collateral, subject to Permitted Liens and other than as permitted hereunder;

(v)           make or incur any capital expenditures;

(vi)          become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease;

(vii)         remove the legend from any Notes without an Opinion of Counsel that such action will not result in a violation under either the Securities Act or the Investment Company Act;

(viii)        enter into any transaction with any Affiliate other than the transactions contemplated by the Transaction Documents or transactions contemplated by the Transaction Documents on terms no less favorable than those obtainable in an arm’s-length transaction with a wholly unaffiliated Person;

(ix)           maintain, accept transfer of, or otherwise obtain any bank account other than those pledged pursuant to this Indenture, including the Indenture Trust Accounts;

(x)            conduct business under any other name or change its name or jurisdiction of organization without first delivering to the Indenture Trustee, each Insurer (for so long as it is a Series Controlling Party) and the Rating Agencies notice thereof and an Opinion of Counsel that such activity or such change in name or jurisdiction will not adversely affect the Lien or the interest hereunder of the Secured Parties and, to the extent such name does not incorporate the IHOP Brand, obtaining the consent of the Aggregate Controlling Party;

(xi)           make or declare dividends or distributions, whether in cash, securities, property or a combination thereof, in excess of the amounts available for distribution by the Issuer in accordance with Section 10.9;

(xii)          have any subsidiaries other than the subsidiaries in existence on the Closing Date except with the consent of the Aggregate Controlling Party;

(xiii)         consolidate or merge with or into any Person, convey or transfer all or substantially all of its assets to any Person, terminate its existence, dissolve or liquidate in whole or in part, except as expressly permitted hereunder;

(xiv)        lend any of the Collateral to any securities lending counterparty (including, without limitation, any bank, insurance company, broker-dealer or other financial institution) pursuant to any securities lending agreement or enter into any other similar securities lending transaction;

(xv)         hire or have any employees;

(xvi)        except for Permitted Liens, sell, transfer, exchange or otherwise grant any rights in or dispose of its assets other than Excluded Assets or the payment of distributions to its member to the extent permitted under this Indenture, provided that Co-Issuers may dispose of obsolete property and IP Assets that are no longer in use or, in the reasonable business judgment of Co-Issuers, not otherwise commercially reasonable to maintain, and may Grant licenses and sublicenses of IP Assets in accordance with the Transaction Documents;

(xvii)       without the consent of each Series Controlling Party that is an Insurer (or each Insurer, if applicable to the provision in question) (such consent not to be unreasonably withheld), or where any Series Controlling Party is not an Insurer, without satisfaction of the Rating Agency Condition, amend, supplement or otherwise modify any of the Transaction Documents or waive any breach or proposed breach of any provision of the Transaction Documents or give any consent thereunder;

(xviii)      terminate the appointment of the Servicer other than in accordance with the Servicing Agreement;

(xix)         take any action or fail to take any action, if such action or failure to take action could reasonably be expected to interfere in any material respect with the enforcement of any rights of any Insurer or the Indenture Trustee under the agreements or instruments relating to any of the Collateral;

(xx)          (A) fail to pay any assessment, including any tax assessment, charge or fee with respect to the Trust Estate in excess of $100,000 in the aggregate at any one time outstanding and the Co-Issuers shall not have remedied such failure to pay within 30 days of the knowledge of an Authorized Officer of either of the Co-Issuers of such failure, or (B) fail to defend any action known to a Authorized Officer of either of the Co-Issuers, if, in any such case, such failure to pay or defend may adversely affect the priority or enforceability of the Lien over the Collateral created by this Indenture or materially reduce the amount of the Collateral or otherwise would be reasonably likely to have a Material Adverse Effect, provided that the Co-Issuers shall not be required to (1) pay any assessment, including any tax assessment, charge or fee with respect to the Collateral if the same is being contested in good faith, by appropriate proceedings diligently pursued, so long as appropriate reserves are maintained and so long as such nonpayment will not, under applicable law, entitle any Person to place a Lien on or result in the forfeiture of the Collateral or any material portion thereof or (2) defend an action or actions known to an Authorized Officer of either of the Co-Issuers solely for civil damages not in excess of an aggregate amount of $100,000, as confirmed in writing by external counsel;

(xxi)         amend or agree to amend the Servicing Agreement to increase the fees payable to the Servicer thereunder unless (i) the Rating Agency Condition is satisfied and (ii) each Insurer (if such Insurer is then a Series Controlling Party), if applicable, consents thereto;

(xxii)        none of the Issuer, Co-Issuer nor any Securitization Entity shall establish or maintain or contribute to any Plan that is covered by Title IV of ERISA;

(xxiii)       without the consent of the Aggregate Controlling Party, issue any Series of Notes that would cause the Aggregate Outstanding Principal Amount of all Series of Notes (including the undrawn amount of any variable funding Series of Notes) with floating interest rates to be greater than the least of the Unhedged Floating Rate Note Principal Limits applicable with respect to any Outstanding Notes;

(xxiv)       take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this Section 7.8.

(b)           Neither the Co-Issuers nor the Indenture Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted by this Indenture and the Servicing Agreement.

Section 7.9   No Other Business.   The Co-Issuers shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, entering into any Series Hedge Agreements, acting as franchisor of the Restaurants and sub-licensor of the Licensed IP (with respect to the Issuer) or acting as licensor of the IP Assets (with respect to the Co-Issuer), entering into the Transaction Documents and acquiring, owning, holding, enforcing, pledging and disposing of, solely for their own respective accounts, the Collateral in connection with the Notes in accordance with the Transaction Documents, and such other activities which are contemplated under the Transaction Documents or otherwise necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; provided that such business or activity shall relate to the food service industry and, provided, further, that the Issuer shall not engage in any business not conducted under the IHOP Brand or as otherwise identified in Section 7.9.  To the extent not precluded by Delaware law, neither of the Co-Issuers shall amend its certificate of formation or limited liability company agreement, in either case, without providing a Rating Agency Notification and obtaining consent of the Aggregate Controlling Party.

Section 7.10   Calculation Agent.  (a)  The Co-Issuers hereby agree that for so long as any of the Notes remain Outstanding there will at all times be an agent appointed to calculate LIBOR or any other specified interest rate in respect of each Interest Accrual Period in accordance with the terms of each Supplemental Indenture relating to any Notes that remain Outstanding (the “Calculation Agent”).  The Co-Issuers hereby appoint the Indenture Trustee as Calculation Agent for purposes of determining LIBOR or any other specified interest rate for each Interest Accrual Period and the Indenture Trustee hereby accepts such appointment.

(b)           The Calculation Agent may be removed by the Co-Issuers at any time.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Co-Issuers, the Co-Issuers shall promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Dollar deposits in the international Dollar market and which is not an Affiliate of either of the Co-Issuers.  The Calculation Agent shall not resign its duties without a successor having been duly appointed.

(c)           The Calculation Agent shall be required to agree (and the Indenture Trustee, in its capacity as Calculation Agent, does hereby agree) that, as soon as practicable after

11:00 a.m. (London time) on each Rate Determination Date, but in no event later than 11:00 a.m. (New York time) on the Business Day immediately following each Rate Determination Date, the Calculation Agent shall calculate the Series Interest Rate relating to each Series of Notes for the next Interest Accrual Period and the Series Interest Payment Amount relating to each Series of Notes, each as applicable (in each case rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date, and shall communicate such rates and amounts to the Co-Issuers, the Indenture Trustee, the Insurer, each Paying Agent and, if any Series of Notes is in the form of a Regulation S Global Note, DTC, Euroclear and Clearstream.  The Calculation Agent shall also specify to the Co-Issuers and to each Insurer (for so long as it is a Series Controlling Party) the quotations upon which each Series Interest Rate, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on each Rate Determination Date if it has not determined the Series Interest Rate, the Series Interest Payment Amount, together with its reasons therefor.  The determination of the Series Interest Rate and the Series Interest Payment Amount, as applicable, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.

Section 7.11   Indebtedness.   Neither of the Co-Issuers shall incur, nor cause nor permit any of the Securitization Entities to incur or have outstanding any Debt, or assume or guarantee any Debt (excluding incurring or having outstanding any indebtedness arising from any tax liabilities) of any Person other than pursuant to this Indenture, the Notes or the other Transaction Documents.

Section 7.12   Representations and Warranties.   Each of the Co-Issuers hereby represents, warrants and agrees as of the date hereof and each date of issuance of any Additional Notes as follows:

(a)           each of the Securitization Entities is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Indenture and any other document or instrument (including the Notes) delivered by the issuer pursuant hereto or in connection herewith;

(b)           the execution and delivery of, and the performance of its obligations under, this Indenture and each Transaction Document to which any of the Securitization Entities is a party and the consummation of the transactions provided for in this Indenture and each Transaction Document to which any of the Securitization Entities is a party have been duly authorized by all necessary action;

(c)           the execution and delivery of, and the performance of its obligations under, this Indenture and each Transaction Document to which any of the Securitization Entities is a party, the consummation of the transactions contemplated by this Indenture and each Transaction Document to which any of the Securitization Entities is a party, and the fulfillment of the terms hereof and thereof applicable to any of the Securitization Entities, will (A) not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (x) the organizational documents of any of the Securitization Entities or (y) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which any of the Securitization Entities is a party or by which either it or its assets is bound and (B) not result in or require the creation of any Lien on any of the properties of any of the Securitization Entities, except for Liens permitted under this Indenture (or the Lien of this Indenture);

(d)           there are no Proceedings or investigations pending or, to the knowledge of the Co-Issuers, threatened against any of the Securitization Entities, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, (A) questioning the validity of this Indenture or any Transaction Documents to which any of the Securitization Entities is a party to, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any Transaction Documents to which any of the Securitization Entities is a party, (C) seeking any determination or ruling that would, individually or in the aggregate, materially and adversely affect the performance by any of the Securitization Entities of its obligations under this Indenture or any Transaction Documents to which any of the Securitization Entities is a party, (D) seeking any determination or ruling that would, individually or in the aggregate, materially and adversely affect the validity or enforcement of this Indenture or any Transaction Documents to which any of the Securitization Entities is a party or (E) that is reasonably likely to result in a Material Adverse Effect;

(e)           except for (i) filings of Financing Statements and (ii) recordation of intellectual property lien filings, all authorizations, consents, orders and approvals of, notices to filings and recordings and registrations, by any of the Securitization Entities with any court or other governmental authority and all other governmental actions necessary to be taken by any of the Securitization Entities in connection with the execution and delivery of, and the performance of its obligations under, this Indenture and any Transaction Documents to which any of the Securitization Entities is a party and the consummation of the transactions contemplated by this Indenture and any Transaction Documents to which any of the Securitization Entities is a party have been obtained, made or taken, as the case may be, and are in full force and effect;

(f)            each of this Indenture and each Transaction Document to which any of the Securitization Entities is a party constitutes a legal, valid and binding obligation of each of the Securitization Entities (as applicable) enforceable against each of the Securitization Entities (as applicable) in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

(g)           the Issuer and the Co-Issuer (considered collectively) own all of the Collateral, and there are no Liens with respect to, no Liens upon, or any restrictions on the transferability of (other than those restrictions included in the terms of such instruments and set forth on Schedule 7.12(g)), the Collateral other than Permitted Liens and as otherwise as provided in this Indenture;

(h)           the Issuer has no subsidiaries other than those listed on Schedule 1;

(i)            the Co-Issuer has no subsidiaries;

(j)            the Co-Issuers are not required in connection with the sale of the Notes to register or qualify the Notes under the Securities Act or, any applicable United States state securities law;

(k)           none of the Securitization Entities has registered, or is required to register, as an “investment company” under the Investment Company Act or is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act;

(l)            the Co-Issuers are not required in connection with the sale of the Notes to qualify this Indenture under the United States Trust Indenture Act of 1939, as amended;

(m)          the Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

(n)           the Notes shall be “debt securities” within the meaning of Rule 902 of the Securities Act;

(o)           no Default has occurred and is continuing;

(p)           none of the Securitization Entities is (i) in violation of its organizational documents; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement to which it is a party or by which it may be bound, except where such default is not reasonably likely to have a Material Adverse Effect; or (iii) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over it or over its properties, except where such violation is not reasonably likely to have a Material Adverse Effect;

(q)           none of the Securitization Entities has (i) employees, (ii) outstanding indebtedness for borrowed money other than with respect to the Credit Agreements, as applicable, such other indebtedness as is described in the Offering Circular and (to the extent that this representation is deemed made after the Closing Date) the Notes, and (iii) material liabilities of any kind other than as described in or contemplated by the Offering Circular;

(r)            both before and immediately after giving effect to the transactions contemplated by this Indenture and the other Transaction Documents, each Securitization Entity is solvent within the meaning of the Bankruptcy Code and any applicable state law and no such entity is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law, and no Event of Bankruptcy has occurred with respect to any such entity;

(s)           no payments to be made to the Co-Issuers under any of the Franchise Assets will be subject to any value-added tax or other similar tax;

(t)            after giving effect to the Restructuring, as of the Closing Date, neither of the Co-Issuers will have any (i) employees, (ii) outstanding indebtedness for borrowed money other than the Notes or (iii) material liabilities except where such liabilities are expressly permitted by the Transaction Documents;

(u)           other than as set forth in Schedule 7.12(u), there are no legal or governmental proceedings pending to which any of the Securitization Entities or any of its respective properties is the subject which, if determined adversely, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect; and, to the best of the knowledge of each of the Co-Issuers, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v)           after giving effect to the Restructuring, the Co-Issuer and the Issuer, through ownership of the IP Assets or license to use the Licensed IP, respectively, will own and/or have the right to use all Intellectual Property necessary to operate the Restaurant franchise system substantially in the manner as currently conducted.

(w)          no events have occurred, and no actions have been taken, at any time prior to the Closing Date that could give rise to any claim or liability of any kind against any of the Securitization Entities or its assets which, if determined adversely, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

(x)            since the formation of the predecessor to any of the Securitization Entities, such predecessor or Securitization Entity (as applicable) has not engaged in any activities that would have rendered untrue any representation or warranty, or would have violated any covenant or agreement, relating to the separate existence of such predecessor or Securitization Entity (as applicable), set forth in this Indenture, including without limitation Section 7.13(p), had this Indenture been in full force and effect since the formation of the predecessor to any of the Securitization Entities;

(y)           true, accurate and complete copies of all documents and information that are material with respect to the business, financial condition or any existing or potential liabilities of any of the Securitization Entities, any predecessor to any of the Securitization Entities or any of their respective Affiliates have been provided to each Insurer;

(z)            the Co-Issuers are not aware of any facts pertaining to any of the Securitization Entities, any predecessor to any of the Securitization Entities or any of their respective Affiliates which would be reasonably likely to have a Material Adverse Effect on any of the Securitization Entities, the Notes or the Collateral and which have not been disclosed in the Offering Circular, the Transaction Documents or otherwise disclosed in writing to each Insurer;

(aa)         each Insurer has received all information reasonably requested;

(bb)         neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Single Employer Plan, and each Plan (including, to the actual knowledge of the Co-Issuers, a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all respects with the applicable provisions of ERISA, the Code and the constituent documents of such Plan, except for instances of non-compliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect except as  could reasonably be expected to have a Material Adverse Effect.  No termination of a Single Employer Plan has occurred during such six-year period or is reasonably expected to occur (other than a termination described in Section 4041(b) of ERISA), and no Lien in favor of the PBGC or a Plan has arisen during such six-year period or is reasonably expected to arise.  Except to the extent that any such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.  Except to the extent that such liability could not reasonably be expected to have a Material Adverse Effect, neither the Co-Issuers nor any Affiliate thereof have had a complete or partial withdrawal from any Multiemployer Plan, and the Co-Issuers would not become subject to any liability under ERISA if a Co-Issuer or any Affiliate thereof were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  To the Actual Knowledge of the Co-Issuers, no such Multiemployer Plan is in Reorganization, insolvent or terminating or is reasonably expected to be in Reorganization, become insolvent or be terminated.  Except to the extent that any such excess could not reasonably be expected to have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Co-Issuers and each Affiliate thereof for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of the Co-Issuers does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.  Neither the Co-Issuers nor any Affiliate thereof has engaged in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code in connection with any Plan that would subject either Co-Issuer to liability under ERISA and/or Section 4975 of the Code that could reasonably be expected to have a Material Adverse Effect.  There is no other circumstance which may give rise to a liability in relation to any Plan that could reasonably be expected to have a Material Adverse Effect;

(cc)         each of the Securitization Entities has good and marketable title in its assets, free of any Lien except Permitted Liens or as created by any Transaction Document;

(dd)         the representations relating to the Franchise Assets in the Asset Sale Agreements are true and correct;

(ee)         other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

(A)          The Securitization Entities:  (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them and (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

(B)           Materials of Environmental Concern are not present at, on, under, in, or about any Owned Real Property or Leased Property now or formerly owned, leased or operated by any Securitization Entity or any of its Affiliates, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could be expected to (i) give rise to liability of any Securitization Entity or any of its Affiliates under any applicable Environmental Law or otherwise result in costs to any Securitization Entity or any of its Affiliates, (ii) interfere with any Securitization Entity’s or any of its Affiliates’ continued operations or (iii) impair the fair saleable value of any real property owned or leased by any Securitization Entity or any of its Affiliates.

(C)           There is no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation) under or relating to any Environmental Law to which any Securitization Entity or any of its Affiliates is, or to the knowledge of the Securitization Entities will be, named as a party that is pending or, to the knowledge of the Securitization Entities, threatened.

(D)          Neither any Securitization Entity nor any of its Affiliates has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other Environmental Law, or with respect to any Materials of Environmental Concern.

(E)           Neither any Securitization Entity nor any of its Affiliates has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(F)           Neither any Securitization Entity nor any of its Affiliates has assumed or retained, by contract, conduct or operation of law, any liabilities or obligations of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

(ff)           at the Closing Date, except for the licensed Software set forth on Schedule 3 and other types of Intellectual Property which are not material to the conduct of the Co-Issuer’s business, there is no third party Intellectual Property which is non-assignable.

Section 7.13   Affirmative Covenants.   So long as any of the Notes remain Outstanding and the term of any Insurance Policy shall not have expired, each of the Co-Issuers shall:

(a)           do or cause to be done all things necessary to enable it to comply with all applicable legal and accounting rules and regulations, including submitting or causing to be submitted financial and other information to state and federal regulatory authorities as required under the applicable franchising laws and regulations;

(b)           keep proper books of account and records, appoint independent public accountants (reasonably acceptable to each Insurer (for so long as such Insurer is a Series Controlling Party)) to audit the books of account and financial statements of each of the Securitization Entities; and to prepare in accordance with GAAP and deliver annual audited balance sheets, profit and loss statements and retained earnings statements of the Co-Issuers as provided for in Section 12.1(e) (and a copy of each such audited financial statement shall be provided to each of the Indenture Trustee, each Insurer, Moody’s and S&P’s), and allow the Indenture Trustee, each Insurer, the Back-Up Servicer and any Person appointed by any of them, access to the books of account and records of each of the Securitization Entities at all reasonable times upon reasonable notice during normal business hours, and permit the Indenture Trustee, each Insurer and any Person appointed by any of them to discuss the affairs, finances and accounts of each of the Securitization Entities with any of its officers, directors and other representatives to discuss the affairs, finances and accounts of each of the Securitization Entities with the Co-Issuers’ independent public accountants and to inspect the Collateral, all records related thereto (and to make extracts and copies thereof) (such rights of such Insurer to continue for so long as such Insurer is a Series Controlling Party);

(c)           give notice in writing to the Indenture Trustee, the Servicer and each Insurer within three (3) Business Days following the date on which it becomes aware of the occurrence of any circumstances that might reasonably be expected to constitute an Event of Default or Default or Material Adverse Effect, and such notice shall contain a description of the facts, circumstances or events that might reasonably be expected to constitute such Event of Default or Default, and shall specify the action, if any, Co-Issuers is taking with respect to such Event of Default or Default, provided that in connection with such notice, the Co-Issuers may disclaim in good faith any admission that such circumstance does constitute an Event of Default or Default;

(d)           so far as permitted by law, at all times give to the Indenture Trustee and the Back-Up Servicer such information as it shall reasonably require for the purpose of the discharge of the duties, powers, trusts, authorities and discretions vested in it by this Indenture or in the Back-Up Servicer Agreement or to the Rating Agencies such information as such Rating Agencies may reasonably request, as applicable;

(e)           take all reasonable actions necessary so as to be exempt from registration under the Investment Company Act;

(f)            maintain such insurance that in its business judgment is appropriate and is customary for business operations of the type conducted by the Co-Issuers;

(g)           take all reasonable actions necessary so as to exempt from registration the Notes and the sale thereof under the Securities Act, or under any applicable securities laws;

(h)           take all reasonable action to maintain all licenses, permits, charters and registrations which are material to the conduct of its business;

(i)            deliver to the Indenture Trustee and, so long as any Notes are Outstanding or any amount is owing to any Insurer or the Insurance Policy has not been cancelled or returned, each Insurer (so long as such Insurer is a Series Controlling Party), if any, (x) quarterly and (y) within 10 days after any reasonable request by the Indenture Trustee or any Insurer, an Officer’s Certificate of each of the Co-Issuers to the effect that, having made all reasonable inquiries, to the best of the knowledge, information and belief of the Co-Issuers there did not exist, as of the date of the certificate nor had there existed at any time prior thereto since the date hereof or the date of the last such certificate (if any), any Event of Default or any Default or, if such an Event of Default or Default did then exist or had existed, specifying the same;

(j)            deliver to the Indenture Trustee and each Insurer as soon as practicable prior to the date of delivery, a copy of the form of each Officer’s Certificate or notice to be delivered to the Holders of the Notes (such notice to be in a form approved by the Indenture Trustee and (if such Insurer is then the Series Controlling Party relating to a Series of Notes) each Insurer (which approval shall not be unreasonably withheld, conditioned or delayed));

(k)           timely file all income tax returns of any jurisdiction which are required to be filed and timely pay all taxes, if and to the extent such taxes become due; provided, however, the Co-Issuers shall not be required to pay or discharge or cause to be paid or discharged any such taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as (i) there shall be no material risk of forfeiture of property in the Collateral and (ii) the Co-Issuers maintain adequate reserves for the payment of contested taxes;

(l)            in addition to any other notices, certificates or information provided pursuant to this Indenture, promptly inform the Indenture Trustee and, so long as any Notes are Outstanding, each Insurer (so long as such Insurer is a Series Controlling Party), in writing of the following:

(i)            the commencement of any rulemaking or disciplinary Proceeding or the promulgation of any proposed or final rule (other than a rule or proceeding which has general applicability to Persons including the Co-Issuers) which could reasonably be expected to have a Material Adverse Effect;

(ii)           the commencement of any Proceedings by or against any of the Securitization Entities in any court of competent jurisdiction or before any governmental body or agency, or before any arbitration board, or the threat of any such proceedings, which might reasonably be expected to have a Material Adverse Effect on the Securitization Entities (considered collectively) or on the ability of any of the Securitization Entities to perform its obligations under any provision of the Transaction Documents to which it is a party or on the Co-Issuers’ ability to comply with the Notes or otherwise have a Material Adverse Effect; and

(iii)          the receipt of notice from any Governmental Authority having authority over the conduct of the business of any Securitization

Entity that (A) any Securitization Entity is being placed under regulatory supervision, (B) any license, permit, charter, membership or registration relating to the conduct of the business of any Securitization Entity is to be suspended or revoked, and such suspension or revocation could reasonably be expected to have a Material Adverse Effect or (C) any Securitization Entity is to cease and desist any practice, procedure or policy employed by the Securitization Entity in the conduct of its business, and such cessation could reasonably be expected to have a Material Adverse Effect;

(m)          maintain corporate records and books of account separate from any Person;

(n)           so long as any Notes are Outstanding, deliver to each Rating Agency by which the Notes are for the time being rated such information as such Rating Agency may reasonably request (including any such information which is material in maintaining its surveillance of the transactions contemplated by the Transaction Documents);

(o)           generally pay its debts as they become due;

(p)           (A)          act and conduct its business solely in its own name through the Servicer or through other agents selected in accordance with the Issuer Limited Liability Company Agreement or the Co-Issuer Limited Liability Company Agreement (as applicable), including, without limitation, its Officers;

(B)           maintain separately its funds and assets from those of any Affiliates of either of them, and such funds and assets shall not be commingled with the funds and assets of any other Person;

(C)           maintain complete and correct books and records of account and minutes of the proceedings of the Issuer or the Co-Issuer (as appropriate), separate from the books and records of any other Person or entity;

(D)          use its own stationery, invoices, checks and other business forms and not those of any Affiliate, and shall not have the appearance (x) of conducting business on behalf of any Affiliate or (y) that its assets are available to pay the creditors of any Affiliate (other than as contemplated in this Indenture);

(E)           except as otherwise specified in the LLC Operating Agreement, pay all of its liabilities out of its own funds;

(F)           not hold itself out as being liable for the debts of any Affiliate (other than as contemplated in this Indenture);

(G)           not engage in any transaction with any Affiliate, except as contemplated by the Servicing Agreement, and otherwise as required, or specifically permitted by this Indenture or the Transaction Documents; provided, however, that any such transaction must be commercially reasonable on terms similar to those available in an arm’s length transaction;

(H)          not incur any debt other than as contemplated by the Issuer Limited Liability Company Agreement or the Co-Issuer Limited Liability Company Agreement (as applicable) or this Indenture;

(I)            maintain separate financial statements showing its assets and liabilities separate and apart from those of any other Person;

(J)            not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others;

(K)          allocate fairly and reasonably any overhead expenses that are shared with Affiliates, including the payments for office space;

(L)           hold itself out as a separate entity, correct any known misunderstandings regarding its separate identity, and not identify itself as a division of any other Person;

(M)         maintain adequate capital in light of its contemplated business operations;

(N)          while any amounts under this Indenture remain outstanding, not dissolve, liquidate, merge, consolidate or sell substantially all of its assets, except as permitted hereunder;

(O)          maintain bank accounts separate from those of any other Person and not permit any Affiliate independent access to such bank accounts;

(P)           not acquire obligations or securities of any Affiliate other than as contemplated by the Transaction Documents;

(Q)          observe all Delaware limited liability company formalities;

(R)           not pledge its assets for the benefit of any other Person or make loans or advances to any Person other than as contemplated by the Transaction Documents or this Indenture;

(S)           cause its board of managers and its agents, including the Servicer, to act at all times with respect to the Issuer consistently with, and in furtherance of the foregoing and in the best interests of the Issuer (subject, with respect to the Servicer, to its rights under the terms of the Servicing Agreement); and

(T)           take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (a) to ensure that the assumptions and factual recitations set forth in the opinion delivered pursuant to Section 3.1(b) hereof remain true and correct in all material respects with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in such opinion remain true and correct with respect to

Affiliate of the Co-Issuers) and (b) to comply in all material respects with those procedures described in such opinion that are applicable to it;

(q)           comply with all directions of a Series Controlling Party or the Aggregate Controlling Party properly given in accordance with the terms of this Indenture;

(r)            if requested, to use its best efforts to permit any Series of Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market;

(s)           permit compliance with Rule 144A under the Securities Act in connection with the sale of the Notes, and furnish upon request of a holder of a Note to such holder and a prospective purchaser designated by such holder the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of the request the Co-Issuers are not a reporting company under Section 13 or Section 15(d) of the Exchange Act;

(t)            perform its obligations under each Transaction Document in all material respects and enforce the obligations of the Securitization Entities under and pursuant to the Transaction Documents;

(u)           upon a redemption or other payment of all of the Notes and the expiration of the term of each Insurance Policy, surrender such Insurance Policy for cancellation to the Insurer relating to such Insurance Policy;

(v)           as of the Closing Date, the Issuer will be duly qualified under applicable law in each jurisdiction in which it carries on the Business to act as a franchisor with respect to the Franchise Assets.  As of each New Asset Addition Date, the Issuer will be duly qualified under applicable law in each jurisdiction in which it carries on the Business to act as a franchisor with respect to the New Assets;

(w)          subject to Section 7.8(a)(xvi), in the case of the Co-Issuer, maintain ownership of the IP Assets and, in the case of the Issuer, maintain the right to use the Licensed IP, subject to and in accordance with the IP License Agreement;

(x)            solely with respect to the Issuer, cause each of its Subsidiaries to dividend to the Issuer (not less frequently than monthly) any funds in excess of its obligations under any Transaction Document subject to any applicable law; and

(y)           that with respect to licenses of third party Intellectual Property entered into after the Closing Date, the Issuer and the Co-Issuer (including, for the avoidance of doubt, the Servicer on behalf of the Issuer and the Co-Issuer, as applicable) shall use commercially reasonable efforts to include terms permitting the grant of a security interest therein to the Indenture Trustee for the benefit of the Secured Parties and to allow the Successor Servicer the right to use such Intellectual Property in the performance of Services under the Back-Up Servicing Agreement.

Section 7.14   Further Assurances.   (a)   The Co-Issuers or the Indenture Trustee at the direction of the Co-Issuers, shall execute and deliver, or cause to be executed and delivered,

all such additional instruments, and do, or cause to be done, all such additional acts as (i) may be necessary or proper, consistent with the Granting Clauses, to carry out the purposes of this Indenture and to make subject to the Lien hereof any property intended so to be subject, including in the event of any change in applicable law or regulations, (ii) may be necessary or proper to transfer to any successor Indenture Trustee the estate, powers, instruments and funds held in trust hereunder and to confirm the Lien of this Indenture, or (iii) the Indenture Trustee or, for so long as any Notes are Outstanding, any amount is owed to any Insurer or the applicable Insurance Policy has not been cancelled or returned, an Insurer, may reasonably request.  In addition, the Co-Issuers shall (at the direction or with the consent of the Aggregate Controlling Party), take all actions, and shall direct the Indenture Trustee in writing to take all actions as shall be specified to the Co-Issuers, necessary to preserve and protect the security interest in the Collateral created hereunder, free of any Liens, including but not limited to the removal and transfer of any such Collateral from any existing location or jurisdiction to another location or jurisdiction so as to prevent the impairment of the security interest in such Collateral created by this Indenture.

(b)           All oral and written communications made by the Co-Issuers or by any Person on behalf of the Co-Issuers, including, without limitation, letters, invoices, purchase orders, contracts, statements, loan applications, and all notices, certificates or information required to be delivered or communicated pursuant to this Indenture, shall be made or delivered by the Co-Issuers or by any such Person on behalf of the Co-Issuers.

(c)           The Indenture Trustee shall cooperate in all respects with any reasonable written request by the Co-Issuers to preserve or enforce the Co-Issuers’ rights and interests under this Indenture or any other Transaction Documents.

Section 7.15   Financial Covenants.   (a)   If funds on deposit in the Series Interest Reserve Account relating to any Series of Notes are less than the Series Interest Reserve Account Required Amount relating to such Series of Notes, then all investment income earned on funds on deposit in the Series Interest Reserve Account relating to such Series of Notes shall be retained in such account until the funds in such account are equal to or greater than the Series Interest Reserve Account Required Amount.  If funds on deposit in the Series Interest Reserve Account relating to any Series of Notes are greater than or equal to the applicable Series Interest Reserve Account Required Amount, then all investment income earned on such funds, shall, except as otherwise required under this Indenture, be released to the Collections Account.

(b)           So long as any Notes are Outstanding, the Issuer shall maintain a (i) Franchise Royalty Rate of not less than 4.5% and (ii) License Royalty Rate of not less than 1.0% for all New Franchise Documents (other than Non-Conforming New Franchise Documents) entered into on and after the Closing Date.

Section 7.16   Security Interest Representations, Warranties and Covenants of the Co-Issuers.   (a)   This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee for the benefit of the Secured Parties, which security interest is prior to all other Liens except Permitted Liens, and is enforceable as such as against creditors of and purchasers from the Co-Issuers.

(b)           Except as set forth in Schedule 7.16 hereto, the Issuer owns and has good and marketable title to the Issuer Assets included in the Collateral free and clear of any Lien except Permitted Liens.

(c)           Except as set forth in Schedule 7.16 hereto, the Co-Issuer owns and has good and marketable title to the IP Assets and, to the extent owned by Co-Issuer, the other Collateral, other than any Issuer Assets, free and clear of any Lien except Permitted Liens.

(d)           Each of the Co-Issuers shall, within ten (10) days of the Closing Date, file all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral perfectible under the U.C.C. and/or U.S. Federal law or other applicable law and Granted to the Indenture Trustee hereunder and deliver copies of such Financing Statement to the Indenture Trustee and each Insurer if the Indenture Trustee or such Insurer requests.

(e)           Other than the security interests granted to the Indenture Trustee pursuant to this Indenture and Permitted Liens, neither of the Co-Issuers has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.  Neither of the Co-Issuers has authorized the filing of nor is aware of any Financing Statements against either of the Co-Issuers that include a description of collateral covering any Collateral other than any Financing Statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.  Neither of the Co-Issuers is aware of any judgment, Pension Benefit Guaranty Corporation or tax Lien filings against either of the Co-Issuers.

(f)            None of the “instruments” (as defined in the applicable UCC) that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(g)           Each of the Co-Issuers has received all applicable consents and approvals required by the terms of the Collateral to transfer to the Indenture Trustee its interest and rights in the Collateral hereunder.

(h)           The Indenture Trust Accounts are not in the name of any Person other than the Indenture Trustee.  The Issuer has not consented to the securities intermediary of any of the Indenture Trust Accounts to comply with entitlement orders or other instructions of any Person other than the Indenture Trustee.

(i)            All of the Collateral consisting of “security entitlements” (within the meaning of the applicable UCC) has been credited to the Indenture Trust Accounts.  The Indenture Trustee, as securities intermediary for each of the Indenture Trust Accounts agrees to treat all assets credited to each of the Indenture Trust Accounts as “financial assets” (within the meaning of the applicable UCC).

(j)            If the securities intermediary for any of the Indenture Trust Accounts is, at any time, a Person other than the Indenture Trustee, the Co-Issuers shall promptly deliver to the Indenture Trustee a fully executed agreement pursuant to which such securities intermediary agrees to comply with all instructions originated by the Indenture Trustee relating to the Indenture Trust Accounts (as applicable) without further consent by the Co-Issuers.

(k)           Each of the Indenture Trust Accounts is a “securities account” (within the meaning of the applicable UCC).

(l)            Other than the Indenture Trust Accounts, the Collateral consists of (i) mortgage notes, promissory notes or other writings constituting “instruments” (within the meaning of the applicable UCC), (ii) “accounts” (within the meaning of the applicable UCC), (iii) “general intangibles” (within the meaning of the applicable UCC) or (iv) chattel property (within the meaning of the applicable UCC).

(m)          Each of the foregoing representations shall, as applicable, be deemed repeated each time new assets become part of the Collateral.

(n)           The security interest of the Indenture Trustee in the Collateral shall, until payment in full of the indebtedness secured hereunder and termination of this Indenture, be a first-priority as to any other Liens, subject to Permitted Liens, perfected security interest upon the taking of actions set forth in subsection (d) above and any IP Lien Filings necessary with respect to after-acquired IP Assets and subject to the rights of Co-Issuers to dispose of Collateral hereunder.

(o)           The foregoing representations shall survive termination of this Indenture.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1   Supplemental Indentures without Consent of Noteholders.   (a)   The Co-Issuers, and the Indenture Trustee, without the consent of the Noteholders at any time and from time to time, may, if the Rating Agency Condition has been satisfied (except that ratings confirmation need not be requested for any amendments that could not reasonably be deemed to be disadvantageous to any Noteholder) and with the consent of the Insurer (so long as such Insurer is a Series Controlling Party) of each Series of Notes affected thereby enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee:

(i)            to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture (including, without limitation, in order to obtain a security interest thereto in a manner consistent with Section 7.16), or to subject to the Lien of this Indenture additional property;

(ii)           to evidence the succession of another Person to either of the Co-Issuers, and the assumption by any such successor of the covenants contained herein and in the Notes;

(iii)          to add to the covenants of either of the Co-Issuers, in each case only to the extent not adverse to the interests of any Noteholder or each Insurer, or to surrender any right or power herein conferred upon either of the Co-Issuers;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee for the benefit of Secured Parties or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of Notes;

(v)           to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee and to add to or change any of the provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Section 6.11 hereof;

(vi)          correct any manifest error or to cure any ambiguity or to correct or supplement any provisions herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any Series Supplement, supplemental indenture or any offering memorandum pursuant to which any Notes have been issued;

(vii)         to facilitate the transfer of Notes in accordance with applicable law (as evidenced by an Opinion of Counsel), which may include providing for the maintenance of a book-entry trading system;

(viii)        to take any action necessary and appropriate to facilitate the originations of New Franchise Agreements, the servicing of Franchise Assets and the preservation and maintenance of the Licensed IP and the other Franchise Assets, in each case, as determined in accordance with the Servicing Standard;

(ix)           take any action necessary or advisable to effectuate any lockbox arrangements entered into by the Issuer;

(x)            to establish the form or terms of the Notes of any Series of Notes pursuant to a Series Supplement in accordance with the provisions of Section 2.3 (which shall not require the consent of the Aggregate Controlling Party or any Series Controlling Party unless specified in such Section 2.3); or

(xi)           to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax including withholding tax.

(b)           The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture that materially adversely affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise except to the extent required by law.

(c)           Copies of any supplemental indenture entered into in accordance with this Section 8.1 shall be available upon request by any Noteholder or Insurer duly given to the Indenture Trustee.  No supplemental indenture shall be amended or modified without the written consent of the Indenture Trustee, the Co-Issuers and any Insurer that is a party thereto.

                Section 8.2             Consents to Supplemental Indentures.  (a)  The Co-Issuers (with the written consent of each Series Controlling Party) and the Indenture Trustee (at the written direction of the Co-Issuers) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that any such supplemental indenture for which approval of Noteholders has not been obtained as provided in this Section 8.2(a) may be entered into only with the written confirmation by each Rating Agency that such action would not have an adverse effect upon the ratings of any Notes (without giving effect to any Insurance Policy); provided, further, that no supplemental indenture shall be entered into without the written consent of each Insurer (nor shall waivers of any similar matters be effective without the written consent of each Insurer) and, other than in the case of clause (xi) below, all the Holders of Outstanding Notes affected thereby (in which event such confirmation from the Rating Agencies shall not be required) that would do any of the following:

(i)            change the Series Legal Final Maturity Date, or the due date of any installment of principal of or interest on, any Series Note, or change the principal amount thereof or the Series Note Interest Rate thereon, change the provisions of Section 15.1 or change any place where, or the coin or currency in which, any Note or the interest thereon is payable, or the date or manner of payment, or impair the right to institute suit for the enforcement of any such payment on or after the Series Legal Final Maturity Date thereof (or, in the case of the termination of the obligations of the Co-Issuers hereunder, on or after the date on which the obligations of the Co-Issuers hereunder are terminated pursuant to Section 4.1 of this Indenture);

(ii)           reduce the percentage in the Aggregate Outstanding Principal Amount of the Notes, the consent of the Noteholders of which is required for the execution of any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with any provisions of this Indenture or any Defaults hereunder and their consequences provided for in this Indenture;

(iii)          impair or adversely affect the Trust Estate except as otherwise permitted herein;

(iv)          permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or terminate the Lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the Lien of this Indenture except as otherwise permitted herein;

(v)           reduce the percentage of the aggregate Outstanding Principal Amount of the Notes, the consent of the Noteholders of which is required to request that the Indenture Trustee preserve the Trust Estate or to rescind the Indenture Trustee’s election to preserve the Trust Estate pursuant to Section 5.3 hereof or to sell or liquidate the Trust Estate pursuant to Section 5.3 hereof;

(vi)          modify any of the provisions of this Section 8.2, except to increase the percentage of the Aggregate Outstanding Principal Amount of the Notes the consent of the Holders of which is required for any supplemental indenture or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(vii)         modify the definition of the term “Outstanding”;

(viii)        release any Insurer from all or any part of its obligation to make each and every payment under the applicable Insurance Policy, if any;

(ix)           modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Payment Date (including the calculation of any of the individual components of such calculation) or to reduce the amount payable upon the redemption of such Notes or change the time at which any Note may be redeemed;

(x)            adversely affect the tax treatment of the Issuer or the tax consequences to the Holders of any Class of Notes as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent or otherwise cause any of the statements described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to be inaccurate or incorrect to any material extent or;

(xi)           (A) modify the premium or other compensation payable to such Insurer or the calculation of any right to reimbursement or other payment or interest accrued thereon, or the timing or priority of payment of such premium or other compensation, reimbursement or payment, (B) increase or may increase the amounts payable at a priority ahead of payments on the Notes having the benefit of the Insurance Policy or amounts reimbursable or payable to such Insurer, (C) has or may have the effect of increasing or accelerating the Insurer’s payment obligations under the Insurance Policy or otherwise materially and adversely affecting the rights, interests or obligations of the Insurer under this Indenture or the other Transaction Documents, or (D) modify provisions of the Indenture or related Indenture Supplement or other Transaction Documents relating to the Insurer’s subrogation or other rights or any requirements that the consent of the Insurer be obtained.

(b)           With respect to any supplemental indenture entered into in accordance with this Section 8.2, it shall not be necessary for Noteholders to approve the particular form of any proposed supplemental indenture, only the substance thereof.

                Section 8.3             Execution of Supplemental Indentures.  In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.3 hereof) shall be fully protected in relying conclusively upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of each of the Co-Issuers enforceable against each of the Co-Issuers in accordance with its terms (subject to customary exceptions).  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that materially adversely affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

                Section 8.4             Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Outstanding Note theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

                Section 8.5             Reference in Notes to Supplemental Indenture.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Indenture Trustee shall, bear a notation in form satisfactory to the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Co-Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Indenture Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE IX

REDEMPTION OF NOTES

                Section 9.1             Mandatory Redemption.  The Notes of any Series of Notes shall be subject to mandatory redemption on any Payment Date (the “Mandatory Redemption Date”) (i) if, as of the immediately preceding Accounting Date (the “Mandatory Redemption Determination Date”), the Series Debt Service Coverage Ratio for such Series of Notes is less than the applicable Series Minimum Debt Service Ratio (a “Series DSCR Mandatory Redemption Event”) or (ii) upon the occurrence of a Servicer Termination Event (each, a “Mandatory Redemption Event”).  Upon the occurrence of a Mandatory Redemption Event, and until (a) the relevant Series of Notes and all other amounts owing in connection therewith are paid in full, (b) in the case of a Series DSCR Mandatory Redemption Event, such Mandatory Redemption Event is cured as provided below, or (c) in the case of a Servicer Termination Event, as to any Series of Notes, the Series Controlling Party thereof has consented to the cessation of such Mandatory Redemption Event upon the Aggregate Controlling Party’s consent to the cessation of such Servicer Termination Event (such period, the “Mandatory Redemption Period”), the Indenture Trustee shall apply on the immediately following Payment Date and all future Payment Dates all amounts allocated to the Series Principal Payment Account pursuant to Section 10.9 hereof since the immediately preceding Payment Date and all amounts on deposit in Series Trigger Reserve Account for such Series of Notes to the redemption of Outstanding Notes (without payment of any make-whole amount) (the “Mandatory Redemption Amount”). However, except as otherwise provided in the applicable Series Supplement, a Series DSCR Mandatory Redemption Event shall be cured and the Mandatory Redemption Period for the applicable Series of Notes will cease if the Series Debt Service Coverage Ratio is greater than or equal to the applicable Series Minimum Debt Service Coverage Ratio for any three consecutive Accounting Dates following the Mandatory Redemption Date; provided that a Series DSCR Mandatory Redemption Event may be so cured only once with respect to any particular Series of Notes.

                Section 9.2             Optional Redemption by Co-Issuers; Conditions Precedent to Optional Redemption; Election to Redeem.  (a)  Except as otherwise provided in the Series Supplement, the Series Notes of any Series of Notes shall be subject to redemption, in whole or in part, at the option of the Co-Issuers on any Payment Date at the Optional Redemption Amount; provided, however, that any partial redemption of any Series of Notes that would result in the Insurer for such Series, if any, ceasing to be the Aggregate Controlling Party shall occur only upon the existence of a valid business purpose, which shall be set forth in reasonable detail in an officer’s certificate of the Co-Issuers to be delivered to such Insurer, unless such Insurer shall have otherwise consented in writing.  It is a further condition precedent to the Co-Issuers’ exercise of an Optional Redemption that the Co-Issuers have on deposit in the Series Principal Payment Accounts relating to the relevant Series of Notes, on the Accounting Date immediately preceding the scheduled redemption date, in the aggregate, an amount not less than the Optional Redemption Amount.

(b)           Installments of interest and principal due on or prior to a Mandatory Redemption Date or an Optional Redemption Date shall continue to be payable to the Holders of such Notes according to their terms.  The election of the Co-Issuers to redeem any Notes pursuant to this Section 9.2 shall be evidenced by a Company Order from the Servicer directing the Indenture Trustee to make payment of the Optional Redemption Amount from funds in the Principal Payment Account relating to each relevant Series of Notes with respect to which Notes shall be redeemed.  The Notes shall be redeemed on a pro rata basis, in order of priority among each affected Series of Notes and within such Series of Notes ratably, based on the portion of the Aggregate Outstanding Principal Amount of the Series of Notes in which each Noteholder has an interest.  The Co-Issuers shall fix the Optional Redemption Date and give notice thereof to the Indenture Trustee and the Insurer pursuant to Section 9.3 hereof.

(c)           Funds contributed to the Co-Issuers may be used for the purpose of effecting an Optional Redemption hereunder in accordance with this ARTICLE IX.  Outside funds contributed to the Issuer to effect an Optional Redemption (the “Contributed Optional Redemption Amount Funds”) shall be directly deposited to the Principal Payment Account of the relevant Series of Notes for application to the Optional Redemption Amount in connection with an Optional Redemption of such Series.  Contributed Optional Redemption Amount Funds shall be used only for the purpose of redeeming Notes pursuant to an Optional Redemption and not for any other purpose.  Any Contributed Optional Redemption Amount Funds shall not constitute Collections or Adjusted Collections for any purpose, and shall be disregarded for purposes of all tests and measurements in the Transaction Documents except in determining whether there is a sufficient amount of funds on deposit in the relevant account to meet or exceed the Optional Redemption Amount.

                Section 9.3             Notice to Indenture Trustee and Affected Insurers of Optional Redemption.  In the event of any Optional Redemption pursuant to Section 9.2, the Co-Issuers shall, at least 30 days prior to the proposed Optional Redemption Date but no more than 60 days prior to such date (unless the Indenture Trustee shall agree to a shorter notice period), notify the Indenture Trustee, each Insurer relating to the Series Notes proposed to be redeemed and the Servicer in writing of such Optional Redemption Date, the Aggregate Outstanding Principal Amount to be redeemed on such Optional Redemption Date and the Optional Redemption

Amount of such Aggregate Outstanding Principal Amount and as further specified in Section 9.4 hereof and in accordance with Section 15.3 hereof.

                Section 9.4             Notice of Optional Redemption or Maturity by the Co-Issuers.  (a)  Upon receipt of notice pursuant to Section 9.3, notice of such redemption of the Notes shall be given by the Indenture Trustee to the Rating Agencies and the relevant Noteholders not more than thirty (30) nor fewer than ten (10) days prior to the scheduled Optional Redemption Date.

(b)           All notices of Optional Redemption shall state:

(1)           the CUSIP number, Common Code or ISIN, as applicable, of the Notes to be redeemed and that the Notes shall be redeemed on a pro rata basis, based on the Aggregate Outstanding Principal Amount;

(2)           the Optional Redemption Date;

(3)           the Optional Redemption Amount;

(4)           in the case of an Optional Redemption in whole, that all the Notes are being paid in full and that interest on such Notes shall cease to accrue on the date specified in the notice, or, in the case of a redemption in part, the amount of principal of each Note that will be repaid and that interest on such amount of principal shall cease to accrue on the date specified in the notice;

(5)           in the case of an Optional Redemption in whole, the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Optional Redemption Amount which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2; and

(6)           that the Optional Redemption is subject to the satisfaction of certain conditions set forth in this Indenture.

(c)           The Co-Issuers shall have the option to withdraw the notice of Optional Redemption up to the fifth Business Day prior to the scheduled Optional Redemption Date by written notice to the Indenture Trustee, each Insurer relating to the Series Notes proposed for redemption and the Servicer.

(d)           Notice of redemption shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Indenture Trustee in the name and at the expense of the Co-Issuers.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

                Section 9.5             Notes Payable on Optional Redemption Date.  (a)  Notice of redemption having been given as aforesaid, the Notes to be redeemed pursuant to an Optional Redemption shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Amount therein specified, and from and after the Optional Redemption Date (unless the Co-Issuers shall default in the payment of the Optional Redemption Amount and accrued interest) such Notes shall cease to bear interest.  Upon final payment on a Note to be redeemed in full, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Optional Redemption Date; provided, however, that if there is delivered to the Co-Issuers, each Insurer relating to a Series of Notes pertaining to which Notes will be redeemed, if any, and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers, each Insurer relating to a Series of Notes pertaining to which Notes will be redeemed or the Indenture Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.  Payments of interest on Notes so to be redeemed shall be payable to the Holders of such Notes, or one or more predecessor Notes, according to the terms and provisions of Section 7.1 hereof.

(b)           If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Optional Redemption Date at the Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

(c)           Upon the partial redemption of any Notes and the surrender thereof, the Co-Issuers shall to the extent necessary issue, and the Authenticating Agent shall authenticate, new Notes equal to the Aggregate Outstanding Principal Amount of the Notes not so redeemed.

ARTICLE X

COLLECTIONS AND ALLOCATION OF FUNDS AND MAINTENANCE OF ACCOUNTS

                Section 10.1           Segregation of Money; Investments.  The Indenture Trustee shall segregate and hold all money and property received by it in trust for the Secured Parties, and shall apply it as provided in this Indenture.  Absent any Servicer Order or other written instructions from the Servicer hereunder, the Indenture Trustee shall invest and reinvest the funds held in any Indenture Trust Account in one or more Eligible Investments of the type described in clause (e) of the definition thereof.

                Section 10.2           Lock-Box Account, Collections Account, Lease and Reimbursement Payment Account, Franchisee Insurance Proceeds Account, Advertising Funds Account and Residual Account.  (a)  The Indenture Trustee shall, prior to the Closing Date, establish two (2) segregated trust accounts at its Corporate Trust Office which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Collections Account and Franchisee Insurance Proceeds Account.  The Lock-Box Bank shall, prior to the Closing Date, establish four segregated accounts in the name of the Issuer which shall be designated, respectfully, as the Lock-Box Account, Advertising Funds Account, the Lease and Reimbursement Payment Account and the Residual Account.

(i)            From and after the Cut-Off Date, all funds received by or for the account of the Issuer, the Co-Issuer or payable to the Issuer (other than Advertising Funds,

Contributed Optional Redemption Amount Funds or Contributed Asset Purchase Funds) or the Co-Issuer shall be required to be remitted directly into the Lock-Box Account. Not later than the second Business Day after such remittance, all such funds shall be swept by the Lock-Box Bank to the Indenture Trustee and deposited into the Collections Account, except that funds received from Franchisees operating Type 3 IHOP Restaurants will instead be delivered to the Servicer and deposited into the Servicer’s operating account.  The Servicer shall deposit into the Lock-Box Account (i) all such funds required to be directly remitted to the Lock-Box Account, but incorrectly remitted into an account held by the Servicer or otherwise received by the Servicer and (ii) such portions of funds received from Franchisees operating any Type 3 IHOP Restaurant that constitute Collections (which, for the avoidance of doubt, are payments not relating to any Type 3 IHOP Restaurant), in each case, within two (2) Business Days of its actual knowledge of such remittance or receipt.

(ii)           From and after the Cut-Off Date, all Advertising Funds shall be required to be remitted directly into the Advertising Funds Account.  Any Advertising Funds incorrectly remitted to the Lock-Box Account or the Collections Account (including as set forth in Section 2.1(j) of the Servicing Agreement) shall be released therefrom and promptly transferred into the Advertising Funds Account in accordance with the Weekly Servicer’s Report.  All other funds received from any other source received by the Servicer shall be deposited into the Lock-Box Account within two (2) Business Days of its actual knowledge of receipt thereof and, not later than the subsequent Business Day, shall be swept by the Lock-Box Bank to the Indenture Trustee and deposited into the Collections Account.

(iii)          All funds deposited from time to time in the Lock-Box Account, the Collections Account, the Franchisee Insurance Proceeds Account, the Lease and Reimbursement Payment Account and the Residual Account pursuant to this Indenture shall be held by the Indenture Trustee (or by the Lock-Box Bank with respect to the Lock-Box Account, the Lease and Reimbursement Payment Account and the Residual Account) as part of the Trust Estate and shall be applied for the purposes herein provided.

(b)           Withdrawals of funds from the Collections Account and the Franchisee Insurance Proceeds Account from time to time by the Indenture Trustee pursuant to this Indenture shall be made by the Indenture Trustee solely according to the Weekly Servicer’s Report (subject to Section 6.1(c)) unless an Event of Default or a Servicer Termination Event is continuing.

(c)           Withdrawals of funds from the Advertising Funds Account and the Lease and Reimbursement Payment Account, respectively, from time to time may be made by either (i) the Servicer in accordance with the Servicing Agreement and the applicable Account Control Agreement upon the delivery of written notice to the Lock-Box Bank so long as a Servicer Termination Event is not continuing, or (ii) the Lock-Box Bank in accordance with the applicable Account Control Agreement upon the order of the Back-Up Servicer so long as a Servicer Termination Event is continuing.

(d)           The Indenture Trustee shall when so instructed by a Servicer Order invest and reinvest monies deposited in the Collections Account or the Franchisee Insurance Proceeds Account in Eligible Investments, maturing no later than the next Weekly Allocation Date or one day prior to the next Payment Date.  All income or other gain from such investments shall be credited to such Collections Account, and any loss resulting from such investments shall be charged to the Collections Account.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collections Account resulting from any loss on any Eligible Investment.  If any such Servicer Order is received after 1:00 p.m. (New York time) on any Business Day, the Indenture Trustee will have no obligation to make such investment on such day but shall use its best efforts to make such investment on such day, and, unless otherwise instructed by the Servicer, shall in any event make such investment by the next Business Day.

(e)           From time to time after the Closing Date, the Issuer may use Contributed Asset Purchase Funds for the sole purpose of acquiring Converted Type 3 Assets or Franchise Assets after the Closing Date in accordance with the applicable Asset Transfer Agreement.  Any Contributed Asset Purchase Funds shall not constitute Collections or Adjusted Collections for any purpose, and will be disregarded for the purpose of all tests and measurements in the Transaction Documents.

                Section 10.3           Principal Payment Accounts.  (a)  The Indenture Trustee shall promptly upon the execution of a Series Supplement relating to the establishment of a Series of Notes and prior to the issuance of any Notes relating to such Series Supplement establish a segregated trust account at its Corporate Trust Office which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Principal Payment Account for such Series of Notes.

(i)            Funds shall be deposited into each Principal Payment Account as provided in Section 10.9.

(ii)           All funds deposited from time to time in each Principal Payment Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Trust Estate and shall be applied for the purposes herein provided.

(b)           All payments to be made from time to time by the Indenture Trustee out of funds in each Principal Payment Account pursuant to this Indenture shall be made by the Indenture Trustee according to the Monthly Servicer’s Report unless an Event of Default or a Servicer Termination Event is continuing.  In addition, the Indenture Trustee, shall, at the written direction of the Servicer in accordance with Section 2.1(j) of the Servicing Agreement, withdraw any amounts in each Principal Payment Account for appropriate deposit under this Indenture which have been mistakenly deposited in such Principal Payment Account.

(c)           The Indenture Trustee shall when so instructed by a Servicer Order invest and reinvest monies deposited in each Principal Payment Account in Eligible Investments maturing no later than the day immediately preceding the next Payment Date within one Business Day after the deposit of such monies.  All income or other gain from such investments shall be credited to such Principal Payment Account, and any loss resulting from such investments shall be charged to such Principal Payment Account.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Principal Payment Account resulting from any loss on any Eligible Investment.  If any such Servicer Order is received after 1:00 p.m. (New York time) on any Business Day, the Indenture Trustee will have no obligation to make such investment on such day but shall use its best efforts to make such investment on such day, and, unless otherwise instructed by the Servicer, shall in any event make such investment by the next Business Day.

                Section 10.4           Expense Payment Accounts.  (a)  The Indenture Trustee shall promptly upon the execution of this Indenture and prior to the issuance of any Notes establish segregated trust accounts at its Corporate Trust Office which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties in respect of all Series of Notes and designated as the Operating Expense Payment Account, the Hedge Agreement Expense Payment Account, the Insurer Reimbursement and Expense Payment Account and the Insurer Premium Expense Payment Account, respectively (the “Expense Payment Accounts”).

(i)            Funds shall be deposited into each Expense Payment Account as provided in Section 10.9 of this Indenture.

(ii)           All funds deposited from time to time in each Expense Payment Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Trust Estate and shall be applied for the purposes herein provided.

(b)           All payments to be made from time to time by the Indenture Trustee out of funds in each Expense Payment Account pursuant to this Indenture shall be made by the Indenture Trustee according to the Weekly Servicer’s Report or Monthly Servicer’s Report unless an Event of Default or a Servicer Termination Event is continuing.  In addition, the Indenture Trustee, shall, at the written direction of the Servicer in accordance with Section 2.1(j) of the Servicing Agreement, withdraw any amounts in each Expense Payment Account for appropriate deposit under this Indenture which have been mistakenly deposited in such Expense Payment Account.

(c)           The Indenture Trustee shall when so instructed by a Servicer Order invest and reinvest monies deposited in each Expense Payment Account in Eligible Investments maturing no later than the day immediately preceding the next Payment Date within one Business Day after the deposit of such monies.  All income or other gain from such investments shall be credited to such applicable Expense Payment Account, and any loss resulting from such investments shall be charged to such Expense Payment Account.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Expense Payment Account resulting from any loss on any Eligible Investment.  If any such Servicer Order is received after 1:00 p.m. (New York time) on any Business Day, the Indenture Trustee will have no obligation to make such investment on such day but shall use its best efforts to make such investment on such day, and, unless otherwise instructed by the Servicer, shall in any event make such investment by the next Business Day.

                Section 10.5           Interest Payment Accounts.  (a)  The Indenture Trustee shall promptly upon the execution of a Series Supplement relating to a Series of Notes and prior to the issuance of any Notes relating to such Series Supplement establish a segregated trust account at its Corporate Trust Office which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Interest Payment Account for such Series of Notes.

(i)            Funds shall be deposited into each Interest Payment Account as provided in Section 10.9 of this Indenture.

(ii)           All funds deposited from time to time in each Series Interest Reserve Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Trust Estate and shall be applied for the purposes herein provided.

(b)           All payments to be made from time to time by the Indenture Trustee out of funds in each Interest Payment Account pursuant to this Indenture shall be made by the Indenture Trustee according to the Monthly Servicer’s Report unless an Event of Default or a Servicer Termination Event is continuing.  In addition, the Indenture Trustee, shall, at the written direction of the Servicer in accordance with Section 2.1(j) of the Servicing Agreement, withdraw any amounts in each Interest Payment Account (as applicable) for appropriate deposit under this Indenture which have been mistakenly deposited in such Interest Payment Account.

(c)           The Indenture Trustee shall when so instructed by a Servicer Order invest and reinvest monies deposited in each Interest Payment Account in Eligible Investments maturing no later than the day immediately preceding the next Payment Date within one Business Day after the deposit of such monies.  All income or other gain from such investments shall be credited to such Interest Payment Account, and any loss resulting from such investments shall be charged to such Interest Payment Account.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Interest Reserve Account resulting from any loss on any Eligible Investment.  If any such Servicer Order is received after 1:00 p.m. (New York time) on any Business Day, the Indenture Trustee will have no obligation to make such investment on such day but shall use its best efforts to make such investment on such day, and, unless otherwise instructed by the Servicer, shall in any event make such investment by the next Business Day.

                Section 10.6           Fee Payment Accounts.  (a)  The Indenture Trustee shall promptly upon the execution of a Series Supplement relating to a Series of Notes and prior to the issuance of any Notes relating to such Series Supplement establish a segregated trust account at its Corporate Trust Office which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Fee Payment Account for such Series of Notes.

(i)            Funds shall be deposited into each Fee Payment Account as provided in Section 10.9 of this Indenture.

(ii)           All funds deposited from time to time in each Fee Payment Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Trust Estate and shall be applied for the purposes herein provided.

(b)           All withdrawals to be made from time to time by the Indenture Trustee out each Fee Payment Account pursuant to this Indenture shall be made by the Indenture Trustee according to the Monthly Servicer’s Report unless an Event of Default or a Servicer Termination Event is continuing.  In addition, the Indenture Trustee, shall, at the written direction of the Servicer in accordance with Section 2.1(j) of the Servicing Agreement, withdraw any amounts in each Fee Payment Account (as applicable) for appropriate deposit under this Indenture which have been mistakenly deposited in such Fee Payment Account.

(c)           The Indenture Trustee shall when so instructed by a Servicer Order invest and reinvest monies deposited in each Fee Payment Account in Eligible Investments maturing no later than the day immediately preceding the next Payment Date within one Business Day after the deposit of such monies. All income or other gain from such investments shall be credited to such Fee Payment Account, and any loss resulting from such investments shall be charged to such Fee Payment Account.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Fee Payment Account resulting from any loss on any Eligible Investment.  If any such Servicer Order is received after 1:00 p.m. (New York time) on any Business Day, the Indenture Trustee will have no obligation to make such investment on such day but shall use its best efforts to make such investment on such day, and, unless otherwise instructed by the Servicer, shall in any event make such investment by the next Business Day.

                Section 10.7           Interest Reserve Accounts.  (a)  The Indenture Trustee shall promptly upon the execution of a Series Supplement relating to a Series of Notes and prior to the issuance of any Notes relating to such Series Supplement establish a segregated trust account at its Corporate Trust Office which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Interest Reserve Account for such Series of Notes.

(i)            Funds shall be deposited into each Interest Reserve Account as provided in Section 10.9 of this Indenture.

(ii)           All funds deposited from time to time in each Interest Reserve Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Trust Estate and shall be applied for the purposes herein provided.

(b)           All withdrawals to be made from time to time by the Indenture Trustee out of each Interest Reserve Account pursuant to this Indenture shall be made by the Indenture Trustee to the Interest Payment Account according to the Monthly Servicer’s Report unless an Event of Default or a Servicer Termination Event is continuing.  In addition, the Indenture Trustee, shall, at the written direction of the Servicer in accordance with Section 2.1(j) of the Servicing Agreement, withdraw any amounts in each Interest Reserve Account (as applicable) for appropriate deposit under this Indenture which have been mistakenly deposited in any Interest Reserve Account.

(c)           The Indenture Trustee shall when so instructed by a Servicer Order invest and reinvest monies deposited in each Interest Reserve Account in Eligible Investments within one Business Day after the deposit of such monies.  All income or other gain from such investments shall be credited to such Interest Reserve Account, and any loss resulting from such investments shall be charged to such Interest Reserve Account.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Interest Reserve Account resulting from any loss on any Eligible Investment.  If any such Servicer Order is received after 1:00 p.m. (New York time) on any Business Day, the Indenture Trustee will have no obligation to make such investment on such day but shall use its best efforts to make such investment on such day, and, unless otherwise instructed by the Servicer, shall in any event make such investment by the next Business Day.

(d)           On the applicable Issuance Date, the Indenture Trustee shall deposit into each Interest Reserve Account the Series Initial Interest Reserve Deposit Amount.

                Section 10.8           Trigger Reserve Accounts.  (a)  The Indenture Trustee shall promptly upon the execution of a Series Supplement relating to a Series of Notes and prior to the issuance of any Notes relating to such Series Supplement establish a segregated trust account at its Corporate Trust Office which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Trigger Reserve Account for such Series of Notes.

(i)            Funds shall be deposited into each Series Trigger Reserve Account as provided in Section 10.9 of this Indenture.

(ii)           All funds deposited from time to time in each Series Trigger Reserve Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Trust Estate and shall be applied for the purposes herein provided.

(b)           All withdrawals to be made from time to time by the Indenture Trustee out of each Trigger Reserve Account pursuant to this Indenture shall be made by the Indenture Trustee according to the Monthly Servicer’s Report unless an Event of Default or a Servicer Termination Event is continuing.  In addition, the Indenture Trustee, shall, at the written direction of the Servicer in accordance with Section 2.1(j) of the Servicing Agreement, withdraw any amounts in the Trigger Reserve Account for appropriate deposit under this Indenture which have been mistakenly deposited in any Series Trigger Reserve Account.

(c)           The Indenture Trustee shall when so instructed by a Servicer Order invest and reinvest monies deposited in each Series Trigger Reserve Account in Eligible Investments maturing no later than the day immediately preceding the next Payment Date within one Business Day after the deposit of such monies.  All income or other gain from such investments shall be credited to such Trigger Reserve Account and any loss resulting from such investments shall be charged to such Trigger Reserve Account.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Series Trigger Reserve Account resulting from any loss on any Eligible Investment.  If any such Servicer Order is received after 1:00 p.m. (New York time) on any Business Day, the Indenture Trustee will have no obligation to make such investment on such day but shall use its best efforts to make such investment on such day, and, unless otherwise instructed by the Servicer, shall in any event make such investment by the next Business Day.

                Section 10.9           Disbursement of Funds from Collections Account.  On the third  Business Day following the last day of each Weekly Collections Allocation Period (each, a “Weekly Allocation Date”), the Indenture Trustee shall upon Servicer Order and based solely on the information contained in the Weekly Servicer’s Report (subject to Section 6.1(c)) withdraw any and all funds on deposit in the Collections Account in respect of the preceding calendar week for allocation or payment as follows:

(a)           deposit, ratably, on the basis of the amount to be allocated, (I) first, to the Lease and Reimbursement Payment Account the (A) Type 1 Property Lease Payment Allocation Amount; (B) Type 2 Property Lease Payment Allocation Amount; (C) Training Fee Reimbursement Payment Allocation Amount; (D) Third Party Reimbursed Payment Allocation Amount; and (E) Supplier Payment Allocation Amount and (II) second, to the Franchisee Insurance Proceeds Account the Franchisee Insurance Restoration Payment Allocation Amount;

(b)           to the extent that the Cumulative Debt Service Coverage Ratio as determined as of  the immediately preceding Accounting Date is less than the greatest of the Defective Asset Payment Series DSCR Thresholds applicable to each respective Outstanding Series of Notes, deposit the sum of the Defective Asset Damages Amount Payments (if greater than zero) received during the immediately preceding Weekly Collections Allocation Period;

(i)            to the Principal Payment Account for each Senior Series of Notes, ratably, on the basis of the Aggregate Outstanding Principal Amount of each such Senior Series of Notes (except that, to the extent specified in the applicable Series Supplement relating to any such Series of Notes, the ratable portion relating to such Series of Notes will not be deposited to the Principal Payment Account relating to such Series of Notes but instead will be released for allocation or payment in accordance with this Section 10.9), or,

(ii)           if no Senior Series of Notes is outstanding on such Weekly Allocation Date and each Insurer relating to a Senior Series of Notes previously Outstanding has been paid any and all amounts due or that could become due to it in full, if applicable, to the Principal Payment Account for each Senior Subordinated Series of Notes and each Subordinated Series of Notes, ratably, on the basis of the Aggregate Outstanding Principal Amount of such Senior Subordinated Series of Notes and such Subordinated Series of Notes (except that, to the extent specified in the applicable Series Supplement relating to any such Series of Notes, the ratable portion relating to such Series of Notes will not be deposited to the Principal Payment Account relating to such Series of Notes but instead will be released for allocation or payment in accordance with this Section 10.9);

(c)           payment to the Servicer, (I) first, of the Weekly Servicing Fee and, (II) second, any such Weekly Servicing Fee due and unpaid on previous Weekly Allocation Dates;

(d)           deposit (I) first, to the Hedge Agreement Expense Payment Account the Hedge Agreement Allocation Amount, and (II) second, any such amount not deposited to the Hedge Agreement Expense Payment Account relating to previous Weekly Collections Allocation Periods (if greater than zero), excluding any Series Hedge Agreement Termination Payment Allocation Amount;

(e)           deposit, ratably, on the basis of the respective amounts to be allocated, (A) to the Operating Expense Payment Account the Operating Expense Allocation Amount up to the Capped Operating Expense Allocation Amount; (B) to the Insurer Premium Expense Payment Account for each Senior Series of Notes, the Senior Series Insurer Premium Allocation Amount and any Overdue Interest accrued and unpaid thereon; (C) to the Interest Payment Account for each Senior Series of Notes, the Senior Series Interest Allocation Amount and any Overdue Interest accrued and unpaid thereon; provided, that if the remaining funds are insufficient to make the foregoing allocations in (B) through (C), such funds shall be allocated among each Senior Series of Notes, ratably, on the basis of the interest payable on the next Payment Date; and (D) to the Fee Payment Account for each Senior Series of Notes, the Senior Series Fee Allocation Amount and any Overdue Interest accrued and unpaid thereon, provided, further, that if the remaining funds are insufficient to make the foregoing allocations in (D), such funds shall be allocated among each Senior Series of Notes, ratably, on the basis of fees payable on the next Payment Date;

(f)            deposit, ratably, on the basis of the respective amounts to be allocated, to the Insurer Reimbursement and Expense Payment Account, the Senior Series Insurer Reimbursement and Expense Allocation Amount (if any) for each Senior Series of Notes and any such amount not deposited to the appropriate account in previous Weekly Collections Allocation Periods (if any);

(g)           deposit to the Interest Reserve Account for each Senior Series of Notes, ratably, on the basis of the Aggregate Outstanding Principal Amount of each such Senior Series of Notes, the difference (if greater than zero) between (I) the Series Interest Reserve Account Required Amount for such Senior Series of Notes and (II) the amount on deposit in such Interest Reserve Account (as of the preceding Business Day) for such Senior Series of Notes;

(h)           deposit, (I) first, ratably, on the basis of the respective amounts to be allocated, (A) to the Insurer Premium Expense Payment Account, the Senior Subordinated Series Insurer Premium Allocation Amount, (B) to the Interest Payment Account of each Senior Subordinated Series of Notes the Senior Subordinated Series Interest Allocation Amount; provided, that if the remaining funds are insufficient to make the foregoing allocations, such funds shall be allocated among each Senior Subordinated Series of Notes, ratably, on the basis of the interest payable on the next Payment Date, and (C) to the Fee Payment Account for each Senior Subordinated Series of Notes the Senior Subordinated Series Fee Allocation Amount; provided, that if the remaining funds are insufficient to make the foregoing allocations, such funds shall be allocated among each Senior Subordinated Series of Notes, ratably, on the basis of fees payable on the next Payment Date; and, (II) second, ratably, on the basis of the respective amounts to be allocated, any such amounts not allocated under (I) above (without duplication) to the appropriate accounts in previous Weekly Collections Allocation Periods (if greater than zero), and any Overdue Interest accrued thereon;

(i)            deposit to the Insurer Reimbursement and Expense Account, ratably, on the basis of the amounts to be allocated, the Senior Subordinated Series Insurer Reimbursement and Expense Allocation Amount (if any);

(j)            deposit to the Interest Reserve Account for each Senior Subordinated Series of Notes, ratably, on the basis of the Aggregate Outstanding Principal Amount of such Senior Subordinated Series of Notes the difference (if greater than zero) between (i) the Series Interest Reserve Account Required Amount for such Senior Subordinated Series of Notes and (ii) the amount on deposit in such Interest Reserve Account (as of the preceding Business Day) for such Senior Subordinated Series of Notes;

(k)           payment to the Servicer of, first, any Supplemental Servicing Fee and, second, any Supplemental Servicing Fee due and unpaid on the previous Weekly Allocation Date;

(l)            deposit to the Trigger Reserve Account of each Senior Series of Notes (so long as none of the Senior Series Principal Payment Account Conditions is met other than because the next Payment Date is an Optional Redemption Date for any Senior Series of Notes) the product of (x) the applicable Series Trigger Reserve Proportion and (y) the portion of the funds remaining in the Collections Account allocable to each such Senior Series of Notes, ratably, on the basis of the Aggregate Outstanding Principal Amount thereof, but if and only if (1) the Weekly Allocation Date is prior to the Series Anticipated Repayment Date and (2) the Series Debt Service Coverage Ratio determined as of the preceding Accounting Date is within the applicable Series DSCR Trigger Reserve Account Deposit Threshold Range relating to such Series Trigger Reserve Proportion; provided, that the remaining funds in the Collections Account not so deposited shall be released for further allocation or payment in accordance with this Section 10.9.

(m)          deposit any remaining funds in the Collections Account to the Principal Payment Account for each Senior Series of Notes meeting one of the following conditions (the “Senior Series Principal Payment Account Conditions”), allocated, ratably, on the basis of the Aggregate Outstanding Principal Amount for each Senior Series of Notes for which such deposit shall be made:

(i)            a Mandatory Redemption Period is continuing with respect to such Senior Series of Notes;

(ii)           the next Payment Date is on or after the Series Anticipated Repayment Date for such Senior Series of Notes or is an Optional Redemption Date for such Senior Series of Notes (provided that any deposit hereunder required for a Senior Series of Notes only because the next Payment Date is an Optional Redemption Date for such Senior Series of Notes shall not be made should a deposit be required for any other Senior Series of Notes for any other reason under this clause (m));

(iii)          an Event of Default has occurred and is continuing or the Aggregate Outstanding Principal Amount of the Notes has been declared due and payable pursuant to Section 5.2, and such declaration has not been rescinded or annulled in accordance with Section 5.2; or

(iv)          such Senior Series of Notes was not repaid in full on or after the applicable Series Anticipated Repayment Date;

provided, that if such deposit is required for a Senior Series of Notes solely because the next Payment Date is an Optional Redemption Date relating to such Senior Series of Notes, such deposit shall be the lesser of (1) any remaining funds in the Collections Account (or, as applicable, the portion of such remaining funds allocable to such Senior Series of Notes) and (2) the amount required to be deposited (ratably, on the basis of the Aggregate Outstanding Principal Amount of each such Senior Series of Notes) in the Principal Payment Account for such Senior Series of Notes, such that the aggregate amount on deposit in such accounts equals the applicable Optional Redemption Amount;

(n)           deposit, (I) first, to the Hedge Agreement Expense Payment Account any Hedge Agreement Termination Payment Allocation Amount and (II) second, any such amounts not deposited in previous Weekly Allocation Periods, if any;

(o)           deposit, (I) first, ratably, on the basis of the respective amounts to be allocated, (A) to the Insurer Premium Expense Payment Account, the Subordinated Series Insurer Premium Allocation Amount, (B) to the Interest Payment Account of each Subordinated Series of Notes the Subordinated Series Interest Allocation Amount; provided, that if the remaining funds are insufficient to make the foregoing allocation, such funds shall be allocated among each Subordinated Series of Notes, ratably, on the basis of the interest payable on the next Payment Date, and (C) to the Fee Payment Account for each Subordinated Series of Notes the Subordinated Series Fee Allocation Amount; provided, that if the remaining funds are insufficient to make the foregoing allocation, such funds shall be allocated among each Subordinated Series of Notes, ratably, on the basis of fees payable on the next Payment Date; and (II) second, ratably, on the basis of the respective amounts to be allocated, any such amounts not allocated under (I) above (without duplication) to the appropriate account in previous Weekly Collections Allocation Periods (if any), and any Overdue Interest accrued thereon;

(p)           deposit to the Insurer Reimbursement and Expense Payment Account, ratably, on the basis of the amounts to be allocated, the Subordinated Series Insurer Reimbursement and Expense Allocation Amount (if any) for each Subordinated Series of Notes and any such amount not deposited to the appropriate account in previous Weekly Collections Allocation Periods (if any);

(q)           deposit to the Interest Reserve Account for each Subordinated Series of Notes, ratably, on the basis of the Aggregate Outstanding Principal Amount the difference (if greater than zero) between (i) the Series Interest Reserve Account Required Amount for such Subordinated Series of Notes and (ii) the amount on deposit in such Interest Reserve Account (as of the preceding Business Day) for such Subordinated Series of Notes;

(r)            deposit to the Trigger Reserve Account of each Subordinated Series of Notes and each Senior Subordinated Series of Notes, so long as none of the Subordinated Series Principal Payment Account Conditions is met other than because the next Payment Date is an Optional Redemption Date for any Subordinated Series of Notes or Senior Subordinated Series of Notes, the product of (x) the applicable Series Trigger Reserve Proportion and (y) the portion of the funds remaining in the Collections Account allocable to each such Subordinated Series of Notes and Senior Subordinated Series of Notes, ratably, on the basis of the Aggregate Outstanding Principal Amount thereof, but if and only if (1) the Weekly Allocation Date is prior to the Series Anticipated Repayment Date and (2) the Series Debt Service Coverage Ratio determined as of the preceding Accounting Date is within the applicable Series DSCR Trigger Reserve Account Deposit Threshold Range relating to such Series Trigger Reserve Proportion; provided, that the remaining funds in the Collections Account not so deposited shall be released for further allocation or payment in accordance with this Section 10.9.

(s)           deposit any remaining funds in the Collections Account to the Principal Payment Account for each Senior Subordinated Series of Notes or Subordinated Series of Notes, as applicable, meeting one of the following conditions (the “Subordinated Series Principal Payment Account Conditions”), allocated, ratably, on the basis of the Aggregate Outstanding Principal Amount of each Senior Subordinated Series of Notes or Subordinated Series of Notes, as applicable, for which such deposit shall be made:

(i)            a Mandatory Redemption Period is continuing with respect to such Senior Subordinated Series of Notes or Subordinated Series of Notes;

(ii)           the next Payment Date is on or after the Series Anticipated Repayment Date for such Senior Subordinated Series of Notes or Subordinated Series of Notes or is an Optional Redemption Date for such Senior Subordinated Series of Notes or Subordinated Series of Notes (provided that any deposit hereunder required for a Senior Subordinated Series of Notes or Subordinated Series of Notes solely because the next Payment Date is an Optional Redemption Date for such Senior Subordinated Series of Notes or Subordinated Series of Notes shall not be made should a deposit be required for any other reason under this clause (s));

(iii)          an Event of Default has occurred and is continuing or the Aggregate Outstanding Principal Amount of the Notes has been declared due and payable pursuant to Section 5.2, and such declaration has not been rescinded or annulled in accordance with Section 5.2; or

(iv)          such Senior Subordinated Series of Notes or Subordinated Series of Notes was not repaid in full on or after the applicable Series Anticipated Repayment Date;

provided, that if such deposit is required for a Senior Subordinated Series of Notes or Subordinated Series of Notes solely because the next Payment Date is an Optional Redemption Date relating to such Senior Subordinated Series of Notes or Subordinated Series of Notes, such deposit shall be the lesser of (1) any remaining funds in the Collections Account (or, as applicable, the portion of such remaining funds allocable with respect to such Series of Notes) and (2) the amount required to be deposited (ratably, on the basis of the Aggregate Outstanding Principal Amount of such Senior Subordinated Series of Notes or Subordinated Series of Notes) in the Principal Payment Account for such Senior Subordinated Series of Notes or Subordinated Series of Notes, such that the aggregate amount on deposit in such accounts equals the applicable Optional Redemption Amount;

(t)            deposit, first, to the Interest Payment Account of each Senior Series of Notes, the Senior Series Additional Interest Allocation Amount, second, to the Interest Payment Account of each Senior Subordinated Series of Notes, the Senior Subordinated Series Additional

Interest Allocation Amount, and, third, to the Interest Payment Account of each Subordinated Series of Notes, the Subordinated Series Additional Interest Allocation Amount;

(u)           deposit to the Operating Expense Payment Account the difference (if greater than zero) between (i) the Operating Expense Allocation Amount and (ii) any such amount not deposited to the Operating Expense Payment Account in previous Weekly Collections Allocation Periods; and

(v)           payment to the Issuer for deposit to the Residual Account of any funds remaining in the Collections Account in respect of such Weekly Collections Allocation Period, which funds shall be withdrawn by the Lock-Box Bank and transferred to IHOP Inc. (which amounts shall be distributed from the Issuer to IHOP Holdings, and, subsequently, distributed from IHOP Holdings to IHOP Inc.), except such amounts as are to be excluded, in accordance with the Issuer’s and IHOP Holdings’ revocable standing instruction in the form attached hereto as Exhibit F (such funds being a distribution from the Issuer to IHOP Holdings and a subsequent distribution by IHOP Holdings to IHOP, Inc.).

                Section 10.10         Notices to Insurers and the Rating Agencies.  The Indenture Trustee shall, promptly after receipt, deliver copies of the following documents to each Insurer and the Rating Agencies or, as the case may be, give prior notice to (and, if unable to give prior notice, to the extent the Indenture Trustee has actual knowledge thereof, notify promptly, and in any event within 10 Business Days after the occurrence thereof) each Insurer and the Rating Agencies of the following events:

(a)           the occurrence of a Default or an Event of Default under this Indenture;

(b)           any resignation or removal of the Indenture Trustee or appointment of a successor Indenture Trustee;

(c)           any change in the Servicer; and

(d)           any redemption of Notes.

ARTICLE XI

APPLICATION OF FUNDS

                Section 11.1           Application of Funds.  (a)  The Servicer, upon notifying the Indenture Trustee or the Lock-Box Bank, as applicable, to the extent that the Servicer may withdraw funds from the applicable account pursuant to Section 10.2, or the Indenture Trustee, upon Servicer Order or the order of the Back-Up Servicer (as applicable), may, on any Business Day, apply funds on deposit in the Advertising Funds Account, the Lease and Reimbursement Payment Account and the Franchisee Insurance Proceeds Account, respectively, in accordance with the following:

(i)            from the Advertising Funds Account, to the extent of funds available in such account, payments relating to advertising and promotional operations in accordance with the Franchise Agreements, Area License Agreement, Servicing Agreement, Account Control Agreement (Other Accounts) and any other applicable Transaction Document;

(ii)           from the Lease and Reimbursement Payment Account, to the extent of funds available in such account, payments of (A) Type 1 Property Lease Payments pursuant to Type 1 Property Leases, (B) Type 2 Property Lease Payments pursuant to Type 2 Property Leases, (C) Training Fee Reimbursement Payments pursuant to any applicable Franchise Agreement, Area License Agreement or other Transaction Documents, (D) Third Party Reimbursement Payments pursuant to any applicable Franchise Agreement, Area License Agreement or other Transaction Documents and (E) Supplier Payments pursuant to Product Sourcing Agreements; and

(iii)          from the Franchisee Insurance Proceeds Account, to the extent of funds available in such account, payments of Franchisee Insurance Restoration Payments; provided that any funds on deposit in the Franchisee Insurance Proceeds Account in which the Issuer has the sole interest and that will not ultimately be paid as Franchisee Insurance Restoration Payments, will be withdrawn from the Franchisee Insurance Proceeds Account and deposited to the Collections Account for allocation in accordance with the Weekly Collections Account Allocation Priority.

(b)           Based solely on the information contained in the Monthly Servicer’s Report (subject to Section 6.1(c)), the Indenture Trustee shall on each Payment Date apply funds on deposit in various Indenture Trust Accounts to satisfy the Co-Issuers’ payment obligations in accordance with Section 11.1(c) through (e) hereof.

(c)           On each Payment Date, the Indenture Trustee shall apply funds on deposit in the Hedge Agreement Expense Payment Account, Operating Expense Payment Account, Insurer Premium Expense Payment Account, Interest Payment Account for each Series of Notes, Fee Payment Account for each Series of Notes and the Insurer Reimbursement Account according to the following:

(i)            to the extent of funds available on deposit in the Hedge Agreement Expense Payment Account, first, ratably, on the basis of the respective amounts due, payments of all Series Hedge Agreement Payment Amounts and, second, ratably on the basis of the respective amounts due, payment of any such amounts due and unpaid with respect to previous Payment Dates (if any) and third, ratably, on the basis of the respective amounts due, payments of all Series Hedge Agreement Termination Payment Amounts;

(ii)           to the extent of funds available on deposit in the Operating Expense Payment Account, first, ratably, on the basis of the respective amounts due, payment of the Operating Expense Payment Amount and, second, ratably, on the basis of the respective amounts due, payment of any such amounts due and unpaid with respect to previous Payment Dates (if any);

(iii)          to the extent of funds available in the Insurer Premium Expense Payment Account, first, ratably, on the basis of the respective amounts due, payment of any Senior

Series Insurer Premium Payable Amount in respect of any Senior Series of Notes plus any such amount due and unpaid with respect to previous Payment Dates and Overdue Interest accrued and unpaid with respect thereto; second, ratably, on the basis of the respective amounts due, payment of any Senior Subordinated Series Insurer Premium Payable Amount in respect of any Senior Subordinated Series of Notes plus any such amount due and unpaid with respect to previous Payment Dates and Overdue Interest accrued and unpaid with respect thereto, and third, ratably, on the basis of the respective amounts due, payment of any Subordinated Series Insurer Premium Payable Amount in respect of any Subordinated Series of Notes plus any such amount due and unpaid with respect to previous Payment Dates and Overdue Interest accrued and unpaid with respect thereto;

(iv)          with respect to each Series of Notes, to the extent of funds available in, first, the Interest Payment Account relating to each Series of Notes, and, second, the Interest Reserve Account relating to each Series of Notes, payment of (1) first, the Series Interest Payment Amount, (2) second, any such amounts due and unpaid relating to previous Payment Dates (if any), (3) third, any Overdue Interest accrued and unpaid relating to previous Payment Dates, and (4) fourth, the Series Additional Interest Payment Amount due on such Payment Date, and, paid in accordance with this subsection 11.1(c), provided, that, no portion of the Series Additional Interest Payment Amount for any Series of Notes shall be paid with funds on deposit in any Interest Reserve Account;

(v)           with respect to each Series of Notes, to the extent of funds available in the Fee Payment Account relating to each Series of Notes, payment of (1) first, the Series Fee Payment Amount relating to such Series of Notes that is payable on such Payment Date and (2) second, any such amount due and unpaid relating to previous Payment Dates (if any); and

(vi)          to the extent of funds available in the Insurer Reimbursement and Expense Account, payment of (1) first, ratably, on the basis of the respective amounts due, the Senior Series Insurer Reimbursement and Expense Payment Amount and any accrued and unpaid Overdue Interest thereon, (2) second, ratably, on the basis of the respective amounts due, the Senior Subordinated Series Insurer Reimbursement and Expense Payment Amount and any accrued and unpaid Overdue Interest thereon, and (3) third, ratably, on the basis of the respective amounts due, the Subordinated Series Insurer Reimbursement and Expense Payment Amount and any accrued and unpaid Overdue Interest thereon.

(d)           On each Payment Date, with respect to any Series of Notes, the Indenture Trustee shall distribute funds on deposit in the Principal Payment Account for such Series of Notes and, only in the case of clause (i), clause (ii) or clause (iii) of this Section 11.1(d), the Trigger Reserve Account for such Series of Notes, according to the following priority of payments:

(i)            if such Payment Date is on or after the Series Anticipated Repayment Date for any Series of Notes, payment of the Series Outstanding Principal Amount for such

Series of Notes (or, to the extent of funds available, a portion thereof, paid ratably, to Noteholders based on their respective share of the Aggregate Outstanding Principal Amount for such Series of Notes);

(ii)           if the Notes of any Series are subject to Mandatory Redemption, payment of an amount equal to the Mandatory Redemption Amount to Noteholders as a reduction in the Series Outstanding Principal Amount, allocated ratably among such Noteholders based on their respective shares of the Aggregate Outstanding Principal Amount for such Series of Notes; provided, that funds on deposit in such Principal Payment Account solely because of the occurrence of the first Series DSCR Mandatory Redemption Event for such Series of Notes shall not be paid to Noteholders until the earlier of the fourth Payment Date (in contemplation of a potential cure of the underlying Mandatory Redemption Event) immediately succeeding the Mandatory Redemption Determination Date relating to such Series DSCR Mandatory Redemption Event and any earlier Payment Date on which such Series Debt Service Coverage Ratio is less than the Series Minimum Debt Service Coverage Ratio;

(iii)          if an Event of Default has occurred and is continuing or the Aggregate Outstanding Principal Amount of the Notes has been declared due and payable pursuant to Section 5.2, and such declaration has not been rescinded or annulled in accordance with Section 5.2, payment of all funds on deposit in the Trigger Reserve Account and Principal Payment Account for each Series of Notes to the Noteholders of each such Series of Notes as a reduction in the Series Outstanding Principal Amount for each Series of Notes, allocated among Noteholders ratably based on their respective share of the Aggregate Outstanding Principal Amount for such Series of Notes; provided, that any amounts on deposit in the Trigger Reserve Account and Principal Payment Account for each Series of Notes as a result of liquidation of Collateral shall be applied to any amounts due and payable under this Indenture in a manner consistent with the allocation and payment priority of Section 10.9 (provided that no residual may be paid under Section 10.9 or 11.1 until all monthly obligations are paid in full and all principal of the Notes is retired) prior to payment specified in this Section 11.1(d)(iii);

(iv)          if the Notes of any Series are subject to Optional Redemption, payment of an amount equal to the Optional Redemption Amount to Noteholders of such Series of Notes as a reduction in the Series Outstanding Principal Amount and to the Insurer (as applicable); and

(v)           payment to Noteholders of any Series of Notes as a reduction of the Aggregate Outstanding Principal Amount, of any Defective Asset Damages Amount Payments deposited to the Principal Payment Account relating to such Series of Notes since the immediately preceding Payment Date, allocated among Noteholders ratably based on their respective share of the Aggregate Outstanding Principal Amount for such Series of Notes.

(e)           (i)            On each Payment Date, with respect to any Series of Notes, the Indenture Trustee shall withdraw the Series Trigger Reserve Release Amount from the Trigger Reserve Account relating to such Series of Notes and deposit such funds into the Collections

Account for allocation in accordance with Section 10.9 if (A) such Payment Date is prior to the Series Anticipated Repayment Date for such Series of Notes and (B) a Series Trigger Reserve Release Event has occurred; provided, that the funds shall remain in the Trigger Reserve Account until otherwise applied in accordance with this Section 11.1(e)(i).

(ii)           On each Payment Date, so long as no Default or Event of Default has occurred or is continuing, with respect to any Series of Notes for which a Series DSCR Mandatory Redemption Event has been cured on the preceding Accounting Date in accordance with Section 9.1, so long as no subsequent Mandatory Redemption Event has occurred or is continuing as provided hereunder, the Indenture Trustee shall withdraw from the Principal Payment Account of such Series of Notes any and all funds deposited to such Principal Payment Account only because of the occurrence of such Series DSCR Mandatory Redemption Event and deposit such funds into the Collections Account for allocation in accordance with Section 10.9;

(iii)          On each Payment Date, so long as no Default or Event of Default has occurred or is continuing, with respect to any Series of Notes, the Indenture Trustee shall withdraw the Series Interest Reserve Release Amount from the Interest Reserve Account relating to such Series of Notes and deposit such funds into the Collections Account for allocation in accordance with Section 10.9 if a Series Interest Reserve Release Event has occurred.

ARTICLE XII

REPORTS

Section 12.1   Reports and Instructions to Indenture Trustee.

(a)           Weekly Servicer’s Report.  By 12:00 p.m. (noon)(New York City time) on the day prior to each Weekly Allocation Date, the Issuer shall furnish, or cause to be furnished, to the Indenture Trustee, the Rating Agencies and each Insurer a weekly servicer report substantially in the form of Exhibit J hereto (each, a “Weekly Servicer’s Report”).

(b)           Monthly Servicer’s Certificate.  On or before the third Business Day prior to each Payment Date, the Issuer shall furnish, or cause to be furnished, to the Indenture Trustee, each Insurer, the Rating Agencies and the Paying Agent a certificate substantially in the form of Exhibit K (each, a “Monthly Servicer’s Certificate”) with a monthly servicer report substantially in the form of Exhibit L hereto, including a certification to the effect that, except as otherwise provided in any other notice hereunder, no Servicer Termination Event, Event of Default or Default has occurred or is continuing (each, a “Monthly Servicer’s Report”).

(c)           Monthly Noteholders’ Statement.  On or before the second Business Day prior to each Payment Date, the Issuer shall furnish, or cause to be furnished, to the Indenture Trustee, any Initial Purchaser of Notes, the Rating Agencies and each Insurer a Monthly Noteholders’ Statement with respect to each Series of Notes substantially in the form set forth in Exhibit M or provided in the applicable Series Supplement (each, a “Monthly Noteholders’ Statement”).

(d)           Annual Accountants’ Reports.  As soon as available to the Issuer pursuant to Section 3.3 of the Servicing Agreement, the Issuer shall furnish, or cause to be furnished, to the Indenture Trustee, the Rating Agencies and each Insurer the reports of the Independent Accountants required to be delivered to the Issuer by the Servicer thereunder.

(e)           Issuer and Co-Issuer Financial Statements.  The Issuer and the Co-Issuer shall furnish, or cause to be furnished, to the Indenture Trustee, Series Controlling Party and the Rating Agencies the following financial statement:

(i)            [RESERVED]

(ii)           as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, audited consolidated balance sheets of each of the Securitization Entities as of the end of such fiscal year and audited consolidated statements of income, changes in member’s equity and cash flows of each of the Securitization Entities for such fiscal year, setting forth in comparative form the figures for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Accountants stating that such audited financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(f)            IHOP Corp. Financial Statements.  The Issuer shall furnish to the Indenture Trustee, each Series Controlling Party (so long as such Series Controlling Party is an Insurer) and the Ratings Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i)            as soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year, an unaudited consolidated balance sheet of IHOP Corp. as of the end of each of the first three quarters of each fiscal year and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of IHOP Corp. for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii)           as soon as available and in the event within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of IHOP Corp. as of the end of each fiscal year and audited consolidated statements of income, changes in shareholders’ equity and cash flows of IHOP Corp. for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of independent public accountants of recognized national standing stating such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(g)           Additional Information.  The Issuer will furnish, or cause to be furnished, from time to time such additional information regarding the Collateral or compliance with the covenants and other agreements of any Securitization Entity under the Transaction Documents as the Indenture Trustee or any Series Controlling Party may reasonably request, subject at all times to compliance with the Exchange Act, the Securities Act and any other applicable law by IHOP Corp., the Servicer, IHOP Holdings and any Securitization Entity.

(h)           Instructions as to Withdrawals and Payments.  The Issuer or the Servicer will furnish, or cause to be furnished, to the Indenture Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collections Account and any other Trust Account, as contemplated herein and in any Series Supplement.  The Indenture Trustee and the Paying Agent shall promptly follow any such written instructions.

(i)            Electronic Distribution.  Notwithstanding anything to the contrary herein, the certificates, statements, reports and other information to be furnished pursuant to this Section 12.1 may be furnished in electronic form complying with technological requirements reasonably acceptable to the recipient thereof.

Section 12.2   Annual Noteholders’ Tax Statement.  Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2008, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Issuer containing the information which is required to be contained in the Monthly Noteholders’ Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as indebtedness) as the Issuer deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”).  Such obligations of the Issuer to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

Section 12.3   Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers agree to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 12.4   Reports, Financial Statements and Other Information to Noteholders.  The Indenture Trustee will make the Monthly Servicer’s Reports and the Monthly Noteholders’ Statements available each month to Noteholders, Note Owners, each Insurer and the Ratings Agencies via the Indenture Trustee’s internet website with the use of a password provided by the Indenture Trustee to the Noteholders, Note Owners, each Insurer and the Rating Agencies.  The Indenture Trustee’s website will initially be located at www.CTSLink.com or such other address as the Indenture Trustee notifies such parties from time to time.  Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at (301) 815-6600. The Indenture Trustee shall have no obligation to provide such information described in this Section 12.4 until it has received the requisite information from the Co-Issuers or the Servicer.  The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore.  In connection with providing access to the Indenture Trustee’s Internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.

Section 12.5   Servicer.  Pursuant to the Servicing Agreement, the Servicer has agreed to provide certain reports, instructions and other services on behalf of the Issuer and the Co-Issuer.  The Noteholders by their acceptance of the Notes consent to the provision of such reports to the Indenture Trustee by the Servicer in lieu of the Issuer or the Co-Issuer.  Any such reports that are required to be delivered to the Noteholders hereunder shall be delivered by the Indenture Trustee.  The Indenture Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article XII or the Servicing Agreement.  All distributions, allocations, remittances and payments to be made by the Indenture Trustee or the Paying Agent hereunder or under any Supplement or Variable Funding Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Indenture Trustee or Paying Agent, as the case may be, by the Servicer (subject to Section 6.1(c)).

Section 12.6   Standard of Conduct.  In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, subject to the terms and conditions of this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Co-Issuers, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder taking or directing an action or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 12.7   Right to List of Holders.  Any Holder shall have the right, upon five (5) Business Days’ prior notice to the Indenture Trustee, to obtain a complete list of Holders.

ARTICLE XIII

HEDGE AGREEMENTS

Section 13.1   Hedge Agreements.  The Co-Issuers shall enter into a Series Hedge Agreement in connection with the issuance of any Series Notes as provided in the applicable Series Supplement.  The Co-Issuers shall Grant its rights under each Series Hedge Agreement to the Indenture Trustee pursuant to the Granting Clauses hereof.

Section 13.   Terms of Hedge Agreements Contained in Series Supplement.  The Co-Issuers’ obligation to enter into and maintain any Series Hedge Agreement with respect to any Series of Notes, and the principal terms of each such Series Hedge Agreement, shall be as provided in the applicable Series Supplement.  Neither the Issuer nor the Co-Issuer shall enter into a Series Hedge Agreement in connection with any Series of Notes nor may any Hedge Counterparty be granted any third party beneficiary rights hereunder unless (i) the Series Hedge Agreement fully hedges all interest obligations in respect of such Series of Notes and (ii) the Aggregate Controlling Party has consented as to form and substance of the Series Hedge Agreement.

Section 13.3   Hedge Counterparties.  Any hedge counterparty under a Series Hedge Agreement shall be required to satisfy the following rating requirements (the “Required Ratings”) at the time that the related Series Hedge Agreement is entered into:

(i)            if a Series Hedge Counterparty has only a long-term rating by Moody’s, such Series Hedge Counterparty will be required to have a long-term debt rating by Moody’s of at least “A1” (and, if such rating is “A1,” such Series Hedge Counterparty may not be on credit watch for a possible downgrade of such rating);

(ii)           if a Series Hedge Counterparty has both long-term and short-term ratings by Moody’s, such Series Hedge Counterparty will be required to have both (x) a long-term debt rating by Moody’s of at least “A2” (and, if such rating is “A2,” such rating is not on credit watch for a possible downgrade) and (y) a short-term debt rating by Moody’s of at least “P-2” (and, if such rating is “P-2,” such Series Hedge Counterparty is not on credit watch for a possible downgrade of such rating); and

(iii)          such Series Hedge Counterparty will be required to have a short-term debt rating by S&P of at least “A-1” or, if such Series Hedge Counterparty has no short-term rating by S&P, a long-term rating by S&P of at least “A+”.

If at any time after a Series Hedge Agreement is entered into, the applicable Series Hedge Counterparty fails to continue to have the Required Ratings with respect to Moody’s, but a Moody’s Second Trigger Event (as defined below) has not yet occurred, then such Series Hedge Counterparty shall be required, at its sole expense, within 30 Business Days following the applicable downgrade to:

(i)            post collateral in a segregated account in the amount specified in the relevant Series Hedge Agreement to secure the Series Hedge Counterparty’s obligations under such Series Hedge Agreement;

(ii)           obtain a guarantor that has a Required Rating with respect to Moody’s; or

(iii)          replace itself under the related Series Hedge Agreement with a substitute Series Hedge Counterparty that has the Required Ratings with respect to Moody’s or cause such substitute Series Hedge Counterparty to enter into a substantially equivalent Series Hedge Agreement with the Co-Issuers.

If at any time after a Series Hedge Agreement is entered into, the applicable Series Hedge Counterparty has either (A) no short-term Moody’s rating and a long-term Moody’s rating that is “Baa1” or below or that has been suspended or withdrawn or (B) both a short-term and long-term Moody’s rating and either (x) its long-term Moody’s rating is “A3” or below or is suspended or withdrawn, or (y) its short-term Moody’s rating is “P-3” or below (such event, a “Moody’s Second Trigger Event”), then such Series Hedge Counterparty will be required to both (1) obtain a guarantor or replace itself in the manner described in the preceding clauses (ii) or (iii), as applicable and (2) in the interim, within 30 Business Days following the applicable downgrade, post collateral in a segregated account in the amount specified in the relevant Series Hedge Agreement to secure such Series Hedge Counterparty’s obligations under such Series Hedge Agreement.

If at any time after a Series Hedge Agreement is entered into, a Series Hedge Counterparty has a short-term debt rating by S&P below “A-1” or, if a Series Hedge Counterparty has no short-term rating by S&P, a long-term rating by S&P below “A+” or that has been suspended or withdrawn, then such Series Hedge Counterparty shall be required, at its sole expense, within 30 days, to either:

(i)            post collateral in a segregated account as required by the relevant Series Hedge Agreement to secure such Series Hedge Counterparty’s obligations under the relevant Series Hedge Agreement, in an amount and of the type sufficient to cause the Rating Agency Condition with respect to S&P to be satisfied and provide an Opinion of Counsel as to the validity of the security interest in such posted collateral; or

(ii)           (x) obtain a guarantor that has a Required Rating with respect to S&P and that will satisfy the Rating Agency Condition with respect to S&P with respect to its appointment; (y) replace itself under a substantially equivalent Series Hedge Agreement with a substitute Series Hedge Counterparty that has a Required Rating with respect to S&P and the appointment of which will satisfy the Rating Agency Condition with respect to S&P; or (z) take such other actions necessary to satisfy the Rating Agency Condition with respect to S&P.

If at any time the long-term S&P rating of a Series Hedge Counterparty is lowered to below “BBB-”, such Series Hedge Counterparty shall be required, at its sole expense, to immediately (but within no later than ten days) replace itself under the related Series Hedge Agreement with a substitute Series Hedge Counterparty that has a Required Ratings and the appointment of which will satisfy the Rating Agency Condition with respect to S&P or cause such substitute Series Hedge Counterparty to enter into a substantially equivalent Series Hedge Agreement with the Co-Issuers.

ARTICLE XIV

RELEASE OF EXCLUDED ASSETS FROM TRUST ESTATE

Section 14.1   Release of Excluded Assets from the Trust Estate.  Upon payment of the applicable Defective Assets Damages Amount in accordance with the applicable Transaction Document and all other amounts (if any) required to be paid at such time thereunder relating to any Excluded Asset, or upon a Refranchising Asset Disposition, a Franchise Asset Termination or a Property Disposition, each in the ordinary course of business and otherwise in accordance with the Transaction Documents, the security interest granted to the Secured Parties under the Granting Clauses in such Collateral shall automatically terminate and such Collateral shall be released from the Trust Estate; provided, that the Issuer may dispose of such Collateral only in accordance with the applicable Transaction Documents.

Section 14.2   Delivery of Documents by Indenture Trustee.  The Indenture Trustee shall deliver any such documents as the Issuer or the Servicer shall reasonably request to evidence the termination of a security interest in an Excluded Asset or the release of an Excluded Asset from the Trust Estate.

ARTICLE XV

MISCELLANEOUS

Section 15.1   Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Authorized Officer of either of the Co-Issuers or an Opinion of Counsel may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer or such Person giving such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or Opinion of Counsel is based are erroneous.  Any such certificate of an Authorized Officer of either of the Co-Issuers (as applicable) or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, either of the Co-Issuers (as applicable), the Servicer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Servicer or such other Person, unless such Authorized Officer of either of the Co-Issuers (as applicable) or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may also be based insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of either of the Co-Issuers (as applicable) stating that the information with respect to such matters is in the possession of either of the Co-Issuers (as applicable) unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Co-Issuers, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ rights to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if a Trust Officer does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 15.2   Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Co-Issuers.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Co-Issuers, if made in the manner provided in this Section 15.2.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c)           The principal amount and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

Section 15.3   Notices, etc.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)           the Indenture Trustee by any Holder, the Co-Issuers, the Servicer or by each Insurer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, MN 55479, Attn: Corporate Trust Services/Asset Backed Administration, or at any other address previously furnished in writing to the Issuer, the Servicer, each Insurer or Holders by the Indenture Trustee;

(b)           the Issuer by the Indenture Trustee, the Servicer, each Insurer or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to IHOP Franchising, LLC, 450 North Brand

Boulevard, Glendale California 91203, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer;

(c)           the Co-Issuer by the Indenture Trustee, the Servicer, each Insurer or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to IHOP IP, LLC, 450 North Brand Boulevard, Glendale California 91203, or at any other address previously furnished in writing to the Indenture Trustee by the Co-Issuer;

(d)           the Servicer by the Co-Issuers, the Indenture Trustee, each Insurer or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to International House of Pancakes, Inc., 450 North Brand Boulevard, Glendale California 91203, or at any other address previously furnished in writing to the Co-Issuers, the Indenture Trustee, each Insurer or the Initial Purchaser;

(e)           Moody’s, by the Co-Issuers, the Servicer or the Indenture Trustee, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) to Moody’s at Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attn: John Wikoff;

(f)            S&P, by the Co-Issuers, the Servicer or the Indenture Trustee, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) to S&P at Standard & Poor’s Ratings Service, 55 Water Street, 42nd Floor, New York, NY 10041-0003, Attn: ABS Surveillance Group - New Assets (Servicer_reports@sandp.com); or

(g)           each Insurer, by the Co-Issuers, the Servicer or the Indenture Trustee shall be sufficient for every purpose hereunder (unless otherwise provided herein or in the Insurance Policy or the Insurance Agreement) if in writing and mailed, first-class, postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form to such Insurer at the address specified in the applicable Series Supplement, or at any other address previously furnished in writing to the Co-Issuers, the Servicer or the Indenture Trustee by the Insurer.

Section 15.1   Notices to Holders; Waiver.  Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event:

(a)           such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first-class, postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)           such notice shall be in the English language.

Notwithstanding clause (a) above, a Holder of Notes may give the Indenture Trustee a written notice that it is requesting that notices to it be given by facsimile transmissions and stating the telecopy number for such transmission.  Thereafter, the Indenture Trustee shall give notices to such Holder by facsimile transmission; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

The Indenture Trustee shall deliver to the Holders of the Notes any readily available information required hereunder or notice requested to be so delivered by at least 25% of the Holders of any Series of Notes.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 15.5   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.6   Successors and Assigns.  All covenants and agreements in this Indenture by the each of the Co-Issuers shall bind its successors and assigns, whether so expressed or not.  Any assignment of this Indenture without the written consent of each Series Controlling Party shall be null and void.

Section 15.7   No Bankruptcy Petition Against the Securitization Entities.  Each of the Noteholders, the Indenture Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Insolvency Law; provided, however, that nothing in this Section 15.7 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document; provided, further, that each Insurer, each Noteholder, the Indenture Trustee and other Secured Parties may become a party to and participate in any Proceeding under Insolvency Law applicable to any Securitization Entity that is initiated by any person that is not an Affiliate of such Secured Party.  In the event that any such Noteholder or Secured Party or the Indenture Trustee takes action in violation of this Section 15.7, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such

Securitization Entity or the commencement of such action and raising the defense that such Noteholder or Secured Party or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 15.7 shall survive the termination of the Indenture and the resignation or removal of the Indenture Trustee.  Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 15.8   Confidential Information.  Each of the parties hereto acknowledges that during the Term of the Indenture such party may receive Confidential Information from another party hereto.  Each such party agrees to maintain the Confidential Information in the strictest of confidence and will not, at any time, except as otherwise provided in the Transaction Documents, use, disseminate or disclose any Confidential Information to any person or entity other than those of its employees or representatives who have a “need to know”, who have been apprised of this restriction.  Recipient shall be liable for any breach of this Section 15.7 by any of its employees or representatives and shall immediately notify Discloser in the event of any loss or disclosure of any Confidential Information of Discloser.  Upon termination of this Indenture, Recipient will return to Discloser, or at Discloser’s request, destroy, all documents and records in its possession containing the Confidential Information of Discloser.  Confidential Information shall not include information that:  (i) is already known to Recipient without restriction on use or disclosure prior to receipt of such information from Discloser; (ii) is or becomes part of the public domain other than by breach of this Agreement by, or other wrongful act of, Recipient; (iii) is developed by Recipient independently of and without reference to any Confidential Information; (iv) is received by Recipient from a third party who is not under any obligation to Discloser to maintain the confidentiality of such information; or (v) is required to be disclosed by applicable law, statute, rule, regulation, subpoena, court order or legal process; provided that the Recipient shall promptly inform the Discloser of any such requirement and cooperate with any attempt by the Discloser to obtain a protective order or other similar treatment.  It shall be the obligation of Recipient to prove that such an exception to the definition of Confidential Information exists.

Section 15.9   Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.10   Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Servicer and the Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Insurer is an express third party beneficiary of this Indenture entitled to enforce the provisions hereof as if a party hereto.

Section 15.11   Legal Holidays.  In the event that the date of any Payment Date or Redemption Date shall not be a Business Day, then, notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the nominal date of any such Payment Date or Redemption Date, as the case may be.  With respect to the Notes, interest shall accrue on any such payment for the period from and after any such nominal date at the rate applicable to each Series of Notes.

Section 15.12   Governing Law.  THIS INDENTURE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 15.13   Submission to Jurisdiction.  The Issuer, Co-Issuer and Indenture Trustee hereby, and each Insurer by its execution of a Series Supplement irrevocably submit to the nonexclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Issuer, Co-Issuer and Indenture Trustee hereby, and each Insurer by each Insurer by its execution of a Series Supplement irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  The Issuer, Co-Issuer and Indenture Trustee hereby, and each Insurer by each Insurer by its execution of a Series Supplement irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Issuer and Co-Issuer each irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of its Delaware registered agent.  The Issuer, Co-Issuer, Indenture Trustee and each Insurer agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 15.14   Counterparts.  This instrument and any Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above mentioned.

IHOP FRANCHISING, LLC, as Issuer

By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President

IHOP IP, LLC, as Co-Issuer

By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ BENJAMIN J. KRUEGER
Name: Benjamin J. Krueger
Title: Vice President

APPENDIX A

DEFINITIONS

“Account Control Agreement”:  Account Control Agreement (Indenture Trust Accounts) or Account Control Agreement (Other Accounts).

“Account Control Agreement (Indenture Trust Accounts)”:  The Account Control Agreement, dated as of the date hereof, among the Issuer, the Indenture Trustee and the financial institution named therein, relating to the various Indenture Trust Accounts.

“Account Control Agreement (Other Accounts)”:  The Lock-Box and Account Control Agreement, dated as of the date hereof, among the Issuer, the Lock-Box Bank, the Indenture Trustee, the Servicer and the Back-Up Servicer, relating to the Lock-Box Account, Advertising Funds Account, the Lease and Reimbursement Payment Account and the Residual Account.

“Accountant’s Certificate”:  A certificate of a firm of Independent certified public accountants of national reputation in form and substance acceptable to the Indenture Trustee confirming the calculation provided for in Section 3.1(h).

“Accountants’ Report”:  A report of a firm of Independent certified public accountants of national reputation, which may be the firm of Independent accountants that performs certain accounting services for the Issuer and any of its Affiliates.

“Accounting Date”:  With respect to any Payment Date, the second Business Day preceding such Payment Date.

“Accounting Quarter”: Each consecutive quarterly period consisting of thirteen (13) (or, with respect to the final quarterly period of each seventh calendar year, fourteen (14)) consecutive Weekly Collections Allocation Periods, commencing in December or January and ending in December or January of each calendar year.

“Act”:  The meaning specified in Section 15.2.

“Additional Notes”:  Any Notes issued after the Closing Date.

“Additional Issuance Series DSCR Threshold”: With respect to any Series of Notes, as set forth in the applicable Series Supplement.

“Additional Securitization Entity”:  Any subsidiary (direct or otherwise) of the Issuer or other Securitization Entity formed after the Closing Date.

“Adjusted Collections”: In respect of each Monthly Collection Period, the product of (a) the quotient of three hundred and sixty five (365) divided by twelve (12) and (b) the quotient of (i) the difference between (A) all Collections received by the Issuer during such Monthly Collection Period minus the Defective Asset Damages Amount Payments and (B) the sum of all amounts allocated or paid in accordance with Section 10.9(a)(I)(A),

Section 10.9(a)(I)(C), Section 10.9(a)(I)(D), Section 10.9(a)(I)(E), Section 10.9(a)(II), Section 10.9(c), Section 10.9(d) and Section 10.9(e) divided by (ii) the actual number of calendar days elapsed during such Monthly Collection Period.

“Adjusted IHOP Corp. Consolidated Leverage Condition”: Either (A) (i) the Issuance Date is before the Payment Date occurring in September 2007; (ii) the Issuance Date is on or after the Payment Date occurring in September 2007 but before the Payment Date occurring in March 2008 and at least 50% of the Type 2 Property Leases categorized as such on the Closing Date have been re-categorized as Type 1 Property Leases; (iii) the Issuance Date is on or after the Payment Date occurring in March 2008 but before the Payment Date occurring in September 2008 and at least 80% of Type 2 Property Leases categorized as such on the Closing Date have been re-categorized as Type 1 Property Leases; or (iv) the Issuance Date is on or after the Payment Date occurring in September 2008 and at least 90% of the Type 2 Property Leases categorized as such on the Closing Date have been re-categorized as Type 1 Property Leases; or (B) the Adjusted IHOP Corp. Consolidated Leverage Condition Amount is less than or equal to the Aggregate Outstanding Principal Amount giving effect to the proposed issuance of Notes (assuming in such determination that any variable funding note Outstanding is fully drawn).

“Adjusted IHOP Corp. Consolidated Leverage Condition Amount”: As relating to any Payment Date or any other date, as determined on the immediately preceding Accounting Date, the product of (A) the hypothetical amount of aggregate Debt of IHOP Corp. and all of its Affiliates which would cause the IHOP Corp. Consolidated Leverage Ratio to equal the Series IHOP Corp. Consolidated Leverage Ratio Threshold and (B) the quotient of (i) the total number of Restaurants subject to Type 1 Property Leases and (ii) the total number of Restaurants.

“Advertising Fees”: Franchise Advertising Fees and License Advertising Fees.

“Advertising Funds Account”:  The account at the Lock-Box Bank designated as the “Advertising Funds Account” established pursuant to the Account Control Agreement (Other Accounts) among the Issuer, the Indenture Trustee, the Servicer, the Back-Up Servicer and the Lock-Box Bank or any successor commercial bank as set forth in Section 10.2.

“Advertising Funds”:  Advertising Fees collected from Franchisees and Area Licensees.

“Affiliate” or “Affiliated”:  With respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control.”

“After-Acquired IP Assets”:  (a) Any variations on, and applications and registrations for, the IHOP Brand not in existence as of the Closing Date and (b) any Intellectual Property, worldwide, that is created, developed or acquired by the Issuer, IHOP Corp., the Servicer, IHOP Holdings or any other Securitization Entity or any Affiliate of the foregoing after the date hereof and during the term of the IP License Agreement that (i) relates to any business, products or services offered under the IHOP Brand or (ii)  is based on or derivative of the IP Assets.

“Agent Members”:  Members of, or participants in, DTC.

“Aggregate Controlling Party”:  A Majority of all Senior Series of Notes Outstanding or, if no Senior Series of Notes is Outstanding, a majority of all Senior Subordinated Series of Notes Outstanding, or, if no Senior Series of Notes or Senior Subordinated Series of Notes is Outstanding, a majority of all Subordinated Notes Outstanding; provided that in determining such Majority with respect to any Series of Notes for which an Insurer is the Series Controlling Party such Insurer shall be entitled to vote the entire Aggregate Outstanding Principal Amount relating to such Series of Notes unless otherwise provided in the applicable Series Supplement; provided, further, that for any variable funding Series of Notes, the Aggregate Outstanding Principal Amount, for purposes of this definition, shall include the drawn amount and the undrawn amount of the maximum possible Aggregate Outstanding Principal Amount.

“Aggregate Controlling Party Order”:  A written order or request signed on behalf of the Aggregate Controlling Party.

“Aggregate Outstanding Principal Amount”:  With respect to any Series of Notes or otherwise, the aggregate principal amount Outstanding at the date of determination.

“Annual Noteholders’ Tax Statement”:  The meaning specified in Section 12.2.

“Area License Agreements”:  Collectively, Existing Area License Agreements and New Area License Agreements.

“Area Licensees”:  Any Person who is a licensee under an Area License Agreement.

“Asset Contribution Agreements”: Collectively, (i) the Asset Contribution Agreement (the “IP Asset Contribution Agreement”), dated as of the date hereof, between the Issuer and the Co-Issuer, (ii) the Asset Contribution Agreement (the “Property Leasing II Asset Contribution Agreement”), dated as of the date hereof, between IHOP Inc. and IHOP Property Leasing II, Inc., (iii) the Asset Contribution Agreement (the “IHOP Realty Asset Contribution Agreement”), dated as of the date hereof, between IHOP Inc. and IHOP Properties, Inc. and (iv) the Asset Contribution Agreement (the “Properties Asset Contribution Agreement”), dated as of the date hereof, among IHOP Inc., IHOP Property Leasing, Inc. and IHOP Corp.

“Asset Sale Agreements”: Collectively, (i) the Asset Sale Agreement (“Parent Asset Sale Agreement”), dated as of the date hereof, between IHOP Inc. and IHOP Holdings, (ii) the Asset Sale Agreement (“IHOP Holdings Asset Sale Agreement”), dated as of the date hereof, between IHOP Holdings and the Issuer, (iii) the Asset Sale Agreement (“Owned Real Property Asset Sale Agreement”), dated as of the date hereof, between IHOP Holdings and IHOP Real Estate, (iv) the Asset Sale Agreement (“Type 1 Property Lease Asset Sale Agreement”), dated as of the date hereof, among IHOP Properties, IHOP Realty, LLC and IHOP Property Leasing, Inc.,

(v) the Asset Sale Agreement (the “IHOP Realty Type 2 Asset Sale Agreement”), dated as of the date hereof, between IHOP Realty and IHOP Properties, Inc., (vi) the Asset Sale Agreement (“Modified Type 2 Lease Asset Sale Agreement”), dated as of the date hereof, between IHOP Properties, LLC and IHOP Property Leasing, Inc., and (vii) the Asset Sale Agreement (“Lease Subsequent Asset Sale Agreement”), dated as of the date hereof, among IHOP Inc., IHOP Property Leasing II, LLC, IHOP Property Leasing, LLC, IHOP Properties, LLC and IHOP Corp.

“Asset Transfer Agreements”:  Collectively, the Asset Sale Agreements and the Asset Contribution Agreements.

“Assignments of Rents”:  Collectively, the IHOP Property Leasing Assignments of Rents and the IHOP Real Estate Assignments of Rents.

“Authenticating Agent”:  With respect to the Notes or a Series of Notes, the Person designated by the Indenture Trustee to authenticate such Notes on behalf of the Indenture Trustee pursuant to Section 6.14 hereof.

“Authorized Minimum Denominations”:  The minimum denominations in which each Series of Notes shall be issuable under this Indenture and transferable, which shall be $200,000 and integral multiples of $1,000 in excess thereof.

“Authorized Officer”:  With respect to either of the Co-Issuers, any Officer (or attorney-in-fact appointed by either of the Co-Issuers) who is authorized to act for either of the Co-Issuers, respectively, in matters relating to, and binding either of the Co-Issuers, respectively.  With respect to the Servicer, the Chief Executive Officer, Chief Financial Officer, Treasurer, Directors, Comptroller, the General Counsel or the Director of Finance or any other Officer of the Servicer who is directly responsible for managing the servicing of the relevant Franchise Asset or for administering the transactions relevant to such event or otherwise authorized to act for the Servicer in matters relating to, and binding upon, the Servicer with respect to the subject matter of the request, certificate or order in question.  With respect to the Indenture Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.  Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Back-Up Servicer”:  FTI Consulting Inc., in its capacity as back up servicer pursuant to the Back Up Servicing Agreement, and any successor back up servicer.

“Back-Up Servicing Agreement”:  The Back-Up Servicing Agreement, dated as of the date hereof, among the Co-Issuers, IHOP Property Leasing, IHOP Properties, IHOP Real Estate, the Servicer, the Indenture Trustee and the Back-Up Servicer.

“Bankruptcy Code”:  The federal Bankruptcy Code, Title 11 of the United States Code, as amended.

“Breach”:  The meaning specified in Section 5.1(a)(xii).

“Business Day”:  Any day other than a Saturday or Sunday on which commercial banks and foreign exchange markets settle payments in each of The City of New York and any other city in which the Corporate Trust Office of the Indenture Trustee is located and in the case of the final payment of principal of any Note, the place of presentation of such Note.

“Calculation Agent”:  The meaning specified in Section 7.10(a).

“Capped Operating Expense Allocation Amount”: For any Weekly Allocation Date that occurs either (x) during each annual period beginning on the Closing Date and ending on the first anniversary of the Closing Date, and (y) each annual period beginning with the annual period following the first anniversary of the Closing Date, the lesser of (i) the Operating Expense Allocation Amount and (ii) the amount by which $500,000 (or $650,000 following the occurrence of an Event of Default) exceeds the aggregate Operating Expenses already paid during such annual period; provided, however that prior to the occurrence of an Event of Default, up to $85,000 of the Capped Operating Expense Allocation Amount shall be allocated to the Indenture Trustee Fees; provided, further that following the occurrence of an Event of Default, up to $235,000 of the Capped Operating Expense Allocation Amount shall be allocated to the Indenture Trustee Fees.

“Cash”:  Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Certificate of Authentication”:  The meaning specified in Section 2.1.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearstream”:  Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”:  March 16, 2007.

“Code”:  The Internal Revenue Code of 1986, as amended, reformed or otherwise modified form time to time, and any successor statute of similar import, in each case as in effect from time to time, and references to sections of the Code also refer to any successor sections.

“Co-Indenture Trustee”:  The meaning specified in Section 6.11.

“Co-Issuer Certificate of Formation”:  The Certificate of Formation of the Co-Issuer, dated November 22, 2006, as amended, modified or supplemented from time to time.

“Co-Issuer Limited Liability Company Agreement”:  The Limited Liability Company Agreement of the Co-Issuer, dated as of the date hereof, as amended, modified or supplemented from time to time.

“Collateral”:  The meaning specified in the Granting Clauses of this Indenture.

“Collections Account”:  The trust account (account no. 21499501) established pursuant to Section 10.2.

“Collections”:  With respect to any period, all amounts received by or for the account of the Issuer or the Co-Issuer during such period, including without limitation, (i) Franchise Payments, License Payments, Development Payments, IHOP Operated Restaurant Sub-licensing Fees, Lease Payments, Equipment Lease Payments, Franchisee Note Payments and Franchisee Insurance Proceeds, plus (ii) Investment Income (net of losses and expenses) earned, plus (iii) Series Hedge Agreement Receipts, plus (iv) Defective Asset Damages Amount Payments, plus (v) Credit Agreement Payments, plus (vi) any dividends received from IHOP Property Leasing, IHOP Properties and IHOP Real Estate; plus (vii) any other amounts payable to or for the account of the Issuer or the Co-Issuer in connection with any Licensed Business or otherwise received by the Issuer or the Co-Issuer; provided that Collections will not include Excluded Amounts; provided, further, Collections shall also include the Pre-Closing Net Collections Payment made by the Servicer to the Issuer within one Business Day of the Closing Date pursuant to the Servicing Agreement.

“Company Order” and “Company Request”:  A written order or request, as the case may be, dated and signed in the name of each of the Co-Issuers by an Authorized Officer of each of the Co-Issuers, or by an Authorized Officer of the Servicer pursuant to the Servicing Agreement.

“Competitor”: Any Person that is a direct or indirect franchisor, franchisee, licensee, owner or operator of a large regional or national family restaurant serving the ‘breakfast daypart’ (as such term is commonly used in the restaurant industry), including but not limited to a Franchisee or Area Licensee; provided, however, that a Person shall not be a Competitor solely by virtue of its direct or indirect ownership of less than five (5) percent of the equity interests in a “Competitor”; provided, further that a franchisee or a licensee shall only be a “Competitor” if it, or its Affiliates, directly or indirectly owns, franchise or licenses in the aggregate ten or more individual locations of a particular concept.

“Confidential Information”:  Trade secrets and other information (including know how, ideas, techniques, customer lists, customer information, business methods and processes, marketing plans, specifications, and other similar information) that is confidential and proprietary to its owner and that is disclosed by one party hereto (the “Discloser”) to another party hereto (the “Recipient”) in writing or other tangible form and designated as confidential, or, if disclosed orally, is identified as confidential and is confirmed in writing thereafter.

“Consolidated Net Income”: With respect to any Person for any period, the net income of such Person and its subsidiaries (whether positive or negative), determined in accordance with GAAP, for that period.

“Consolidated Net Interest Expense”:  With respect to any Person for any period, total interest expense, whether paid or accrued (including the interest component of capital leases), of such Person and its subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, and amortization of discount, but excluding interest expense not payable in cash (including interest accruing on deferred compensation obligations) other than amortization of discount, all as determined in conformity with GAAP.

“Contributed Asset Purchase Funds”: Funds received by the Issuer specifically designated for the acquisition by the applicable Securitization Entity of Converted Type 3 Assets or Franchise Assets after the Closing Date in accordance with the applicable Transaction Documents.

“Contributed Optional Redemption Amount Funds”: The meaning specified in Section 9.2(a).

“Controlled Group”:  With respect to any Person, such Person, whether or not incorporated, and any corporation, trade, business, organization or other entity that is, along with such Person, treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Converted Type 3 Assets”: Any Type 3 Assets relating to Converted Type 3 IHOP Restaurants.

“Converted Type 3 IHOP Restaurant”: Any IHOP Restaurant identified by IHOP Inc. from time to time after the Closing Date, that was a Type 3 IHOP Restaurant as of the Closing Date, and as to which the related Type 3 Assets has become eligible for inclusion in the Securitization Transaction.

“Copyrights”:  The meaning specified in the definition of Intellectual Property.

“Corporate Trust Office”:  The principal corporate trust office of the Indenture Trustee, currently located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, MN 55479, Attn: Corporate Trust Services/Asset Backed Administration, or such other address as the Indenture Trustee may designate from time to time by notice to the Holders, each Insurer (if such Insurer is then a Series Controlling Party in relation to a Series of Notes), each Rating Agency and the Co-Issuers or the principal corporate trust office of any successor Indenture Trustee.

“Credit Agreement Notes” Collectively, (1) the note relating to the Type 1 Property Lease Credit Agreement, dated as of the Closing Date and (2) the note relating to the Owned Real Property Credit Agreement, dated as of the Closing Date, each as may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Credit Agreement Payments”:  All monies whether characterized as interest, principal or otherwise received by or for the account of the Issuer after the Cut-off Date pursuant to the Credit Agreements.

“Credit Agreements”:  Collectively, the Type 1 Property Lease Credit Agreement and the Owned Real Property Credit Agreement.

“Cumulative Debt Service Coverage Ratio”:  As relating to any Payment Date or any other date, as determined as of the immediately preceding Accounting Date, the quotient of  (A) Adjusted Collections for the Monthly Collection Periods preceding such Accounting Date and the prior two (2) Accounting Dates divided by (B) the sum of all Series Debt Service to be paid on the current Payment Date and all Series Debt Service payable on the immediately preceding two (2) Payment Dates; provided, however that with respect to any Accounting Date prior to the third Accounting Date after the Closing Date, the Cumulative Debt Service Coverage Ratio shall be the product of three (3) multiplied by the average of such quotient calculated in respect of the first one or two (as applicable) Monthly Collection Period(s).

“Cut-Off Date”:  The Closing Date.

“Debt”: As applied to any Person, means, without duplication, (a) all indebtedness for borrowed money in any form, including derivatives, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all capitalized lease obligations incurred by such Person, (c) notes payable, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (other than an earn out obligation until such obligation becomes a liability on the balance sheet of such Person under GAAP), (e) all indebtedness secured by any Lien on any property or asset owned by that Person or is nonrecourse to the credit of that Person and (f) all contingent obligations of such Person in respect of the foregoing.  Notwithstanding the foregoing, Debt shall not include any liability for federal, state, local or other Taxes owed or owing to any governmental entity.

“Default”:  With respect to the Notes, any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defective Asset Damages Amount Payments”:  With respect to any Weekly Collections Allocation Period, payments paid to the Issuer in the amount specified in Section 2.7(b) of the Servicing Agreement or 6.5 of Annex A to any Asset Sale Agreement payable according to the provisions thereof.

“Defective Asset Payment Series DSCR Threshold”: With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Definitive Note”:  The meaning specified in Section 2.2(c).

“Development Agreements”:  Collectively, the Single Store Development Agreements and Multi-Store Development Agreements.

“Development Payments”:  Payments relating to all of the Issuer’s rights to receive payments under the Development Agreements including, without limitations, (i) the location fees receivable from franchisees under Single Store Development Agreements and (ii) development fees receivable from franchisees under the Multi-Store Development Agreements.

“Discloser”:  The meaning set forth in the definition of Confidential Information.

“Disqualified Transferee”:  The meaning specified in Section 2.5(l).

“Distribution Compliance Period”:  With respect to the issuance of securities, the period of time until and including the 40th day after the later of (i) the commencement of the distribution thereof and (ii) the Closing Date.

“Distribution Payments”:  Payments received from distributors of food products used in restaurants in connection with the sales of Proprietary Products to Franchisees.

“Dollar” or “$” or “U.S.$”:  A dollar or other equivalent unit in such coin or currency of the United States of America that, at the time shall be legal tender for all debts, public and private.

“DTC”:  The Depository Trust Company, its nominees, and their respective successors.

“EBITDA”: With respect to any Person for any period, the difference between (1) sum of (A) Consolidated Net Income of such Person and its subsidiaries for such period, and (B) to the extent any of the following are deducted in calculating such Consolidated Net Income: (i) Consolidated Net Interest Expense for such period, (ii) federal, state, local and foreign income taxes payable for such period, (iii) non-cash losses from the sale of fixed assets not in the ordinary course of business and other non-cash extraordinary or non-cash nonrecurring items, (iv) non-cash stock based compensation expense for such period, (v) depreciation and amortization as accounted for under GAAP, and (vi) impairment losses on assets incurred during such period; and (2) to the extent added in calculating such Consolidated Net Income, gains from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items.

“EBITDAR”:  For each Payment Date, or any other date, as determined as of the immediately preceding Accounting Date, the sum of (A) EBITDA for each of the last 12 calendar months, and (B) the IHOP Corp. Operating Lease Payments for each of the last calendar 12 months.

“Eligible Investments”:  The investments listed in Schedule 2.

“Entitlement Holder”:  The meaning specified in Section 8-l02(a)(7) of the UCC.

“Environmental Law”:  Any and all laws, rules, order, regulations, statutes, ordinances, guidelines, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the Untied States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”:  Any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“EoD Series DSCR Threshold”: With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Equipment Lease Payments”:  Payments received by or for the account of the Issuer after the Cut-Off Date pursuant to the Equipment Leases and Payments of Principal and Interest received by or for the account of the Issuer after the Cut-Off Date pursuant to the related lease notes.

“Equipment Leases”:  Collectively, the Existing Equipment Leases and New Equipment Leases, along with the residual interest, if any, in the related equipment and the security interest in such equipment.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time, and references to sections of ERISA also refer to any successor sections.

“Euroclear”:  Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Bankruptcy”: An event which shall be deemed to have occurred with respect to any Person if:

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)           such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)           the board of directors or board of managers (or similar body) of such Person shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default”:  The meaning specified in Section 5.1.

“Exchange Act”:  The United States Securities Exchange Act of 1934, as amended.

“Excluded Amounts”: Advertising Funds, Franchisee Insurance Restoration Receipts and Type 2 Franchisee Payments.

“Excluded Asset”:  Any Defective New Assets and Defective Existing Assets as defined in the Servicing Agreement for purposes of Section 2.7(b) of the Servicing Agreement, upon payment of the applicable Defective Assets Damages Amount, and all other amounts, if any, required to be paid at such time under the applicable Transaction Document.

“Existing Area License Agreements”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Equipment Leases”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Franchise Agreements”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Franchisee Leases”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Franchisee Notes”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Franchisee Subleases”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Multi-Store Development Agreements”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Product Sourcing Agreements”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Property Lease”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Single Store Development Agreements”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Type 1 Franchisee Sublease”:  The meaning specified in the Parent Asset Sale Agreement.

“Existing Type 2 Property Lease”:  The meaning specified in the Parent Asset Sale Agreement.

“Fee Payment Account”: With respect to each Series of Notes, the trust account established pursuant to Section 10.6.

“Final Order”:  The meaning specified in the applicable Insurance Policy.

“Financing Statements”:  Financing statements relating to the Collateral naming the Issuer or Co-Issuer (as applicable) as debtor and the Indenture Trustee on behalf of the Secured Parties as the secured party.

“Foreign/Type 3 IP License Agreement”: The Intellectual Property License Agreement (Foreign/Type 3), dated as of the date hereof, between IHOP Inc. and the IP Company, as amended, modified or supplemented from time to time.

“Franchise Advertising Fees”:  Weekly advertising fees, consisting of fees due to the Issuer under the Franchise Agreements relating to advertising, promotions and other marketing activities.

“Franchise Agreements”:  Collectively, the Existing Franchise Agreements and New Franchise Agreements.

“Franchise Assets”:  The meaning specified in the Granting Clauses.

“Franchise Asset Termination”: The expiration of any Franchise Asset in the ordinary course of business.

“Franchise Documents”:  All Franchise Agreements, Area License Agreements, Development Agreements, Franchise Notes, Equipment Leases, Property Leases, Franchisee Leases, Franchisee Subleases, Product Sourcing Agreements and other agreements to which the Former Franchisor or its Affiliates, the Issuer and/or a Franchisee or Area Licensee is a party in connection with the franchise system, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchisee”:  Any Person who is a franchisee under a Franchise Agreement.

“Franchisee Insurance Policy”: Any insurance policy or policies required to be maintained by a Franchisee or Area Licensee for the benefit of the Issuer or any of its Affiliates, whether direct or indirect and whether or not the Issuer or any of its Affiliates is an additional insured, pursuant to the Franchise Agreements and/or Area License Agreements.

“Franchisee Insurance Proceeds”: Any amounts paid upon settlement of a claim filed under a Franchisee Insurance Policy, net of direct fees, out of pocket costs and disbursements incurred in connection with the collection thereof.

“Franchisee Insurance Proceeds Account”:  The trust account (account no. 21499502) established pursuant to Section 10.2.

“Franchisee Insurance Restoration Payment Allocation Amount”:  Franchisee Insurance Proceeds received by the Issuer since the previous Weekly Allocation Date that in the Servicer’s reasonable business judgment will be used for the physical restoration of destroyed or damaged property or is otherwise owed to the relevant lessee in accordance with the Franchisee Insurance Policy.

“Franchisee Insurance Restoration Payments”:  Payments to service providers or lessees (as applicable) pursuant to the applicable agreement relating to the restoration or compensation for (as applicable) destroyed or damaged property.

“Franchisee Insurance Restoration Receipts”:  Funds received from insurance providers relating to the restoration of or compensation for (as applicable) destroyed or damaged property in accordance with the relevant Franchisee Insurance Policy.

“Franchisee Leases”:  Collectively, Existing Franchisee Leases and New Franchisee Leases.

“Franchisee Note Payments”:  Payments of principal and interest by Franchisees to the Issuer pursuant to the Franchisee Notes.

“Franchisee Notes”:  Collectively, the Existing Franchisee Notes and New Franchisee Notes.

“Franchise Fees”:  The meaning specified in the definition of Franchise Payments.

“Franchise Payments”:  All of the franchise payments received by or for the account of the Issuer after the Cut-Off Date, including all of the Issuer’s rights to receive payments under the Franchise Agreements, including, without limitation, (i) the initial franchise fees under Franchise Agreements (the “Franchise Fees”), (ii) the Weekly franchise royalty fees, consisting of royalty payments due the Issuer pursuant to the Franchise Agreements (the “Franchise Royalties”), and (iii) the fees relating to the transfer or renewal of a franchise (the “Franchise Transfer/Renewal Fees”) and (v) interest on late payments; provided, however, that Franchise Advertising Fees shall not constitute a Franchise Payment.  Franchise Fees are payable by a franchisee solely upon the signing of the Franchise Agreement and may be subject to reduction against any payment of location fee or development fee under the applicable Development Agreement and previous deposits made by the franchisee with respect to any of the foregoing.

“Franchise Royalties”:  The meaning specified in the definition of Franchise Payments.

“Franchise Royalty Rate”:  A fixed percentage of the gross revenues as determined under the applicable Franchise Agreement of a Franchisee’s IHOP Franchised Restaurant.

“Franchise Transfer/Renewal Fees”:  The meaning specified in the definition of Franchise Payments.

“Franchisor”:  The Issuer in its capacity as the franchisor under the Franchise Agreements.

“GAAP”:  Generally accepted accounting principles in the United States.

“Global Notes”:  The meaning specified in Section 2.2(d).

“Grant”:  To grant, hypothecate, mortgage, pledge, create and grant a security interest in and right of set off against, deposit, set over and confirm.  A Grant of the Collateral (including the Franchise Assets or any other agreement, security or instrument) shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal, interest and fee payments in respect of the Collateral (including the Franchise Assets or any other agreement, security or instrument), and all other Cash payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hedge Agreement Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of the Series Hedge Agreement Payment Amount that will be payable on the immediately succeeding Payment Date as determined by the Servicer in its business judgment and any such amount due for allocation but not allocated on previous Weekly Allocation Dates.  With respect to the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Hedge Agreement Payment Amount that will be payable on next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods.

“Hedge Agreement Termination Payment Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of the Series Hedge Agreement Termination Payment Amount that will be payable on the immediately succeeding Payment Date as determined by the Servicer in its business judgment and any such amount due for allocation but not allocated on previous Weekly Allocation Dates.  With respect to the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Hedge Agreement Termination Payment Amount that will be payable on next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods.

“Hedge Counterparty”:  The counterparty to the Co-Issuers with respect to any Series Hedge Agreement.

“Hedge Agreement Expense Payment Account”:  The trust account established and specified as such pursuant to Section 10.4.

“Hedge Guarantor”:  Any Person that absolutely, unconditionally and irrevocably guarantees the obligations of any Hedge Counterparty under a Series Hedge Agreement.

“Holder”:  With respect to any Note, the Person in whose name such Note is registered in the Note Register.

“IHOP Brand”:  The name and mark “IHOP” or “INTERNATIONAL HOUSE OF PANCAKES”, alone or in combination with other words or symbols, any variation or derivative thereof, and any names and marks confusingly similar thereto.

“IHOP Corp.”:  IHOP Corp., a Delaware corporation.

“IHOP Corp. Consolidated Leverage Ratio”:  As relating to any Payment Date or any other date, as determined as of the immediately preceding Accounting Date, the quotient of (A) the sum of (i) aggregate Debt outstanding in respect of IHOP Corp. and all of its Affiliates as of the immediately preceding Payment Date and (ii) the product of (a) 96 and (b) IHOP Corp. Operating Lease Payments and (B) EBITDAR (assuming in such determination that any variable funding note Outstanding is fully drawn).

“IHOP Corp. IP License Agreement” means the IHOP Corp. IP License Agreement, dated as of the Closing Date, between IHOP. Corp., as licensee, and the IP Holder, as licensor, as amended, modified or supplemented from time to time.

“IHOP Corp. Operating Lease Payments”:  As relating to any Payment Date or any other date, as determined on the immediately preceding Accounting Date, the total rent expense paid during the calendar month immediately preceding such Accounting Date on Type 1 Property Leases and Type 2 Property Leases that are accounted for as operating leases in conformity with GAAP, in each case as reported on the financial statements of IHOP Corp.

“IHOP Franchised Restaurant”:  Restaurants other than IHOP Operated Restaurants.

“IHOP Holdings”:  IHOP Holdings, LLC, a Delaware limited liability company.

“IHOP Holdings Asset Sale Agreement”:  The meaning specified in the definition of Asset Transfer Agreements.

“IHOP Holdings Certificate of Formation”:  The Certificate of Formation of IHOP Holdings, dated November 22, 2006, as amended, modified or supplemented from time to time.

“IHOP Holdings Limited Liability Company Agreement”:  The Limited Liability Company Agreement of IHOP Holdings, dated as of the date hereof, as amended, modified or supplemented from time to time.

“IHOP Inc.”:  International House of Pancakes, Inc., a Delaware corporation.

“IHOP Operated Restaurants”:  Restaurants owned and/or operated by IHOP Inc. on or after the Closing Date.

“IHOP Operated Restaurant Sub-license Agreement”: The Sub-license Agreement, dated as of the Closing Date, between IHOP Inc. and the Issuer, as amended, modified or supplemented from time to time.

“IHOP Operated Restaurant Sub-licensing Fees”:  The license fees payable under the IHOP Operated Restaurant Sub-license Agreement by IHOP Inc. to the Issuer with respect to the IHOP Operated Restaurants received by the Issuer after the Cut-Off Date.

“IHOP Properties”:  IHOP Properties, LLC, a Delaware limited liability company and successor by merger to IHOP Properties, Inc., a pre-existing California corporation.

“IHOP Properties Certificate of Conversion”:  The Certificate of Conversion of IHOP Properties, dated as of the date hereof,as amended, modified or supplemented from time to time.

“IHOP Properties Certificate of Formation”:  The Certificate of Formation of the IHOP Properties, dated as of the date hereof, as amended, modified or supplemented from time to time.

“IHOP Properties Limited Liability Company Agreement”:  The Limited Liability Company Agreement of IHOP Properties, dated as of the date hereof, as amended, modified or supplemented from time to time.

“IHOP Property Leasing”:  IHOP Property Leasing, LLC, a Delaware limited liability company.

“IHOP Property Leasing II”:  IHOP Property Leasing II, LLC, a Delaware limited liability company.

“IHOP Property Leasing II, Inc.” means IHOP Property Leasing II, Inc., a Delaware corporation to which IHOP Properties and IHOP Realty will sell all of the Type 3 Leasehold Assets on the Closing Date.

“IHOP Property Leasing Assignments of Rents”:  The Assignments of Rents delivered by IHOP Property Leasing to the Issuer in the forms attached as Exhibits A-1 and A-2 to the Type 1 Property Lease Credit Agreement to be executed, delivered and filed in the manner set forth therein.

“IHOP Property Leasing Certificate of Formation”:  The Certificate of Formation of the IHOP Property Leasing, dated November 22, 2006, as amended, modified or supplemented from time to time.

“IHOP Property Leasing, Inc.”: IHOP Property Leasing, Inc., a newly formed Delaware corporation and subsidiary of IHOP Inc., which will merge and into IHOP Property Leasing, LLC.

“IHOP Property Leasing Limited Liability Company Agreement”:  The Limited Liability Company Agreement of IHOP Property Leasing, dated as of the date hereof, as amended, modified or supplemented from time to time.

“IHOP Real Estate”:  IHOP Real Estate, LLC, a Delaware limited liability company.

“IHOP Real Estate Assignments of Rents”:  The assignments of rents on all of the rents under the Franchisee Leases delivered by IHOP Real Estate to the Issuer as security for its obligations under the Owned Real Property Credit Agreement.

“IHOP Real Estate Certificate of Formation”:  The Certificate of Formation of IHOP Real Estate, dated November 22, 2006, as amended, modified or supplemented from time to time.

“IHOP Real Estate Limited Liability Company Agreement”:  The Limited Liability Company Agreement of IHOP Real Estate, dated as of the date hereof, as amended, modified or supplemented from time to time.

“IHOP Realty”: IHOP Realty Corp., a Delaware corporation, and following conversion to a Delaware limited liability company, IHOP Realty, LLC.

“IHOP Realty Asset Contribution Agreement”:  The meaning specified in the definition of Asset Contribution Agreements.

“IHOP Realty Type 2 Asset Sale Agreement”:  The meaning specified in the definition of Asset Sale Agreements.

“Indenture”:  Collectively, this Base Indenture as amended, modified or supplemented from time to time and each Series Supplement executed pursuant to Section 2.3(c) hereof, as amended, modified or supplemented from time to time.

“Indenture Trust Accounts”:  The Collections Account, the Franchisee Insurance Proceeds Account, the Expense Payment Accounts, the Principal Payment Account relating to any Series of Notes, the Interest Payment Account relating to each Series of Notes, the Interest Reserve Account relating to each Series of Notes, the Fee Payment Account relating to each Series of Notes and Trigger Reserve Account relating to each Series of Notes established pursuant to Article X of this Indenture.

“Indenture Trustee”:  Wells Fargo Bank, National Association, unless a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” shall mean such successor Person.

“Indenture Trustee Fee”: Fees, expenses and costs payable to the Indenture Trustee.

“Independent”:  As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person or an Affiliate of such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions.  “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Indenture Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

“Initial Purchaser”:  With respect to any Series of Notes, an initial purchaser specified in the applicable Series Supplement.

“Insolvency Law”:  Any applicable federal, state or provincial law relating to liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization, conservation or other similar law now or hereafter in effect.

“Insurance Agreement”:  With respect to any Series of Notes, the insurance agreement (if any) dated as of the execution date of the Series Supplement relating to such Series of Notes, among the Co-Issuers, the Insurer specified in the Series Supplement relating to such Series of Notes, the Indenture Trustee and such other parties as may execute and deliver such agreement, as amended, modified or supplemented from time to time.

“Insurance Policy”:  With respect to any Series of Notes, the financial guaranty insurance policy (if any), dated as of the execution date for the Series Supplement relating to such Series of Notes, issued by the Insurer specified in the Series Supplement relating to such Series of Notes for the benefit of the Indenture Trustee, on behalf of the Holders of outstanding Notes relating to such Series of Notes.

“Insured Obligations”:  The meaning specified in the applicable Insurance Policy.

“Insurer”:  With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Insurer Event of Default”:  With respect to any Series of Notes insured by an Insurer, the occurrence and continuance of any of the following events:

(a)           the Insurer relating to such Series of Notes shall have failed to make a payment required under the applicable Insurance Policy in accordance with its terms and such failure has continued for two (2) Business Days;

(b)           the Insurer relating to such Series of Notes shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)           a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order,

judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer relating to such Series of Notes or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of such Insurer (or the taking of possession of all or any material portion of the property of such Insurer).

“Insurer Expenses”:  With respect to any Series of Notes, all expenses, cost, indemnification amounts and any other amounts  payable to the Insurer relating to such Series of Notes pursuant to the terms of the applicable Insurance Agreement.

“Insurer Make-Whole Premium”:  With respect to any Series of Notes, as specified in the relevant Series Supplement.

“Insurer Premium Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period and for any Series Outstanding, (i) an amount equal to one-third of the Series Insurer Premium Payable Amount that will be payable on the immediately succeeding Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates, including any Insurer Premium Allocation Amount due and unpaid for previous Payment Date Periods.  With respect to the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Insurer Premium Payable Amount that will be payable on the immediately succeeding Payment Date with respect to which the full Series Insurer Premium Payable Amount has not been allocated on any of the previous Weekly Allocation Dates for such Payment Date Period.

“Insurer Premium Expense Payment Account”:  The trust account established and specified as such pursuant to Section 10.4.

“Insurer Reimbursement and Expense Payment Account”:  The trust account established and specified as such pursuant to Section 10.4.

“Intellectual Property”:  All (i) Trademarks, (ii) patents and industrial designs (including any continuations, divisionals, continuations in part, renewals, reissues, and applications for any of the foregoing) (“Patents”), (iii) rights in computer programs, documentation and databases, including copyrights therein (“Software”); (iv) copyrights and copyrights in unpublished and published works (“Copyrights”), (v) trade secrets and other confidential information including but not limited to recipes, operating procedures, proprietary software and documentation and know-how and (vi) any registration, applications for registration or issuance, recordings, renewals and extensions relating to any of the foregoing.

“Interest Accrual Period”:  With respect to each Series of Notes, the period from and including the Closing Date to but excluding the first Payment Date, and each successive period from and including each Payment Date to but excluding the following Payment Date until the principal of such Series of Notes is paid in full or made available for payment.

“Interest Determination Date”:  The date as of which the Note Interest Rate for any Series of Notes is determined for any Interest Accrual Period (which shall be, except in regard to the first Interest Accrual Period for any Series of Notes, the Accounting Date immediately preceding the Payment Date on which such Interest Accrual Period begins).

“Interest Payment Account”:  With respect to each Series of Notes, the trust account established pursuant to Section 10.5.

“Interest Reserve Account”:  With respect to each Series of Notes, the trust account established pursuant to Section 10.7.

“Investment Company Act”:  The United States Investment Company Act of 1940, as amended.

“Investment Income”:  The investment income earned by the Company on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“IP Asset Contribution Agreement”:  The meaning set forth in the definition of Asset Contribution Agreements.

“IP Assets”:  The IHOP Brand and all (i) Intellectual Property relating to the IHOP Brand owned by the Co-Issuer as of the date hereof including, but not limited to, the Intellectual Property transferred to the Co-Issuer pursuant to the applicable Asset Transfer Agreements and (ii) any After-Acquired IP Assets.

“IP License Agreement”:  The Intellectual Property License Agreement, dated as of the Closing Date, between the Co-Issuer and the Issuer, as amended, modified or supplemented from time to time.

“IP Lien Filings”:  Instruments substantially in the form of Exhibit Q hereto, granting a lien in the Copyrights, Patents and Trademarks included in the IP Assets and owned by the Issuer or Co-Issuer (the “IP Security Agreements”), that have been duly executed to the extent that the Co-Issuers own the related type of Intellectual Property registration or application and name the appropriate Co-Issuer as the grantor and the Indenture Trustee as the secured party and other instruments or documents as may be reasonably necessary or desirable under the laws of any appropriate jurisdiction, in the United States to evidence, perfect, protect and record in the appropriate Intellectual Property registry, the Indenture Trustee’s security interest granted under this Indenture in the IP Assets.

“IP Security Agreement”:  The meaning specified in the definition of IP Lien Filings.

“Issuance Date”:  The Closing Date and any other date on which the Co-Issuers issue Notes pursuant to this Base Indenture and the applicable Series Supplement.

“Issuer”:  IHOP Franchising, LLC, a Delaware limited liability company.

“Issuer Assets”:  Franchise Assets owned by the Issuer (and excluding any Franchise Assets owned by any other Securitization Entity).

“Issuer Certificate of Formation”:  The Certificate of Formation of the Issuer, dated November 22, 2006, as amended, modified or supplemented from time to time.

“Issuer Limited Liability Company Agreement”:  The Limited Liability Company Agreement of the Issuer, dated as of the date hereof, as amended, modified or supplemented from time to time.

“Lease and Reimbursement Payment Account”:  The account at the Lock-Box Bank designated as the “Lease and Reimbursement Payment Account” established pursuant to the Account Control Agreement (Other Accounts) among the Issuer, the Indenture Trustee, the Servicer, the Back-Up Servicer and the Lock-Box Bank, or any successor commercial bank as set forth in Section 10.2.

“Leasehold Mortgage(s)”: A mortgage(s), deed(s) of trust, or other real property security instrument (each, a “Security Instrument”), given by IHOP Property Leasing (or an Affiliate thereof) to the Issuer, encumbering a leasehold or ground leasehold estate in real property or real properties held by IHOP Property Leasing (or such Affiliate) pursuant to a Property Lease, in the form attached to, and securing its obligations under, the Type 1 Property Lease Credit Agreement, which Security Instrument shall only be recorded upon the occurrence of the earlier of (a) the Cumulative Debt Service Coverage Ratio determined on any Accounting Date being less than 2.0x or (b) an Event of Default, a Servicer Termination Event, a Mandatory Redemption Event relating to any Series of Notes, an event of default under the Type 1 Property Lease Credit Agreement or an event which, with the lapse of time or giving notice, would constitute the same.

“Lease Payments”:  Payments received by the Issuer pursuant to the Franchisee Leases and the Type 1 Franchisee Subleases and the Type 2 Franchisee Subleases after the Cut-Off Date.

“Lease Subsequent Asset Sale Agreement”:  The meaning specified in the definition of Asset Sale Agreements.

“LIBOR”:  With respect to each Series of Notes, the meaning specified in the applicable Series Supplement.

“License Advertising Fees”:  The fees relating to advertising, promotions and other marketing activities due to the Issuer pursuant to the Area License Agreements.

“Licensed Business”: As defined under the IP License Agreement.

“Licensed IP”:  The IP Assets licensed to the Issuer pursuant to the IP License Agreement.

“License Payments”:  Payments received by or for the account of the Issuer after the Cut-Off Date relating to the Issuer’s rights to receive payments under the Area License Agreements, including without limitation, (i) the license royalty fees due to the Issuer pursuant to the Area License Agreements (the “License Royalties”), (ii) the fees for the transfer or renewal of a license (the “License Transfer/Renewal Fees”) and (iii) interest on late payments.

“License Royalties”:  The meaning specified in the definition of License Payments.

“License Royalty Rate”:  A fixed percentage of the gross revenues as determined under the applicable Area License Agreement.

“License Transfer/Renewal Fees”:  The meaning specified in the definition of License Payments.

“Lien”:  All pledges, charges, encumbrances, security interests or other similar rights.

“LLC Operating Agreement”:  The Limited Liability Company Operating Agreement of Issuer or Co-Issuer (as applicable), as amended, modified or supplemented from time to time.

“Lock-Box Account”:  The account at the Lock-Box Bank designated as the “Lock-Box Account” established pursuant to the Account Control Agreement (Other Accounts) among the Issuer, the Indenture Trustee, the Servicer, the Back-Up Servicer and the Lock-Box Bank, or any successor commercial bank as set forth in Section 10.2 into which all funds  (other than Advertising Funds) received after the Cut-Off Date are required to be deposited in accordance with the Franchise Agreements or as otherwise designated by the Servicer.

“Lock-Box Bank”:  Wells Fargo Bank, National Association, Los Angeles Commercial Banking Office or such other bank designated by the Issuer and consented to by each Series Controlling Party (for so long as such Series Controlling Party is an Insurer) or as to which a Rating Agency Notification is provided (if any Series Controlling Party is not an Insurer).

“Majority”:  With respect to any Series of Notes, the Holders of more than 50% of the Aggregate Outstanding Principal Amount of the Notes of such Series.

“Mandatory Redemption Amount”:  The meaning specified in Section 9.1.

“Mandatory Redemption Date”:  The meaning specified in Section 9.1.

“Mandatory Redemption Determination Date”: The meaning specified in Section 9.1.

“Material Adverse Effect”:  (i) With respect to the Servicer, a material adverse effect on (x) its condition, financial or otherwise, (y) its assets, earnings or business affairs, or (z) its ability to own its properties or to conduct its business or to enter into or perform its obligations under the Servicing Agreement or any other Transaction Document, the Collateral, taken as a whole, or the ability of the Issuer or the Co-Issuer to perform its obligations under the Transaction Documents, (ii) with respect to the Trust Estate, a material adverse effect with respect to (a) any material IP Assets individually or with respect to the IP Assets taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, and the security interest in the rights thereto granted by the Co-Issuer under the terms of the Indenture or (b) the existing and reasonably anticipated future Franchise Assets taken as a whole or any other Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Co-Issuers (as applicable) and the security interest in the rights thereto Granted under the Indenture by each of the Co-Issuers, (iii) with respect to any of the Securitization Entities, a materially adverse effect on the business, assets, operations, earnings or condition (financial or otherwise) of the Securitization Entity or the ability of such Securitization Entity to own its properties or conduct its business or to perform in any material respect its obligations under any of the Transaction Documents, or (iv) with respect to any Person or matter, a material impairment to the rights of or benefits, taken as a whole, available to the Co-Issuers, the Indenture Trustee, the Noteholders or any Insurer, if applicable, under any Transaction Document or the enforceability of any Transaction Document.  Where such term is used without specific reference, such term shall have the meaning specified in clauses (i) through (iv), as applicable.  For avoidance of doubt, the fact that the Cumulative Debt Service Coverage Ratio is then, or would remain, at any particular ratio shall not, solely in and of itself, preclude or negate the determination of a Material Adverse Effect in any instance.

“Material Environmental Amount”:  With respect to any Person, an amount or amounts payable by such Person and/or its Subsidiaries, in the aggregate in excess of $1,000,000 for (a) costs to comply with any Environmental Law; (b) costs of any investigation, and any remediation, of any Material of Environmental Concern and (c) compensatory damages (including, without limitation, damages to natural resources), punitive damages, fines and penalties pursuant to any Environmental Law.

“Materials of Environmental Concern”:  Any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials, substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

“Maturity”:  With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Legal Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Modified Type 2 Lease Asset Sale Agreement”: The meaning specified in the definition of Asset Sale Agreements.

“Money”:  The meaning specified in Section 1 201(24) of the UCC.

“Monthly Collection Period”: With respect to each Accounting Quarter, each period commencing on the first calendar day of the first (1st), fifth (5th) and ninth (9th) Weekly Collections Allocation Periods and ending on the last calendar day of the fourth (4th), eighth (8th) and thirteenth (13th) Weekly Collections Allocation Periods during such Accounting Quarter, provided, however, that with respect to each seventh calendar year following the Closing Date, the final Monthly Collection Period shall end on the fourteenth (14th) Weekly Collections Allocation Period.

“Monthly Noteholders’ Statement”:  The meaning specified in Section 12.1(c).

“Monthly Servicer’s Certificate”:  The meaning specified in Section 12.1(b).

“Monthly Servicer’s Report”:  The meaning specified in Section 12.1(b).

“Moody’s”:  Moody’s Investors Service, Inc., and its successors in interest.

“Moody’s Second Trigger Event”: The meaning specified in Section 13.3.

“Multiemployer Plan” A “multiemployer plan” as defined in Section 4001 of ERISA.

“Multi-Store Development Agreements”:  Collectively, Existing Multi-Store Development Agreements and New Multi-Store Development Agreements.

“New Area License Agreements”:  Area license agreements entered into by or transferred to the Issuer after the Closing Date.

“New Equipment Leases”:  Equipment lease agreements entered into by or transferred to the Issuer after the Closing Date.

“New Franchise Agreements”:  Franchise agreements entered into by or transferred to the Issuer after the Closing Date.

“New Franchise Document”: Any Franchise Document entered into by or transferred to any of the Securitization Entities (including any amendment, modification, renewal, waiver or adjustment, in writing or otherwise, in respect of a Franchise Document entered into prior to or on the Closing Date other than such Franchise Document constituting a Defective Non-Conforming Existing Franchise Document) after the Closing Date.

“New Franchisee Leases”:  Leases with Franchisees of Restaurants located on any Owned Real Property entered into by or transferred to any Securitization Entity after the Closing Date.

“New Franchisee Notes”:  Franchise notes and other franchisee financing agreements entered into by or transferred to the Issuer after the Closing Date pursuant to which financing arrangements are provided to franchisees with respect to initial franchise fees.

“New Franchisee Subleases”:  Type 1 Franchisee Subleases and Type 2 Franchisee Subleases entered into by or transferred to any Securitization Entity after the Closing Date.

“New Multi-Store Development Agreements”:  Multi-store development agreements entered into by or transferred to the Issuer after the Closing Date.

“New Product Sourcing Agreements”:  All agreements relating to the manufacture of Proprietary Products for sale to the Issuer for resale to Franchisees or Area Licensees entered into by or transferred to the Issuer after the Closing Date.

“New Single-Store Development Agreements”:  Single-store development agreements entered into by the Issuer after the Closing Date.

“New Type 1 Franchisee Sublease”:  A sublease relating to a New Type 1 Property Lease.

“New Type 1 Property Lease”:  Any Property Lease that (a) is entered into by or transferred to IHOP Property Leasing after the Closing Date which (i) is not subject to a guarantee by IHOP Inc. or an Affiliate thereof and (ii) may by its terms be assigned to an Affiliate of the lessee without the Property Lessor’s consent or (b) was a Type 2 Property Lease and subsequently amended (or the appropriate consents were obtained) to satisfy the foregoing conditions under clause (a) after the Closing Date.

“New Type 2 Property Lease”:  Any Property Lease entered into by or transferred to IHOP Properties after the Closing Date that is not a New Type 1 Property Lease, including, without limitation, any Property Lease that is (a) subject to a guarantee by IHOP Inc. or an Affiliate thereof and/or (b) may not be assigned to an Affiliate of the lessee without the Property Lessor’s consent.

“Note Owner”:  With respect to a Global Note, the person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holders the Book-Entry Note, or on the books of a Person holding an account with such Clearing Agency.

“Note Register” and “Note Registrar”:  The respective meanings specified in Section 2.5(a).

“Noteholder”:  Any Holder of a Note.

“Notes”:  Collectively, all notes relating to any Series of Notes authorized and delivered in accordance with Section 2.3.

“Notice of Payment”:  With respect to any Series of Notes, the notice delivered by the Indenture Trustee to an Insurer pursuant to the applicable Insurance Policy.

“Offering Circular”:  In relation to any Series of Notes, the base offering circular and supplemental offering circular relating to a Series of Notes.

“Officer”:  With respect to any corporation, any Director, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; with respect to the Co-Issuers and any limited liability company, any managing member thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company; with respect to any partnership, any general partner thereof; and with respect to the Indenture Trustee, any Trust Officer.

“Officer’s Certificate”:  Unless otherwise specified, a certificate signed by an Authorized Officer of the party delivering such certificate.

“Operating Expense Allocation Amount”:  With respect to any Weekly Collections Allocation Period, an amount determined by the Servicer on a weekly basis as specified on the Weekly Servicer’s Report that reflects the Operating Expenses on a weekly basis of the IHOP Holdings and Securitization Entities considered as a consolidated group.

“Operating Expense Payment Account”:  The account established and specified as such pursuant to Section 10.4.

“Operating Expense Payment Amount”:  With respect to any Payment Date, the amount payable for Operating Expenses as indicated on a Servicer Order or on the Monthly Servicer’s Report.

“Operating Expenses”:  All expenses incurred by the Securitization Entities and IHOP Holdings and payable to third parties in connection with the maintenance and operation of such entities and the transactions contemplated by the Transaction Documents, including, (i) fees and expenses payable to the Indenture Trustee, the Back-Up Servicer, the Rating Agencies, the Independent managers, any Independent  certified public accountant or external legal counsel and (ii) fees and expenses payable to any governmental authority; provided, however, that Operating Expenses shall not include listing expenses, if any.

“Opinion of Counsel”:  A written opinion addressed to the Indenture Trustee, each Insurer (if such Insurer is then a Series Controlling Party or entitled to receive it under a Transaction Document) and each Rating Agency, in form and substance reasonably satisfactory to the Indenture Trustee and each Insurer (if such Insurer is then a Series Controlling Party or entitled to receive it under a Transaction Document), of an attorney at law admitted to practice before the highest court of the State of New York or of Delaware, as applicable, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Co-Issuers and which attorney shall be reasonably satisfactory to the Indenture Trustee and each Insurer (if such Insurer is then a Series Controlling Party or entitled to receive it under a Transaction Document).  Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Indenture Trustee, each Insurer (if such Insurer is then a Series Controlling Party or entitled to receive it under a Transaction Document) and each Rating Agency or shall state that the Indenture Trustee, each Insurer (if such Insurer is then a Series Controlling Party or entitled to receive it under a Transaction Document) and each Rating Agency shall be entitled to rely thereon.

“Optional Redemption”:  Any optional redemption of Notes effected by the Co-Issuers pursuant to Section 9.2 hereof.

“Optional Redemption Amount”:  As of the Optional Redemption Date and with reference to the Notes then being redeemed, either (A) the sum of (i) the aggregate outstanding principal amount of such Notes, (ii) any Series Optional Redemption Premium (as applicable) payable on such Notes, (iii) the accrued and unpaid interest at the applicable Note Interest Rate on the aggregate outstanding principal amount of such Notes to but excluding the Optional Redemption Date, (iv) Reimbursements, Insurer Expenses, other amounts and the Insurer Make-

whole Premium and (v) any other amounts due  and unpaid to the Insurer, including but not limited to premium or (B) as otherwise provided in the applicable Series Supplement.

“Optional Redemption Date”:  The Payment Date specified for an Optional Redemption pursuant to Section 9.2.

“Outstanding”:  With respect to the Notes, as of any date of determination, all of the Notes or Series of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:

(i)            Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)           Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Indenture Trustee in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Indenture Trustee has been made;

(iii)          Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof reasonably satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

(iv)          Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that, (A) in determining whether the Holders of the requisite Aggregate Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote hereunder, the following Notes shall be disregarded and deemed not to be Outstanding:  (x) Notes owned by the Co-Issuers or any other obligor upon the Notes or any Affiliate of any of them; (y) Notes held in any accounts with respect to which the Servicer or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that an Officer of the Indenture Trustee knows to be so owned shall be so disregarded; (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not either of the Co-Issuers or any other obligor or the Servicer, an Affiliate thereof, or an account for which the Servicer or an Affiliate of the Servicer exercises discretionary voting authority; and (C) to the extent that any Notes have been paid with proceeds of an Insurance Policy, such Notes shall continue to remain Outstanding for purposes of this Indenture until the Insurer relating to such Insurance Policy has been paid as subrogee hereunder or reimbursed pursuant to the applicable Insurance Agreement as evidenced by a written notice from such Insurer delivered to the Indenture Trustee, and such Insurer shall be deemed to be the Holder of such Notes to the extent of any corresponding payments thereon made by such Insurer.

“Overdue Interest”:  Any interest accrued at the applicable Series Note Interest Rate or otherwise on overdue interest on the Notes or overdue premium payable to any Insurer to the extent permitted by law.  No Insurer shall be liable for any Overdue Interest (as defined in the preceding sentence).

“Owned Real Property”:  The meaning specified in the Parent Asset Sale Agreement.

“Owned Real Property Asset Sale Agreement”:  The meaning specified in the definition of Asset Sale Agreements.

“Owned Real Property Credit Agreement”:  A secured credit agreement, dated as of the Closing Date, between IHOP Real Estate and the Issuer, as amended, modified or supplemented from time to time.

“Owned Real Property Mortgage”:  The mortgage on the real property owned by IHOP Real Estate granting the Issuer a security interest in the real property as security for its obligations under the Owned Real Property Credit Agreement, as amended, modified or supplemented from time to time.

“Parent Asset Sale Agreement”:  The meaning specified in the definition of Asset Sale Agreements.

“Patents”:  The meaning set forth in the definition of Intellectual Property.

“Paying Agent”:  Any paying agent appointed by the Co-Issuers for the Notes pursuant hereto.

“Payment Date”:  The 20th day of each month commencing on April 20, 2007 or if any such date is not a Business Day, the immediately following Business Day.

“Payment Date Period”:  The period beginning with and including the second preceding Accounting Date or, with respect to the first Payment Date Period, the Closing Date up to and excluding the immediately preceding Accounting Date.

“Permitted Liens”:  (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Transaction Documents in favor of the Indenture Trustee for the benefit of the Secured Parties, (c) Liens existing on the Closing Date, which shall be released on such date, (d) encumbrances in the nature of (i) a ground lessor’s fee interest, (ii) zoning restrictions, (iii) easements, (iv) restrictions of record on the use of real property, (v) landlords’ and lessors’ Liens on rented premises, (vi) restrictions on transfers or assignment of leases or licenses of Intellectual Property, which, in each case, do not detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity, (vii) contractual transfer restrictions in existence on the Closing Date and thereafter any such contractual transfer restriction so long as the inclusion of such contractual transfer restriction in any contract entered into on behalf of any Securitization Entity by the Servicer would not constitute a breach by the Servicer of the Servicing Agreement, (viii) the interest of a lessee in property leased to a Franchisee and (ix) any licenses granted in the Intellectual Property under any Franchise Agreement or other license agreements in effect on the Closing Date and thereafter, to the extent issued in the ordinary course, (e) Liens constituting (i) purchase money security interests (including mortgages, conditional sales, capitalized leases, synthetic leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired or within sixty (60) days thereafter and (ii) the renewal, extension or refunding of any security interest referred to in the foregoing subsection (i) of this clause (e) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Debt (including Debt in respect of Capitalized Lease Obligations and synthetic lease obligations) secured thereby shall not exceed the cost (including all such Debt secured thereby, whether or not assumed) of such item of property, (f) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Transaction Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (g) Liens of carriers, warehouses, mechanics and similar Liens, in each case (i) in existence less than forty five (45) days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), (h) restrictions under federal, state or foreign securities laws on the transfer of securities, (i) any permitted cash management liens, (j) any matter disclosed on the title policies insuring the Lien of the Mortgages and (k) the license and other rights granted to the licensee under the IP License Agreement.

“Person”:  An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Plan”:  Any “employee benefit pension plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the same Controlled Group as either of the Co-Issuers has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Preference Claim”:  The meaning specified in Section 2.13(e).

“Principal Payment Accounts”:  With respect to each Series of Notes, the trust accounts established pursuant to Section 10.3.

“Principal Terms”:  The meaning specified in Section 2.3.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Product Sourcing Agreements”:  Collectively, Existing Product Sourcing Agreements and New Product Sourcing Agreements.

“Pro Forma Series Debt Service Coverage Ratio”:  With respect to the certifications required under Sections 2.3(c)(vi) and 3.1(g) and (h), the quotient of (A) Adjusted Collections divided by (B) the sum (calculated under the hypothetical assumption that the Notes to be proposed for issuance and all other Notes to be outstanding on the Issuance Date had been outstanding for the Interest Accrual Periods relating to the three immediately preceding Accounting Dates) of (i) the hypothetical accrued Series Debt Service relating to such proposed Series of Notes that would have been payable or paid on the latest three Payment Dates; and (ii) the corresponding amounts relating to any Series of Notes to be outstanding on the Issuance Date ranking at least pari passu as to principal and interest to such proposed Series of Notes and (iii) the corresponding amounts relating to any Series of Notes to be outstanding on such Issuance Date the interest on which ranks at least pari passu as to the principal of such proposed Series of Notes, provided that with respect to any Series of Notes the interest on which ranks at least pari passu to the principal of such proposed Series of Notes, only such components of Series Debt Service ranking at least pari passu to the principal of such proposed Series of Notes shall be considered for purposes of such calculation.

“Properties Asset Contribution Agreement”:  The meaning specified in the definition of Asset Contribution Agreements.

“Property Disposition”: The sale or other disposition of an interest in equipment or a real property in the ordinary course of business as permitted by the applicable Transaction Documents.

“Property Leases”:  All ground lease, sale lease-back or lease/lease-back Transactions pursuant to which IHOP Properties, or IHOP Property Leasing or an Affiliate thereof has obtained a leasehold interest in the real property related to a Restaurant, comprising all Type 1 Property Leases and Type 2 Property Leases.

“Property Leasing Asset Contribution Agreement”:  The meaning specified in the definition of Asset Contribution Agreements.

“Property Lessor”:  The lessor under a Property Lease.

“Proprietary Product”:  Any product which is (i) manufactured or otherwise produced by a third-party in accordance with the Franchisor’s proprietary specifications and (ii) required to be purchased by Franchisees from the Franchisor or its designated distributor for use in the Restaurants, including those items set forth in Schedule 5 hereto and any additional product designated as such by the Franchisor.

“Protected Purchaser”:  The meaning specified in Section 8-303 of the UCC.

“Purchase Agreement”:  Any purchase agreement for the initial purchase of Notes, dated as of the Closing Date or an Issuance Date (as applicable), between the initial purchasers of Notes and the Co-Issuers, as amended, modified or supplemented from time to time.

“QIB”:  A “qualified institutional buyer” within the meaning of Rule 144A.

“QP”:  A “qualified purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act.

“Quality Control Programs”:  The meaning specified in the Servicing Agreement.

“Rate Determination Date”:  With respect to each Series of Notes, the date or dates as of which the interest rate applicable thereto will be determined, as specified in the applicable Series Supplement.

“Rating Agencies”:  Moody’s and any successor or successors thereto and S&P and any successor or successors thereto.  In the event that at any time the rating agencies rating the Notes do not include Moody’s or S&P, references to rating categories of Moody’s or S&P in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as then is rating the Notes as of the most recent date on which such other rating agency and Moody’s or S&P published ratings for the type of security in respect of which such alternative rating agency is used.  If the applicable Series Supplement specifies an additional rating agency, then “Rating Agency” as used herein also refers to such additional rating agency.

“Rating Agency Condition”:  With respect to any prospective action or occurrence, a condition that shall be satisfied if each Rating Agency (or, if so specified, the relevant Rating Agency) notifies each Insurer in writing that such action or occurrence, as the case may be, will not result in a withdrawal or reduction below “Baa3” by Moody’s or “BBB-” by S&P of any of its then-current ratings of the Series of Notes insured by such Insurer, without giving effect to any Insurance Policy.

“Rating Agency Notification”:  With respect to any prospective action or occurrence, a written notification to the Rating Agencies setting forth in reasonable detail such action or occurrence.

“Recipient”:  The meaning set forth in the definition of Confidential Information.

“Record Date”:  The date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date are determined, such date as to any Payment Date being the fifteenth (15th) day (whether or not a Business Day) prior to the applicable Payment Date.

“Redemption Date”:  Either a Mandatory Redemption Date or an Optional Redemption Date.

“Refranchising Asset Dispositions”:  Any resale, transfer or other disposition of a Franchise Asset that results in the replacement of a Franchise Asset with one or more new

Franchise Assets, including, without limitation, any resale, transfer, termination or creation (or combination thereof) of a Securitization Entity’s interest in any Franchise Asset.

“Regulation S”:  Regulation S under the Securities Act, as such regulation may be amended, supplemented replaced or otherwise modified from time to time.

“Regulation S Global Notes”:  Notes that are sold in offshore transactions in reliance on Regulation S, and that are issued in book-entry form and represented by one or more global notes in definitive, fully registered form without interest coupons.

“Reimbursements”:  With respect to any Series of Notes, reimbursement (including any interest thereon) payable to the Insurer relating to such Series of Notes, with respect to any payment made by such Insurer under the applicable Insurance Policy, pursuant to the terms of the applicable Insurance Agreement.

“Reorganization”:  With respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: Any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived).

“Required Ratings”: The meaning specified in Section 13.3.

“Residual Account”:  The account designated as the “Residual Account” established pursuant to the Account Control Agreement (Other Accounts) among the Issuer, the Indenture Trustee, the Servicer, the Back-Up Servicer and the Lock-Box Bank, or any successor commercial bank as set forth in Section 10.2.

“Restaurant”:  A restaurant now or hereafter operated under the IHOP Brand.

“Restructuring”:  The internal reorganization of the business and operations of IHOP Corp., IHOP Inc. and their Affiliates and subsidiaries, which is an integral part of the Securitization Transaction, and which involves numerous transactions that will occur on or prior to the Closing Date.

“Rule 144A”:  Rule 144A under the Securities Act.

“Rule 144A Global Notes”:  Notes offered and sold to Persons that are QIBs in reliance on Rule 144A and that issued in book-entry form and represented by one or more global notes in definitive, fully registered form without interest coupons.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

“SEC”:  The United States Securities and Exchange Commission.

“Secured Obligations”:  (a) The principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of either the Issuer or the Co-Issuer to the Secured Parties under the Indenture, any Insurance Agreement and the other Transaction Documents to which either of the Co-Issuers is or is to be a party, and (c) all amounts due and payable by either the Issuer or the Co-Issuer and not previously paid in respect of Series Hedge Agreements, including upon the termination of such Series Hedge Agreements.

“Secured Parties”:  The meaning specified in the Preliminary Statement of this Indenture.

“Securities Act”:  The United States Securities Act of 1933, as amended.

“Securitization Entities”:  Each of the Issuer, the Co-Issuer, IHOP Property Leasing, IHOP Properties, IHOP Real Estate and any Additional Securitization Entities.

“Securitization Entity Charter Documents”:  Collectively, (i) the IHOP Holdings Certificate of Formation, (ii) the IHOP Holdings Limited Liability Company Agreement, (iii) the Issuer Certificate of Formation, (iv) the Issuer Limited Liability Company Agreement, (v) the Co-Issuer Certificate of Formation, (vi) the Co-Issuer Limited Liability Company Agreement, (vii) the IHOP Property Leasing Certificate of Formation, (viii) the IHOP Property Leasing Limited Liability Company Agreement; (ix) IHOP Properties Certificate of Conversion; (x) IHOP Properties Certificate of Formation; (x) IHOP Properties Limited Liability Company Agreement; (xi) IHOP Real Estate Certificate of Formation; (xii) IHOP Real Estate Limited Liability Co. Agreement.

“Securitization Transaction”: Collectively, the transactions contemplated by the Transaction Documents.

“Senior Notes Outstanding”:  With respect to all Senior Series of Notes, the Aggregate Outstanding Principal Amount thereof.

“Senior Series Additional Interest Allocation Amount”:  With respect to each Senior Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, one third of the Series Additional Interest Payment Amount that will be payable on the next Payment Date and any such amount due for allocation but not allocated on previous Weekly Allocation Dates (if any).  With respect to each Senior Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Interest Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Senior Series Fee Allocation Amount”:  With respect to each Senior Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, (i) one third of the Series Fee Payment Amount that will be payable on the next Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates (including amounts due but unpaid for previous Payment Date Periods) (if any).  With respect to each Senior Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Fee Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Senior Series Insurer Premium Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period and for any Senior Series Outstanding, (i) an amount equal to one-third of the Senior Series Insurer Premium Payable Amount that will be payable on the immediately succeeding Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates, including any Senior Series Insurer Premium Allocation Amount due and unpaid for previous Payment Date Periods.  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Senior Series Insurer Premium Allocation Amount is an amount equal to the portion (if any) of the Senior Series Insurer Premium Payable Amount that will be payable on the immediately succeeding Payment Date with respect to which the full Senior Series Insurer Premium Payable Amount has not been allocated on any of the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Senior Series Insurer Premium Payable Amount”:  With respect to any Payment Date, as specified in the applicable Insurer Fee Letter and any Senior Series Insurer Premium Payable Amount not previously paid on any Payment Date.

“Senior Series Insurer Reimbursement and Expense Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, (i) an amount equal to one-third of the Senior Series Insurer Reimbursement and Expense Payment that will payable on the next Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates (including amounts due but unpaid for previous Payment Date Periods) (if any).  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Senior Series Insurer Reimbursement and Expense Allocation Amount is an amount equal to the portion (if any) of the Senior Series Insurer Reimbursement and Expense Payment with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and Previous Payment Date Periods.

“Senior Series Insurer Reimbursement and Expense Payment Amount”:  With respect to each Senior Series of Notes, the aggregate of all accrued and unpaid Reimbursements and Insurer Expenses.

“Senior Series Interest Allocation Amount”:  With respect to each Senior Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, (i) one third of the Series Interest Payment Amount that will be payable on the next Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates (including amounts due but unpaid for previous Payment Date Periods) (if any).  With respect to each Senior Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Interest Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Senior Series of Notes”:  Any Series of Notes designated as a “Senior Series of Notes” in the related supplemental indenture, which by their terms are (a) senior as to the right to receive interest and principal in relation to the right to receive interest and principal of any Subordinated Series of Notes, (b) senior as to the right to receive interest in relation to the right to receive interest on any Senior Subordinated Series of Notes or any Subordinated Series of Notes or any Subordinated Series of Notes, (c) senior as to the right to receive principal in relation to the right to receive principal of any Senior Subordinated Series of Notes or any Subordinated Series of Notes, and (d) subordinate as to the right to receive principal in relation to the right to receive interest on any Senior Subordinated Series of Notes, as specified in the applicable Series Supplement.

“Senior Series Principal Payment Account Conditions”:  The meaning specified in Section 10.9.

“Senior Subordinated Series Additional Interest Allocation Amount”:  With respect to each Senior Subordinated Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, one third of the Series Additional Interest Payment Amount that will be payable on the next Payment Date and any such amount due for allocation but not allocated on previous Weekly Allocation Dates (if any).  With respect to each Senior Subordinated Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Interest Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Senior Subordinated Series Fee Allocation Amount”:  With respect to each Senior Subordinated Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, (i) one third of the Series Fee Payment Amount that will be payable on the next Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates (including amounts due but unpaid for previous Payment Date Periods) (if any).  With respect to each Senior Subordinated Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Fee Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Senior Subordinated Series Insurer Premium Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period and for any Senior Subordinated Series Outstanding, (i) an amount equal to one-third of the Senior Subordinated

Series Insurer Premium Payable Amount that will be payable on the immediately succeeding Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates, including any Senior Subordinated Series Insurer Premium Allocation Amount due and unpaid for previous Payment Date Periods.  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Senior Subordinated Series Insurer Premium Allocation Amount is an amount equal to the portion (if any) of the Senior Subordinated Series Insurer Premium Payable Amount that will be payable on the immediately succeeding Payment Date with respect to which the full Senior Subordinated Series Insurer Premium Payable Amount has not been allocated on any of the previous Weekly Allocation Dates for such Payment Date Period.

“Senior Subordinated Series Insurer Premium Payable Amount”:  With respect to any Payment Date, as specified in the applicable Insurer Fee Letter and any Senior Subordinated Series Insurer Premium Payable Amount not previously paid on any Payment Date.

“Senior Subordinated Series Insurer Reimbursement and Expense Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, (i) an amount equal to one-third of the Senior Subordinated Series Insurer Reimbursement and Expense Payment that will payable on the next Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates (including amounts due but unpaid for previous Payment Date Periods) (if any).  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Senior Subordinated Series Insurer Reimbursement and Expense Allocation Amount is an amount equal to the portion (if any) of the Senior Subordinated Series Insurer Reimbursement and Expense Payment with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and Previous Payment Date Periods.

“Senior Subordinated Series Interest Allocation Amount”:  With respect to each Senior Subordinated Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, (i) one third of the Series Interest Payment Amount that will be payable on the next Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates (including amounts due but unpaid for previous Payment Date Periods)(if any).  With respect to each Senior Subordinated Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Interest Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Senior Subordinated Series of Notes”:  Any Series of Notes designated as “Senior Subordinated Series of Notes” in the related Supplemental Indenture that by their terms are (a) senior as to the right to receive interest in relation to the right to receive principal of any Senior Series of Notes or any Subordinated Series of Notes and (b) senior as to the right to receive interest in relation to the right to receive interest and principal of any Subordinated Series of Notes, (c) subordinate as to the right to receive interest in relation to the right to receive interest on any Senior Series of Notes and (d) on a pari passu basis as to the right to receive principal in relation to the right to receive interest on any Subordinated Series of Notes, as specified in the applicable Series Supplement.

“Series Additional Interest Payment Amount”: With respect to each Series of Notes, as set forth in the applicable Series Supplement.

“Series Anticipated Repayment Date”:  With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Series Consecutive DSCR Trigger Reserve Account Deposit Threshold”:  With respect to any Series of Notes, the magnitude specified in the applicable Series Supplement.

“Series Consecutive DSCR Trigger Reserve Account Release Threshold”:  With respect to any Series of Notes, the magnitude specified in the applicable Series Supplement.

“Series Controlling Party”:  With respect to a Series of Notes, the Insurer for so long as no Insurer Event of Default has occurred and is continuing, or, otherwise, the Majority of the Series Outstanding Principal Amount voting as a series (unless otherwise specified in the applicable Series Supplement), for so long as any Series Notes relating to such Series of Notes remain Outstanding; provided that for any variable funding Series of Notes, the Aggregate Outstanding Principal Amount, for purposes of this definition and the definition of Aggregate Controlling Party, will include the undrawn amount of the maximum possible Aggregate Outstanding Principal Amount.

“Series Controlling Party Order”:  A written order or request signed on behalf of the Series Controlling Party and delivered to the Indenture Trustee and the Co-Issuers.

“Series Debt Service”:  With respect to each Series of Notes, (i) the Series Interest Payment Amount (excluding any such amount relating to previous Interest Accrual Periods); (ii) the Series Insurance Premium Payable Amount (excluding any such amount relating to previous Interest Accrual Periods); (iii) the Series Fee Payment Amount (excluding any such amount relating to previous Interest Accrual Periods); and (iv) the sum of any scheduled repayments of principal (excluding any Optional Redemption Amount or any Mandatory Redemption Amount).

“Series Debt Service Coverage Ratio”:  With respect to each Series of Notes as to any Payment Date or any other date, as determined as of the immediately preceding Accounting Date, the quotient of (A) Adjusted Collections for the Monthly Collection Periods preceding such Accounting Date and the prior two (2) Accounting Dates divided by (B) the sum of (i) the Series Debt Service relating to such Series of Notes payable on the current Payment Date and the immediately preceding two (2) Payment Dates and (ii) the sum of the Series Debt Service for the same period for all other Series of Notes ranking at least pari passu as to principal and interest to such Series of Notes and (iii) the corresponding amounts relating to all other Series of Notes the interest on which ranks at least pari passu as to the principal of such Series of Notes, in each case for the current Payment Date and the two (2) prior Payment Dates; provided, however that with respect to any Accounting Date prior to the third Accounting Date after the Closing Date, the Series Debt Service Coverage Ratio shall be the product of three (3) multiplied by the average of such quotient calculated in respect of the first one or two (as applicable) Monthly Collection Period(s); provided, further, that with respect to any Series of Notes the interest on which ranks at least pari passu as to the principal of such Series of Notes, only such components of Series Debt Service ranking at least pari passu to the principal of such Series of Notes shall be considered for purposes of such calculation.

“Series DSCR Mandatory Redemption Event”:  The meaning specified in Section 9.1.

“Series DSCR Principal Payment Account Deposit Threshold”:  With respect to any Series of Notes, the magnitude specified in the applicable Series Supplement.

“Series DSCR Trigger Reserve Account Deposit Threshold Range”:  With respect to any Series of Notes and in relation to a specified Series Trigger reserve Proportion, the range specified in the applicable Series Supplement.

“Series DSCR Trigger Reserve Account Release Threshold”:  With respect to any Series of Notes, the magnitude specified in the applicable Series Supplement.

“Series Event of Default”:  With respect to any Series of Notes, an event of default specified in the applicable Series Supplement, if any.

“Series Extension Option”:  With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Series Extension Period”:  With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Series Fee Payment Amount”:  With respect to each Series of Notes as to each Payment Date, as provided for in the applicable Series Supplement.

“Series Hedge Agreement”:  With respect to any Series of Notes, the hedge agreement (if any) specified in the applicable Series Supplement, subject to the provisions of Section 13.2.

“Series Hedge Agreement Counterparty”:  The Person specified in the applicable Series Hedge Agreement.

“Series Hedge Agreement Payment Amount”:  With respect to any Payment Date, the aggregate amount that the Issuer must pay under the Series Hedge Agreements on the Payment Date, excluding any Series Hedge Agreement Termination Payment Amount.

“Series Hedge Agreement Receipts”:  All amounts received under any Series Hedge Agreement.

“Series Hedge Agreement Termination Payment Allocation Amount”: With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of the Series Hedge Agreement Termination Payment Amount that will be payable on the next Payment Date as determined by the Servicer and any such amount due for allocation but not allocated on previous Weekly Allocation Dates.  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Series Hedge

Agreement Termination Payment Allocation Amount is an amount equal to the portion (if any) of the Series Hedge Agreement Termination Payment Amount that will be payable on next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Series Hedge Agreement Termination Payment Amount”:  With respect to any Payment Date, the aggregate amount of any termination payments that the Issuer must pay under the Series Hedge Agreements on the Payment Date.

“Series Hedge Counterparty”:  With respect to any Series of Notes, the Person specified in the applicable Series Supplement, (if any).

“Series IHOP Corp. Consolidated Leverage Ratio Threshold”: With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Series Initial Advance”:  With respect to each Series of Notes, the amount specified in the applicable Series Supplement.

“Series Initial Interest Reserve Deposit Amount”:  With respect to each Series of Notes, the amount specified in the applicable Series Supplement.

“Series Interest Payment Amount”:  With respect to each Series of Notes as to each Payment Date, as provided for in the applicable Series Supplement.

“Series Interest Reserve Account Required Amount”:  For each Series of Notes, as specified in the applicable Series Supplement.

“Series Interest Reserve Release Amount”:  With respect to each Series of Notes, the amount specified in the applicable Series Supplement.

“Series Interest Reserve Release Event”: With respect to each Series of Notes, as specified in the applicable Series Supplement.

“Series Legal Final Maturity Date”:  With respect to each Series of Notes issued hereunder, the Legal Final Maturity Date specified in the applicable Series Supplement.

“Series Minimum Debt Service Coverage Ratio”:  With respect to any Series of Notes as specified in the applicable Series Supplement.

“Series Note Fees”: With respect to each Series of Notes, the fees relating to such Series of Notes as specified in the applicable Series Supplement.

“Series Note Interest Rate”:  With respect to each Series of Notes, the rate of interest per annum (or as otherwise specified in the applicable Series Supplement) applicable to such Series of Notes as indicated in or determined pursuant to the applicable Series Supplement.

“Series Noteholders”:  The Holders of the Notes of any particular Series of Notes.

“Series Notes”:  With respect to each Series of Notes, any notes issued under the Series Supplement relating to such Series of Notes.

“Series of Notes” or “Series”:  Notes issued pursuant to a particular Series Supplement.

“Series Optional Redemption Premium”:  With respect to any Series of Notes, the amount specified in the applicable Series Supplement provided that any Series of Notes shall be subject to Optional Redemption without a redemption premium payable to the Noteholders when the Series Outstanding Principal Amount is less than or equal to 10 percent of the original Outstanding principal amount for such Series of Notes.

“Series Optional Redemption Amount”:  With respect to each Series of Notes, as set forth in the related Series Supplement.

“Series Outstanding Principal Amount”:  With respect to any Series of Notes, the Outstanding principal amount of such Series of Notes.

“Series Redemption Date”:  With respect to each Series of Notes, a Redemption Date.

“Series Supplement”:  With respect to each series of Notes, a series supplement in the form of Exhibit G relating thereto executed pursuant to Section 2.3(c) hereto as amended, modified or supplemented from time to time.

“Series Trigger Reserve Period”:  With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Series Trigger Reserve Proportion”:  As specified in the applicable Series Supplement in relation to a Series DSCR Trigger Reserve Account Deposit Threshold Range.

“Servicer”:  International House of Pancakes, Inc., unless a successor person shall have become the Servicer pursuant to the applicable provisions of this Indenture and the Servicing Agreement, and thereafter “Servicer” shall mean such successor Person.

“Servicer Certificate”:  The meaning specified in the Servicing Agreement.

“Servicer Order”:  A written order or request, as the case may be, dated and signed in the name of the Servicer by an Authorized Officer of the Servicer.

“Servicer Termination Event”:  Any Servicer Termination Event specified in the Servicing Agreement.

“Servicing Agreement”:  The Servicing Agreement, dated as of the Closing Date, among the Servicer, each of the Securitization Entities, IHOP, Inc. (as Servicer), IHOP Corp. (as Guarantor) and the Indenture Trustee (in its capacity as Indenture Trustee), as amended, modified or supplemented from time to time.

“Single Employer Plan”: Any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Single Store Development Agreements”:  Collectively, Existing Single Store Development Agreements and New Single-Store Development Agreements.

“Software”:  The meaning set forth in the definition of Intellectual Property.

“Specified Person”:  The meaning specified in Section 2.6.

“Stated Maturity”:  With respect to any series of Notes, the date specified as the Stated Maturity in the applicable Series Supplement.

“STE Series DSCR Threshold”: With respect to any Series of Notes, as specified in the applicable Series Supplement.

“Subordinate Interests”:  The meaning specified in Section 12.1.

“Subordinated Notes Outstanding”:  With respect to any Subordinated Series of Notes, the Aggregate Outstanding Principal Amount.

“Subordinated Series Additional Interest Allocation Amount”:  With respect to each Subordinated Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, one third of the Series Additional Interest Payment Amount that will be payable on the next Payment Date and any such amount due for allocation but not allocated on previous Weekly Allocation Dates (if any).  With respect to each Senior Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Interest Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Subordinated Series Fee Allocation Amount”:  With respect to each Subordinated Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, one third of the Series Fee Payment Amount that will be payable on the next Payment Date and any such amount due for allocation but not allocated on previous Weekly Allocation Dates (if any).  With respect to each Subordinated Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Fee Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Subordinated Series Insurer Premium Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period and for any Subordinated Series Outstanding, (i) an amount equal to one-third of the Subordinated Series Insurer Premium Payable Amount that will be payable on the immediately succeeding Payment Date and (ii) any such amount due for allocation but not allocated on previous Weekly Allocation Dates, including any Subordinated Series Insurer Premium Allocation Amount due and unpaid for previous Payment Date Periods.  With respect to the fourth and, if applicable, the fifth Weekly Allocation

Date of each Payment Date Period, the Subordinated Series Insurer Premium Allocation Amount is an amount equal to the portion (if any) of the Subordinated Series Insurer Premium Payable Amount that will be payable on the immediately succeeding Payment Date with respect to which the full Subordinated Series Insurer Premium Payable Amount has not been allocated on any of the previous Weekly Allocation Dates for such Payment Date Period.

“Subordinated Series Insurer Premium Payable Amount”:  With respect to any Payment Date, as specified in the applicable Insurer Fee Letter and any Subordinated Series Insurer Premium Payable Amount not previously paid on any Payment Date.

“Subordinated Series Insurer Reimbursement and Expense Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of the Subordinated Series Insurer Reimbursement and Expense Payment that will be payable on the next Payment Date as determined by the Servicer and any such amount due for allocation but not allocated on previous Weekly Allocation Dates (if any).  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Subordinated Series Insurer Reimbursement and Expense Allocation Amount is an amount equal to the portion (if any) of the Subordinated Series Insurer Reimbursement and Expense Payment with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and Previous Payment Date Periods (if any).

“Subordinated Series Insurer Reimbursement and Expense Payment Amount”:  With respect to each Subordinated Series of Notes, the aggregate of all accrued and unpaid Reimbursements and Insurer Expenses relating thereto.

“Subordinated Series Interest Allocation Amount”:  With respect to each Subordinated Series of Notes on the first three Weekly Allocation Dates of each Payment Date Period, one third of the Series Interest Payment Amount that will be payable on the next Payment Date and any such amount due for allocation but not allocated on previous Weekly Allocation Dates (if any).  With respect to each Subordinated Series of Notes on the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the Series Interest Payment Amount that will be payable on the next Payment Date with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods (if any).

“Subordinated Series of Notes”:  Any Series of Notes that by their terms are (a) subordinate as to the right to receive interest and principal in relation to the right to receive interest and principal of any Senior Series of Notes, (b) subordinate as to the right to receive interest in relation to the right to receive interest on any Senior Note and any Senior Subordinated Notes and (c) on a pari passu basis as to the right to receive principal in relation to the right to receive principal of any Senior Subordinated Notes, as specified in the applicable Series Supplement.

“Subordinated Series Principal Payment Account Conditions”:  The meaning specified in Section 10.9.

“Supplemental Servicing Fee”:  An amount not to exceed $1,000,000  during each 12 month period following the Closing Date, which may be drawn by the Servicer in whole or in part on any Weekly Allocation Date in accordance with Section 10.9 hereunder; provided that such amount may be increased for any 12 month period with the consent of the Aggregate Controlling Party.

“Supplier Payment”:  Collectively, the amounts paid by or on behalf of the Issuer to manufacturers of Proprietary Products as payment for the Proprietary Products purchased pursuant to Product Sourcing Agreements.

“Supplier Payment Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of aggregate Supplier Payments that will be required during the immediately succeeding Payment Date Period as estimated by the Servicer in its business judgment and any such amount due for allocation but not allocated on previous Weekly Allocation Dates.  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Supplier Payment Allocation Amount is an amount equal to the portion (if any) of the estimated aggregate Supplier Payments for such Payment Date Period with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and Previous Payment Date Periods.

“Tax”:  Any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, custom duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto.

“Third Party Reimbursed Payment”:  Common charges, taxes and other costs primarily relating to the maintenance of Restaurants and paid by the Issuer on behalf of Franchisees to third parties.

“Third Party Reimbursed Payment Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of aggregate Third Party Reimbursed Payments that will be required during the immediately succeeding Payment Date Period as estimated by the Servicer in its business judgment and any such amount due for allocation but not allocated on previous Weekly Allocation Dates.  With respect to the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the estimated aggregate Third Party Reimbursement Payments for such Payment Date Period with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and previous Payment Date Periods.

“Third Party Reimbursement Amounts”:  Funds received from Franchisees as reimbursement of Third Party Reimbursed Payments.

“Trademarks”:  All trademarks, service marks, trade names, Internet domain names, trade dress, designs, logos, slogans, or other indications of origin, and general intangibles of like nature, whether registered or unregistered, together with all registrations and applications therefore and all goodwill of any business connected with the use of and symbolized thereby.

“Training Fee Amount”: Funds received by the Franchisor as payment for initial or optional trainings provided by designated Franchisees in accordance with the applicable Franchise Agreements and Current Practice.

“Training Fee Reimbursement Payment”: A payment by the Franchisor to a designated Franchisee in consideration for the provision by such designated Franchisee of initial or optional trainings to other Franchisees in accordance with the applicable Franchise Agreements and Current Practice.

“Training Fee Reimbursement Payment Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of aggregate Training Fee Payments that will be required during the immediately succeeding Payment Date Period as estimated by the Servicer in its business judgment and any such amount for allocation but not allocated on previous Weekly Allocation Dates.  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Training Fee Reimbursement Payment Allocation Amount is an amount equal to the portion (if any) of the estimated aggregate Third Party Reimbursement Payments for such Payment Date Period with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period and Previous Payment Date Periods.

“Transaction Documents”:  This Indenture, the Notes, the Asset Transfer Agreements, the Securitization Entity Charter Documents, the Servicing Agreement, the IP License Agreement, the IHOP Operated Restaurant Sub-license Agreement, the Foreign/Type 3 IP License Agreement, the IHOP Corp. IP License Agreement, the IP Security Agreements, any Series Hedge Agreement, any Purchase Agreement, any Insurance Agreement, any Insurance Policy, the Type 1 Property Lease Credit Agreement, the Owned Real Property Credit Agreement, the Credit Agreement Notes, the Assignments of Rents, the Leasehold Mortgages, the Owned Real Property Mortgage, any Insurer Fee Letter, each Account Control Agreement and the Back-Up Servicing Agreement.

“Transfer Agent”:  The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Trigger Release Amount”:  The aggregate amount of funds on deposit in the Trigger Reserve Account for any Series of Notes that are required to be released pursuant to the terms of any Series Supplement.

“Trigger Reserve Account”:  With respect to each Series of Notes, the trust account established pursuant to Section 10.6.

“Trigger Reserve Event”:  An event that shall occur and continue for any particular Series of Notes so long as a Series Trigger Reserve Period is continuing for such Series of Notes as specified in the applicable Series Supplement.

“Trust Estate”:  The Collateral and all rights of the Indenture Trustee under any Insurance Policy, and including, without limitation, all other money, instruments, and other property and rights subject or intended to be subject to the Lien of this Indenture for the benefit of all or any of the Secured Parties as of any particular time, including all proceeds thereof.

“Trust Officer”:  When used with respect to the Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee) including any vice president, assistant vice president or officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

“Type 1 Franchisee Subleases”:  Subleases relating to any Type 1 Property Lease.

“Type 1 Property Lease Asset Sale Agreement”:  The meaning specified in the definition of Asset Sale Agreements.

“Type 1 Property Lease Credit Agreement”:  The secured credit agreement between the Issuer and IHOP Property Leasing, as amended, modified or supplemented from time to time.

“Type 1 Property Lease Payment”:  A payment by the Franchisor to a Type 1 Property Lessor.

“Type 1 Property Lease Payment Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of aggregate Type 1 Property Lease Payments that will be required during the immediately succeeding Payment Date Period as estimated by the Servicer in its business judgment and any such amount for allocation but not allocated on the immediately previous Weekly Allocation Date.  With respect to the fourth and, if applicable, fifth Weekly Allocation Date of each Payment Date Period, an amount equal to the portion (if any) of the estimated aggregate Type 1 Property Lease Payments for such Payment Date Period with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period.

“Type 1 Property Leases”:  Collectively, the Existing Type 1 Property Leases and New Type 1 Property Leases.

“Type 1 Property Lessors”:  Property lessors under Type 1 Property Leases.

“Type 2 Franchisee Subleases”:  Subleases relating to any Type 2 Property Lease (excluding for the avoidance of doubt, any Type 3 Assets).

“Type 2 Franchisee Payments”: Franchise Payments, Equipment Lease Payments and Franchisee Note Payments, and Lease Payments and other payments received from Franchisees under Type 2 Franchisee Subleases.

“Type 2 Property Lease Payment”:  A payment by the Franchisor to a Type 2 Property Lessor.

“Type 2 Property Lease Payment Allocation Amount”:  With respect to the first three Weekly Allocation Dates of each Payment Date Period, an amount equal to one-third of aggregate Type 2 Property Lease Payments that will be required during the immediately succeeding Payment Date Period as estimated by the Servicer in its business judgment and any such amount for allocation but not allocated on the immediately previous Weekly Allocation Date.  With respect to the fourth and, if applicable, the fifth Weekly Allocation Date of each Payment Date Period, the Type 2 Property Lease Payment Allocation Amount is an amount equal to the portion (if any) of the estimated aggregate Type 2 Property Lease Payments for such Payment Date Period with respect to which an allocation was not made on the previous Weekly Allocation Dates for such Payment Date Period.

“Type 2 Property Leases”:  Collectively, the Existing Type 2 Property Leases and New Type 2 Property Leases.

“Type 2 Property Lessors”:  Property Lessors under Type 2 Property Leases.

“Type 3 Assets”:  Collectively, the Type 3 Leasehold Assets, the Type 3 Contract Rights and the Type 3 Real Estate Assets (none of which are part of the Securitization Transaction).

“Type 3 Contract Rights”: All of the Type 3 Franchise Agreements, the Type 3 Area License Agreements, the Type 3 Multi-Store Development Agreements, the Type 3 Franchisee Notes and the Type 3 Equipment Leases.

“Type 3 Area License Agreements”: All of the area license agreements identified on Schedule 27 to the Parent Asset Sale Agreements, including all accrued and future rights to payment thereunder.

“Type 3 Equipment Leases”: All of the equipment leases identified on Schedule 8 to the Parent Asset Sale Agreement, including the residual interest, if any, in the related equipment and the security interest in that equipment.

“Type 3 Franchise Agreements”: All of the franchise agreements identified on Schedule 9 to the Parent Asset Sale Agreement, together with all accrued and future rights to payment thereunder.

“Type 3 Franchisee Notes”: All of the franchisee notes identified on Schedule 11 to the Parent Asset Sale Agreement, including all accrued and future rights to payment thereunder.

“Type 3 IHOP Restaurant”: Any Restaurant that has been listed on a schedule to the Parent Asset Sale Agreement as a Type 3 IHOP Restaurant; provided that an IHOP Restaurant shall cease to be a Type 3 IHOP Restaurant at such time as the related Type 3 Assets have been transferred to the Securitization Entities in the manner contemplated by the Parent Asset Sale Agreement and the Lease Subsequent Asset Sale Agreement.  These consist of IHOP Restaurants that IHOP, Inc. has identified as being potentially affected by certain misstatements in Uniform Franchise Offering Circulars previously delivered to the affected Franchisees (which misstatements were subsequently corrected) relating to the status of certain trademark registrations at the Patent and Trademark Office.

“Type 3 Leasehold Assets”: Collectively, Type 3 Property Leases and the Type 3 Franchisee Subleases.

“Type 3 Multi-Store Development Agreements”: All of the multi-store development agreements identified on Schedule 7 to the Standard Terms of Asset Sale Agreements.

“Type 3 Owned Real Property”: The real properties owned by IHOP Inc. or one or more of its Affiliates on which Type 3 IHOP Restaurants are located.

“Type 3 Property Lease”: A lease of a real property where a Type 3 IHOP Restaurant is located, which has been subleased by IHOP Inc. or an Affiliate thereof to the related Franchisee.

“Type 3 Real Estate Assets”: Collectively, the Type 3 Owned Real Property together with the Type 3 Property Leases.

“UCC”:  The Uniform Commercial Code as in effect from time to time in the State of New York or, when the context requires, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Unhedged Floating Rate Note Principal Limit”: With respect to any Series of Notes, as specified in the applicable Series Supplement.

“U.S.”, “United States”: The United States of America (including its territories and possessions)

“U.S. Person”:  The meaning given in Regulation S under the Securities Act.

“Weekly Allocation Date”:  The meaning specified in Section 10.9.

“Weekly Collections Allocation Period”: The weekly period commencing on 12:00a.m. (New York time) on each Sunday and ending on 11:59p.m. (New York time) on each Saturday; provided, however, that the first Weekly Collection Allocation Period following the Closing Date shall be the period commencing on 12:00a.m. (New York time) on the Closing Date and ending on 11:59p.m. (New York time) on Saturday, March 24, 2007.

“Weekly Servicer’s Report”:  The meaning specified in Section 12.1(a).

“Weekly Servicing Fee”:  With respect to each Weekly Allocation Date, an amount equal to the quotient of (a) $27,000,000 (subject to an increase as of each anniversary of the Closing Date by a percentage equal to the lesser of (i) the unadjusted 12-months change in the consumer price index released by the U.S. Department of Labor as of such time (if greater than zero) and (ii) 3%) and (b) 52.

SCHEDULE 1

LIST OF SUBSIDIARIES OF THE ISSUER

IHOP Property Leasing, LLC

IHOP Properties, LLC

IHOP Real Estate, LLC

IHOP IP, LLC

SC1-1

SCHEDULE 2

LIST OF ELIGIBLE INVESTMENTS

Any one or more negotiable instruments or securities, purchased at or less than their par value, payable in Dollars, issued by an entity organized under the laws of the United States of America (or by the United States of America) and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the “r” symbol attached to its rating and any security the payments on which are subject to withholding tax):

(a)           obligations that are direct obligations the full and timely payment of which is to be made by, or obligations that are fully guaranteed as to principal and interest by, the United States of America other than financial contracts whose value depends on the values or indices of asset values; provided that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(b)           demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated in the highest short-term debt rating category respectively by Moody’s and by S&P and which is subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment the long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P and from Moody’s in the highest long-term debt rating category respectively;

(c)           commercial paper having, original maturities of not more than 270 days and a remaining term to maturity upon purchase of not later than the Business Day preceding the next Payment Date, a rating from Moody’s and S&P in the highest short-term debt rating category, respectively, and that has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(d)           bankers’ acceptances issued by any depositary institution or trust company described in clause (b) above;

(e)           investments in money market funds that have as one of their investment objectives the maintenance of a constant net asset value rated “Aaa” by Moody’s and “AAA” by S&P or otherwise approved in writing by the Aggregate Controlling Party and the Rating Agencies; and

(f)            any other instruments or securities, if approved in writing by the Aggregate Controlling Party and the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes;

SC2-1

provided that (i) no investment described shall evidence either the right to receive (A) only interest with respect to such investment or (B) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations and (ii) such Eligible Investments shall mature prior to the immediately succeeding Payment Date.

Each Eligible Investment shall not be subject to deduction or withholding for or on account of any withholding or similar tax, unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Co-Issuers (free and clear of taxes, whether assessed against such obligor or the Co-Issuers) will equal the full amount that the Co-Issuers would have received had no such deduction or withholding been required.

Eligible Investments may include, without limitation, investments for which the Indenture Trustee or an Affiliate of the Indenture Trustee provides services and, in each case, that otherwise fall within the foregoing provisions of this definition.

SC2-2

SCHEDULE 3

LIST OF NON-ASSIGNABLE THIRD PARTY INTELLECTUAL PROPERTY

A.            Software Non-Exclusive License Agreement, dated May 31, 1995 between Lawson Associates Inc. and IHOP Corp (and two addenda)

B.            Major Account Sales Agreement, dated January 1, 2002, between MICROS Systems Inc. and IHOP Corp. (and Amendment, dated January 1, 2002)

C.            Microsoft

1.             Microsoft Enterprise Agreement, dated November, 17, 2003, between Microsoft Licensing, GP and IHOP Corp.

2.             Microsoft Enterprise Enrollment (direct) dated November 1/17/03 between Microsoft Licensing GP and IHOP Corp.

D.            Business Objects License Agreement, dated December 21, 2004, between Business Objects America and IHOP Inc. (and Order Schedules)

E.             Hyperion

1.             Software License and Services Agreement, dated June 30, 2005, between Hyperion Solutions Corporation and IHOP Corp. (and Order Schedules)

2.             Hyperion Maintenance Service Agreement, dated June 28, 2002, between Hyperion Solutions Corporation and IHOP Corp.

3.             Professional Services Statement of Work, dated June 29, 2005, between Hyperion Solutions Corporation and IHOP Corp.

Services Agreement, dated April 1, 2005, between Vertical Pitch, LLC and IHOP Corp.  (The license is non-transferable.)

F.             Consulting Services Agreement, dated March 18, 2005, between Marketing Technologies Group (an alliance partner of Hyperion) and IHOP Corp.

G.            Oracle

1.             Oracle License and Services Agreement dated November 25, 2003, between Oracle Corp. and IHOP Corp. (and Ordering Document, dated February 22, 2005)

2.             Oracle License and Services Agreement, dated June 19, 2006, between Oracle USA, Inc. and IHOP Corp.

H.            Hitachi

SC3-1

1.             Engagement Letter, dated November 25, 2003, between Hitachi Consulting Corporation and IHOP Corporation (relating to Phase I of the Oracle Implementation Project)

2.             Engagement Letter, dated June 3, 2004, between Hitachi Consulting Corporation and IHOP Corporation (relating to Phase II of the Oracle Implementation Project)

3.             Master Consulting Agreement, dated October 10, 2006, between Hitachi Consulting Corporation and IHOP Corporation

SC3-2

SCHEDULE 5

LIST OF PROPRIETARY PRODUCTS

Product Number	Product Name
36345	Buttermilk Pancake Mix
36346	Egg Pancake Mix
36352	Harvest Grain ‘n Nut Pancake Mix
32496	Corn Cake Pancake Mix
36361	Golden Belgian Waffle Mix

SC5-1

SCHEDULE 7.9

COMPETITIVE BUSINESS

Any transaction involving a business identified to the Aggregate Controlling Party on the Closing Date by separate letter.

SC7.9-1

SCHEDULE 7.12(g)

LIENS (COLLATERAL)

None

SC7.12(g)-1

SCHEDULE 7.12(U)

MATERIALLY ADVERSE PROCEEDINGS

None

SC7.12(u)-1

SCHEDULE 7.16

LIENS (ISSUER/CO-ISSUER)

None

SC7.16-1

EXHIBIT A

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM REGULATION S GLOBAL
NOTE TO RULE 144A GLOBAL NOTE

(Transfers and exchanges pursuant to § 2.5(d)(ii) of the Base Indenture)
[Transferor Certificate]

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue, MAC N9311-161
Minneapolis, MN 55479
Attn: Corporate Trust Services/Asset Backed Administration

Re:          Series 20[  ]-[  ] Notes due [        ] of
IHOP Franchising, LLC and IHOP IP, LLC (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of March 16, 2007 (the “Base Indenture”), among IHOP Franchising, LLC (the “Issuer”), IHOP IP, LLC (the “Co-Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                        principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. [                      ]) and held with DTC, the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person that will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP No. [                      ]).

In the case of a transfer or exchange, the Transferor hereby certifies that:

(1)           it reasonably believes that the Transferee acquiring such interest in the Rule 144A Global Note is a QIB (who is also a QP) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other relevant jurisdiction.

(2)           [the offer of the Notes was note was not made to a Competitor]*

*              Applies only if such restriction is applicable to the Notes to be transferred as set forth in the legend relating to such Notes.

[For purposes of this certificate, “Competitor” means any Person that is a direct or indirect franchisor, franchisee, licensee, owner or operator of a large regional or national family restaurant serving the ‘breakfast daypart’ (as such term is commonly used in the restaurant industry), including but not limited to a Franchisee or Area Licensee; provided, however, that a Person shall not be a Competitor solely by virtue of its direct or indirect ownership of less than five (5) percent of the equity interests in a “Competitor”; provided, further that a franchisee or a

EX-A-1

licensee shall only be a “Competitor” if it, or its Affiliates, directly or indirectly owns, franchise or licenses in the aggregate ten or more individual locations of a particular concept.]

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Co-Issuer and the Initial Purchaser of the Notes being transferred or exchanged.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

cc:                                 IHOP Franchising, LLC
450 North Brand Boulevard
Glendale, CA 91203

IHOP IP, LLC
450 North Brand Boulevard
Glendale, CA 91203

EX-A-2

EXHIBIT B

FORM OF REGULATION S TRANSFEREE CERTIFICATE
FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM RULE 144A GLOBAL
NOTE TO REGULATION S GLOBAL NOTE

(Transfers and exchanges pursuant to § 2.5(d)(iii) of the Base Indenture)
[Transferor Certificate]

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue, MAC N9311-161
Minneapolis, MN 55479
Attn: Corporate Trust Services/Asset Backed Administration

Re:          Series 20[  ]-[  ] Notes due [        ] of
IHOP Franchising, LLC and IHOP IP, LLC (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of March 16, 2007 (the “Base Indenture”), among IHOP Franchising, LLC (the “Issuer”), IHOP IP, LLC (the “Co-Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                      principal amount of Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP No. [                        ]) and held with DTC, the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person that will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [                        ]).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that in the case of a transfer or an exchange, the transfer or exchange of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including in accordance with Rule 903 or 904 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly the Transferor does hereby certify that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either:

(A)                              at the time the buy order was originated, the transferee or exchangee was  outside the United States or the Transferor and any person acting on its  behalf reasonably believed that the transferee or exchangee was outside the United States, or

EX-B-1

(B)                                the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting  on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3)                                  no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) or Regulation S, as applicable;

(4)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)                                  upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary and may be held through Euroclear or Clearstream or both.

(6)                                  [The offer of the Notes was note was not made to a Competitor]*

*                    Applies only if such restriction is applicable to the Notes to be transferred as set forth in the legend relating to such Notes.

[For purposes of this certificate, “Competitor” means any Person that is a direct or indirect franchisor, franchisee, licensee, owner or operator of a large regional or national family restaurant serving the ‘breakfast daypart’ (as such term is commonly used in the restaurant industry), including but not limited to a Franchisee or Area Licensee; provided, however, that a Person shall not be a Competitor solely by virtue of its direct or indirect ownership of less than five (5) percent of the equity interests in a “Competitor”; provided, further that a franchisee or a licensee shall only be a “Competitor” if it, or its Affiliates, directly or indirectly owns, franchise or licenses in the aggregate ten or more individual locations of a particular concept.]

In addition, the Transferor hereby certifies that it reasonably believes that the Transferee acquiring such interest in the Note is a QP.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Co-Issuer and the Initial Purchaser of the Notes being transferred or exchanged.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

cc:                                 IHOP Franchising, LLC
450 North Brand Boulevard
Glendale, CA 91203

IHOP IP, LLC
450 North Brand Boulevard
Glendale, CA 91203

EX-B-2

EXHIBIT C

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM DEFINITIVE
NOTE TO REGULATION S GLOBAL NOTE

(Transfers and exchanges pursuant to § 2.5(e)(i) of the Base Indenture)
[Transferee Certificate]

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue, MAC N9311-161
Minneapolis, MN 55479
Attn: Corporate Trust Services/Asset Backed Administration

Re:          Series 20[  ]-[  ] Notes due [        ] of
IHOP Franchising, LLC and IHOP IP, LLC (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of March 16, 2007 (the “Base Indenture”), among IHOP Franchising, LLC (the “Issuer”), IHOP IP, LLC (the “Co-Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                     principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. [                    ]) and held with DTC, the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person (the “Transferee”) who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [                    ]) which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferee does hereby certify that in the case of an exchange or transfer, that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Notes and pursuant to Rule 903 or 904 of Regulation S, including that the Transferee is neither a U.S. Person nor a U.S. Resident.  In addition, the Transferee hereby certifies that it is a QP.  [In addition, the Transferee does hereby certify that it is not a Competitor.]*

*                    Applies only if such restriction is applicable to the Notes to be transferred as set forth in the legend relating to such Notes.

[For purposes of this certificate, “Competitor” means any Person that is a direct or indirect franchisor, franchisee, licensee, owner or operator of a large regional or national family restaurant serving the ‘breakfast daypart’ (as such term is commonly used in the restaurant industry), including but not limited to a Franchisee or Area Licensee; provided, however, that a Person shall not be a Competitor solely by virtue of its direct or indirect ownership of less than five (5) percent of the equity interests in a “Competitor”; provided, further that a franchisee or a licensee shall only be a “Competitor” if it, or its Affiliates, directly or indirectly owns, franchise or licenses in the aggregate ten or more individual locations of a particular concept.]

EX-C-1

The Transferee hereby agrees that any future resale, pledge, transfer or exchange of such Notes may be made only (i) to a person who the seller reasonably believes is a QIB (who is also a QP) in a transaction meeting the requirements of Rule 144A, or (ii) in an offshore transaction complying with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act. The Transferee will notify any purchaser of Notes from it of the resale restrictions referred to above, if then applicable.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Co-Issuer and the Initial Purchaser of the initial offering of such Notes being transferred or exchanged.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferee]
By:
Name:
Title:
Dated:

cc:                                 IHOP Franchising, LLC
450 North Brand Boulevard
Glendale, CA 91203

IHOP IP, LLC
450 North Brand Boulevard
Glendale, CA 91203

EX-C-2

EXHIBIT D

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM DEFINITIVE
NOTE TO DEFINITIVE NOTE

(Transfers and exchanges pursuant to §  2.5(e)(ii) of the Base Indenture)
[Transferee Certificate]

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue, MAC N9311-161

Minneapolis, MN 55479

Attn: Corporate Trust Services/Asset Backed Administration

Re:          Series 20[  ]-[  ] Notes due [        ] of
IHOP Franchising, LLC and IHOP IP, LLC (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of March 16, 2007 (the “Base Indenture”), among IHOP Franchising, LLC (the “Issuer”), IHOP IP, LLC (the “Co-Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                        principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. [                   ]), the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person (the “Transferee”) who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. [                       ]).

In connection with such request and in respect of such Notes, the Transferee does hereby certify that it is purchasing the Notes for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is either (a) a QIB and a QP or (b) a QP that is not a U.S. Person. [In addition, the Transferee does hereby certify that it is not a Competitor.]*

*                    Applies only if such restriction is applicable to the Notes to be transferred as set forth in the legend relating to such Notes.

[For purposes of this certificate, “Competitor” means any Person that is a direct or indirect franchisor, franchisee, licensee, owner or operator of a large regional or national family restaurant serving the ‘breakfast daypart’ (as such term is commonly used in the restaurant industry), including but not limited to a Franchisee or Area Licensee; provided, however, that a Person shall not be a Competitor solely by virtue of its direct or indirect ownership of less than five (5) percent of the equity interests in a “Competitor”; provided, further that a franchisee or a licensee shall only be a “Competitor” if it, or its Affiliates, directly or indirectly owns, franchise or licenses in the aggregate ten or more individual locations of a particular concept.]

EX-D-1

The Transferee hereby agrees that any future resale, pledge, transfer or exchange of such Notes may be made only (i) to a person who the seller reasonably believes is a QIB (who is also a QP) in a transaction meeting the requirements of Rule 144A, or (ii) in an offshore transaction complying with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act. The Transferee will notify any purchaser of Notes from it of the resale restrictions referred to above, if then applicable.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Co-Issuer and the Initial Purchaser of the initial offering of such Notes being transferred or exchanged.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferee]
By:
Name:
Title:
Dated:

cc:	IHOP Franchising, LLC
450 North Brand Boulevard
Glendale, CA 91203

IHOP IP, LLC
450 North Brand Boulevard
Glendale, CA 91203

EX-D-2

EXHIBIT E

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM GLOBAL NOTE
NOTE TO BENEFICIAL HOLDER

(Transfers and exchanges pursuant to §  [         ] of the Base Indenture)
[Transferee Certificate]

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue, MAC N9311-161
Minneapolis, MN 55479
Attn: Corporate Trust Services/Asset Backed Administration

Re:          Series 20[  ]-[  ] Notes due [        ] of
IHOP Franchising, LLC and IHOP IP, LLC (the “Notes”)

Reference is hereby made to the Base Indenture, dated as of March 16, 2007 (the “Base Indenture”), among IHOP Franchising, LLC (the “Issuer”), IHOP IP, LLC (the “Co-Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), supplemented by the Series 20[  ]-[  ] Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This certificate relates to US$                       principal amount of Notes which are evidenced by one or more [Regulation S] [Rule 144A] Global Notes (CUSIP No. [                     ]) and held with DTC, the beneficial interest of which is held by [insert name of transferor/exchanger] (the “Transferor”).  The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person (the “Transferee”) who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. [                     ]) which amount, immediately after such transfer, is to be held with the Transferee.

In connection with such request and in respect of such Notes, the Transferee does hereby certify that it is purchasing the Notes for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is either (a) a QIB and a QP or (b) a QP that is not a U.S. Person. [In addition, the Transferee does hereby certify that it is not a Competitor.]*

*              Applies only if such restriction is applicable to the Notes to be transferred as set forth in the legend relating to such Notes.

[For purposes of this certificate, “Competitor” means any Person that is a direct or indirect franchisor, franchisee, licensee, owner or operator of a large regional or national family restaurant serving the ‘breakfast daypart’ (as such term is commonly used in the restaurant industry), including but not limited to a Franchisee or Area Licensee; provided, however, that a Person shall not be a Competitor solely by virtue of its direct or indirect ownership of less than five (5) percent of the equity interests in a “Competitor”; provided, further that a franchisee or a licensee shall only be a “Competitor” if it, or its Affiliates, directly or indirectly owns, franchise or licenses in the aggregate ten or more individual locations of a particular concept.]

EX-E-1

The Transferee hereby agrees that any future resale, pledge, transfer or exchange of such Notes may be made only (i) to a person who the seller reasonably believes is a QIB (who is also a QP) in a transaction meeting the requirements of Rule 144A, or (ii) in an offshore transaction complying with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act. The Transferee will notify any purchaser of Notes from it of the resale restrictions referred to above, if then applicable.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Co-Issuer and the Initial Purchaser of the initial offering of such Notes being transferred or exchanged.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferee]
By:
Name:
Title:
Dated:

cc:                                 IHOP Franchising, LLC
450 North Brand Boulevard
Glendale, CA 91203

IHOP IP, LLC
450 North Brand Boulevard
Glendale, CA 91203

EX-E-2

EXHIBIT F

FORM OF REVOCABLE STANDING INSTRUCTION

[Letterhead of IHOP Franchising , LLC]

Wells Fargo Bank, National Association,
as Lock-Box Bank

LA RCBO
333 South Grand Ave, 3rd Floor
Los Angeles, CA 90071
Attn: [John Cate]

March 16, 2007

Re: IHOP Franchising, LLC

Reference is made to the base indenture, dated as of March 16, 2007, among IHOP Franchising, LLC (the “Issuer”), IHOP IP, LLC (the “Co-Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) (together with any Series Supplement, as may be amended or supplemented, the “Indenture”).  All capitalized terms not defined herein shall have the meanings assigned to them under the Indenture.

In accordance with Section 10.9(v) of the Indenture, the Issuer hereby instructs  the Lock-Box Bank to withdraw all funds on deposit in the Residual Account on each Weekly Allocation Date (after all deposits to such account have been made on such date, but excluding any portion of such funds on deposit therein as the Issuer determined are to be applied to the repayment, decrease or other reduction of the balance under any Series of Notes (together with any interest or other amounts payable thereunder in connection with such repayment, decrease or other reduction), which the Issuer shall instruct to be so applied (and for no other purpose) and transfer such amount by wire transfer to the following account at [BANK], Account #                    (the “Standing Instruction”).

IHOP Holdings hereby (a) acknowledges and agrees that pursuant to the Standing Instruction, all funds it would otherwise receive as dividends from the Issuer in accordance with the Issuer’s limited liability company agreement will be paid as distributions from it directly to International House of Pancakes, Inc. and (b) directs the Issuer to cause such funds to be transferred to IHOP Inc. pursuant to the Standing Instruction.

This Standing Instruction is revocable by each of the Issuer and IHOP Holdings at any time and for any reason; provided, however, that such revocation shall be received by the Indenture Trustee at least five (5) Business Days prior to its effectiveness.

EX-F-1

Very truly yours,

IHOP Franchising, LLC

By:
Name:
Title
Acknowledged and agreed,

IHOP Holdings, LLC

By:
Name:
Title:

Wells Fargo Bank, National Association,
as Lock-Box Bank

By:
Name:
Title:

EX-F-2

EXHIBIT J

FORM OF WEEKLY SERVICER’S REPORT

EX-J-1

EXHIBIT K

FORM OF MONTHLY SERVICER’S CERTIFICATE

[DATE]

Series 20[  ]-[  ] Notes
Monthly Collection Period: [MM/DD/YY] — [MM/DD/YY]
Payment Date: [MM/DD/YY]

Reference is made to the Base Indenture, dated as of March 16, 2007, among IHOP Property Leasing, LLC, IHOP IP, LLC and Wells Fargo Bank, National Association (as amended, supplemented and otherwise modified from time to time, the “Indenture”) and the Servicing Agreement, dated as of March 16, 2007, among IHOP Franchising, LLC, IHOP IP, LLC, IHOP Property Leasing, LLC, IHOP Properties, LLC, IHOP Real Estate, LLC, International House of Pancakes, Inc., IHOP Corp., and Wells Fargo Bank, National Association (the “Servicing Agreement”).  Capitalized terms otherwise not defined herein shall have the meaning assigned to them in the Indenture or the Servicing Agreement.

This Monthly Servicer’s Certificate is delivered pursuant to Section 12.1(b) of the Indenture and Section 3.1(c) of the Servicing Agreement. The undersigned, on behalf of the Servicer, hereby certifies as follows:

(A) Attached is a true and correct copy of the Monthly Servicer’s Report; and

(B) Except as otherwise previously provided in any other notices, no Servicer Termination Event, Event of Default or Default has occurred or is continuing.

By:
Name:
Title:

[ATTACH MONTHLY SERVICER’S REPORT]

EX-K-1

EXHIBIT L

FORM OF MONTHLY SERVICER’S REPORT

EX-L-1

EXHIBIT M

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

[DATE]

Series 20[  ]-[  ] Notes

Monthly Collection Period: [MM/DD/YY] — [MM/DD/YY]

Payment Date: [MM/DD/YY]

Reference is made to the Base Indenture, dated as of March 16, 2007, among IHOP Property Leasing, LLC, IHOP IP, LLC and Wells Fargo Bank, National Association (as amended, supplemented and otherwise modified from time to time, the “Indenture”) and the Servicing Agreement, dated as of March 16, 2007, among IHOP Franchising, LLC, IHOP IP, LLC, IHOP Property Leasing, LLC, IHOP Properties, LLC, IHOP Real Estate, LLC, International House of Pancakes, Inc., IHOP Corp., and Wells Fargo Bank, National Association (the “Servicing Agreement”).  Capitalized terms otherwise not defined herein shall have the meaning assigned to them in the Indenture or the Servicing Agreement.

This Monthly Noteholders’ Statement is delivered pursuant to Section 12.1(c) of the Indenture and Section 3.1(b) of the Servicing Agreement. The undersigned, on behalf of the Servicer and the Issuer, hereby certifies as follows:

(A) To the knowledge of the Servicer, the historical information contained herein is true and correct in all material respects;

(B) The forward looking information contained herein has been prepared in good faith based on information in the Servicer’s possession and/or reasonably available to the Servicer as of the date hereof; and

(C) Except as otherwise set forth herein, the Servicer has performed in all material respects its obligations under each Transaction Document since the date of the previously delivered Monthly Noteholders’ Statement.

By:
Name:
Title:

[ATTACH MONTHLY SERVICER’S REPORT]

EX-M-1

EXHIBIT Q

FORM OF LIEN FILING INSTRUMENT (INTELLECTUAL PROPERTY)

EX-Q-1